                                  SCHEDULE 14C
                                 (RULE 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


/x/  Preliminary Information Statement
/ / Confidential, for Use of the Commission Only (as Permitted by Rule 14c-5(d)(2))
/ /  Definitive Information Statement


                           BIOCHEM INTERNATIONAL INC.

Payment of Filing Fee (Check the appropriate box):


/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.


     (1)  Title of each class of securities to which transaction applies:

                     Common Stock, par value $.02 per share

     (2)  Aggregate number of securities to which transaction applies:

                     13,212,782 shares of common stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                        $6.28

     (4)  Proposed maximum aggregate value of transaction:

                                  $83,000,000

     (5)  Total fee paid:

                                      $16,600


/x/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                           BIOCHEM INTERNATIONAL INC.
                             N7 W22025 JOHNSON ROAD
                           WAUKESHA, WISCONSIN 53186

                        _______________________________

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON [___________,] 1999
                        _______________________________


     Notice is hereby given that a special meeting (the "Special Meeting") of stockholders of Biochem International Inc. ("BCI") will be held on [_______________], 1999 at 10:00 a.m., local time, at the offices of BCI's attorneys, Holleb & Coff, 55 E. Monroe Street, Suite 4100, Chicago, Illinois 60603, to consider and act upon the following:

     1. The approval of the Agreement and Plan of Reorganization, dated as of October 9, 1998 (the "Agreement"), by and among BCI, Smiths Industries, Inc., a Florida corporation ("Smiths"), BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Smiths ("Merger Sub"), Smiths Industries plc, a corporation organized under the laws of England and Wales, David H. Sanders, individually, David H. Sanders, as Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, and Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990. Under the Agreement, Merger Sub will be merged with and into BCI (the "Merger"), with BCI as the surviving corporation. The surviving corporation will be a subsidiary of Smiths and will change its name to SIMS Biochem, Inc. In connection with the Merger, each share of BCI's common stock, par value $.02 per share ("Common Stock"), outstanding on the effective date of the Merger, other than Common Stock held in BCI's treasury or held by those stockholders who perfect their appraisal rights under Delaware law, will be converted into the right to receive approximately $6.28 in cash, without interest. Details of the Merger and other important information are set forth more fully in the enclosed Information Statement, which you are urged to read carefully.

     2. The transaction of such other business as may properly come before the Special Meeting and any adjournment thereof. BCI's Board of Directors is not aware of, and does not intend to raise, any other matters for consideration at the Special Meeting.

     Reference is made to the enclosed Information Statement for more complete information concerning the matters to be acted upon at the Special Meeting.

     Only holders of Common Stock at the close of business on [__________], 1998, are entitled to vote at the Special Meeting on the approval and adoption of the Agreement, and the consummation of the transactions contemplated thereby. A list of such holders will be open to the examination of any stockholder during regular business hours for a period of ten (10) days prior to the Special Meeting at the offices of BCI at N7 W22025 Johnson Road, Waukesha, Wisconsin 53186.

     In a separate Voting Agreement dated October 9, 1998, David H. Sanders, individually, David H. Sanders, as Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990 and Frank A. Katarow agreed to vote all outstanding Common Stock owned by them in favor of the Merger. Approval of the Agreement requires the affirmative vote of the holders of a majority of the outstanding Common Stock. The parties to the Voting Agreement control more than 73% of the outstanding Common Stock. Accordingly, the votes of those parties at the Special Meeting will be sufficient to approve the Agreement without the vote of any other stockholder of BCI.

     Pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), if the Agreement is approved by the affirmative vote of the holders of a majority of the outstanding Common Stock at the Special Meeting and the Merger is effected by BCI, any stockholder (i) who files with BCI, before the taking of the vote on the approval of the Merger, a written notice that such stockholder thereby intends to demand an appraisal for such stockholder's shares if the Merger is consummated, and (ii) whose shares are not voted in favor of the Agreement (including any holder of

Common Stock who abstains, which abstention will be treated as a "no" vote for purposes of determining whether the Agreement has been adopted or approved), may have the right to initiate a proceeding for a judicially determined appraisal of the value of such stockholder's shares of Common Stock. BCI and any such stockholder shall in such case have the rights and duties and shall follow the procedures set forth in Section 262 of the DGCL.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                             By order of the Board of Directors,


                                             /s/ David H. Sanders
                                             --------------------------------
                                             David H. Sanders
                                             Chairman and Assistant Secretary

[___________], 1998
Waukesha, Wisconsin

                           BIOCHEM INTERNATIONAL INC.
                             N7 W22025 JOHNSON ROAD
                           WAUKESHA, WISCONSIN 53186
                                 (414) 542-3100



         INFORMATION STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                      AND
                           NOTICE OF APPRAISAL RIGHTS



                                  INTRODUCTION

     This Information Statement and Notice of Appraisal Rights (collectively, the "Information Statement") is being furnished on behalf of the Board of Directors (the "Board") of Biochem International Inc., a Delaware corporation ("BCI"), to holders of record of the common stock, par value $.02 per share, of BCI (the "Common Stock"), as of the close of business on [__________], 1998 (the "Record Date"), in connection with a special meeting (the "Special Meeting") of stockholders of BCI to be held on [______________], 1999 at the offices of BCI's attorneys, Holleb & Coff, 55 E. Monroe Street, Suite 4100, Chicago, Illinois 60603, at 10:00 a.m., local time. This Information Statement is first being mailed or given to stockholders on or about [______________], 1998.

     At the Special Meeting, holders of Common Stock as of the Record Date will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Reorganization, dated as of October 9, 1998 (the "Agreement"), by and among BCI, Smith Industries, Inc., a Florida corporation ("Smiths"), BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Smiths ("Merger Sub"), Smiths Industries plc, a corporation organized under the laws of England and Wales, David H. Sanders, individually, David H. Sanders, as Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, and Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated April 16, 1990. Pursuant to the Agreement, Merger Sub will be merged with and into BCI (the "Merger"), with BCI surviving the Merger as a subsidiary of Smiths. The surviving corporation will change its name to SIMS Biochem, Inc. In the Merger, each share of Common Stock outstanding at the effective time of the Merger (other than Common Stock held by stockholders who perfect their appraisal rights under Delaware law or in BCI's treasury) will be converted into the right to receive approximately $6.28 per share in cash, without interest.



                       WE ARE NOT ASKING YOU FOR A PROXY,
                 AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


     In a separate Voting Agreement (the "Voting Agreement"), dated October 9, 1998, David H. Sanders, individually, David H. Sanders, as Trustee of the David
H. Sanders Revocable Trust U/A dated April 9, 1982, Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990 and Frank
A. Katarow agreed to vote all outstanding Common Stock owned by them in favor of the Merger. Approval of the Agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding Common Stock. The parties to the Voting Agreement control more than 73% of the outstanding Common Stock. Accordingly, the votes of those parties at the Special Meeting will be sufficient to approve the Agreement without the vote of any other stockholder of BCI.

     Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Special Meeting on the approval and adoption of the Agreement, including the consummation of the transactions contemplated thereby. As of the Record Date, the Common Stock was held by approximately [_____] stockholders of record.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting with respect to the proposal to approve the Agreement. BCI is not soliciting proxies. The presence of the parties to the Voting Agreement will be sufficient to constitute the required quorum. Under the laws of the State of Delaware and BCI's Certificate of Incorporation, the affirmative votes of the holders of at least a majority of all votes entitled to be cast by holders of Common Stock issued and outstanding on the Record Date are required to approve the Agreement. The parties to the Voting Agreement have sufficient voting power to approve the Agreement at the Special Meeting without the vote of any other stockholder of BCI.

     BCI has not authorized anyone to provide you with information that is different than what is contained in this Information Statement. You should only rely on information provided here or otherwise authorized by BCI. Smiths has supplied all information in this Information Statement pertaining to Smiths and Merger Sub and BCI has supplied all other information.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION OR PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

       The date of this Information Statement is [______________], 1998.

                               TABLE OF CONTENTS



INTRODUCTION..........................................................  1

TABLE OF CONTENTS.....................................................  3

AVAILABLE INFORMATION.................................................  5

THE SPECIAL MEETING...................................................  5

THE PARTIES...........................................................  5
  BCI.................................................................  5
  MERGER SUB..........................................................  6
  SMITHS..............................................................  6

BACKGROUND AND REASONS FOR THE MERGER.................................  6

INTERESTS OF CERTAIN PERSONS IN THE MERGER............................  8

RECOMMENDATION OF THE BOARD...........................................  9

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES........................  9

EFFECT OF THE MERGER ON BCI'S STOCKHOLDERS............................ 10
  STATUS AS STOCKHOLDERS.............................................. 10
  SURRENDER OF AND PAYMENT FOR SHARES OF COMMON STOCK................. 10

DISSENTING STOCKHOLDERS' RIGHTS....................................... 10

THE AGREEMENT......................................................... 13
  THE MERGER.......................................................... 13
  REPRESENTATIONS AND WARRANTIES...................................... 14
  OTHER PROVISIONS.................................................... 14
  CONDITIONS OF CLOSING............................................... 15
  INDEMNIFICATION..................................................... 15
  TERMINATION......................................................... 16

OTHER AGREEMENTS...................................................... 16
  THE VOTING AGREEMENT................................................ 16
  THE ESCROW AGREEMENT................................................ 17

MANAGEMENT OF BCI..................................................... 17

CERTAIN INFORMATION WITH RESPECT TO BCI'S STOCK....................... 19
  MARKET PRICES....................................................... 19

SELECTED CONSOLIDATED FINANCIAL DATA.................................. 20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........ 21
  MANAGEMENT.......................................................... 21
  PRINCIPAL STOCKHOLDERS.............................................. 22

CERTAIN TRANSACTIONS.................................................. 23

REGULATORY MATTERS.................................................... 23

ACCOUNTING TREATMENT OF THE MERGER.................................... 23

INDEPENDENT ACCOUNTANTS............................................... 24

OTHER MATTERS......................................................... 24


ANNEX I           Agreement and Plan of Reorganization
ANNEX II          Voting Agreement
ANNEX III         Section 262 of the Delaware General Corporation Law
ANNEX IV          Annual Report on Form 10-K, filed September 28, 1998
ANNEX V           Current Report on Form 8-K, filed July 8, 1998
ANNEX VI          Current Report on Form 8-K, filed September 9, 1998
ANNEX VII         Current Report on Form 8-K, filed October 14, 1998
ANNEX VIII        Quarterly Report on Form 10-Q, filed November 13, 1998

                             AVAILABLE INFORMATION

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires BCI to file reports, proxy and information statements and other information with the United States Securities and Exchange Commission (the "SEC"). Those reports, proxy and information statements, and other information can be inspected and copied at the public reference facilities of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Anyone may obtain copies of these materials at prescribed rates from the Public Reference Section of the SEC at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, BCI's Common Stock is listed and traded on the over-the-counter market.

                              THE SPECIAL MEETING

     Date, Time and Place. This Information Statement is being furnished to the holders of record on the Record Date of Common Stock in connection with the Special Meeting to be held on [_______________], 1999, at 10:00 a.m. local time, at the offices of BCI's attorneys, Holleb & Coff, 55 E. Monroe Street, Suite 4100, Chicago, Illinois 60603.

     Matters to be Considered. At the Special Meeting, holders of Common Stock will be entitled to consider and vote on a proposal to approve the Agreement and the transactions contemplated thereby. In addition, holders of Common Stock will be entitled to consider and vote upon such other business as may properly come before the Special Meeting.

     Voting and Record Date. The Board has fixed the close of business on [__________], 1998 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only the stockholders of record on the Record Date are entitled to vote at the Special Meeting on the approval of the Agreement and the transactions contemplated thereby. As of the Record Date, there were 13,050,282 shares of Common Stock issued and outstanding and entitled to vote on the approval of the Agreement, held by approximately [_____] record holders.

     Each stockholder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by a properly executed proxy, with respect to the approval and adoption of the Agreement.

     WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE PARTIES TO THE VOTING AGREEMENT CONTROL MORE THAN 73% OF THE OUTSTANDING COMMON STOCK. ACCORDINGLY, THE VOTES OF THOSE PARTIES AT THE SPECIAL MEETING WILL BE SUFFICIENT TO APPROVE THE AGREEMENT WITHOUT THE VOTE OF ANY OTHER STOCKHOLDER OF BCI.

     The Board does not know of any other matters, other than those described in the Notice of Special Meeting attached to this Information Statement, that are to come before the Special Meeting.


                                  THE PARTIES

BCI

     BCI is a Delaware corporation with its principal executive office located at N7 W22025 Johnson Road, Waukesha, Wisconsin 53186. Its telephone number is
(414) 542-3100. BCI is a designer, manufacturer and worldwide distributor of monitoring systems for patient care. BCI primarily manufactures non-invasive, real-time patient monitoring equipment. BCI's products are used to monitor respiration, blood gases, exhaled gases, anesthetic agent gases, blood pressure and related cardiovascular/pulmonary functions. Non-invasive monitoring is used in patient care in operating and emergency rooms, intensive care units, critical care units and neonatal facilities. Additionally, these monitoring techniques have applications in recovery, radiology, respiratory therapy, outpatient care, veterinary and ambulatory as well as home and sleep study situations. BCI was organized on April 27, 1976, under the name International Sensor Systems, Inc., and changed its name to Biochem International Inc. on June 30, 1977.

MERGER SUB

     Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Smiths, was incorporated in Delaware on October 1, 1998, and has not conducted any unrelated activities since its organization. Smiths owns all of the outstanding shares of capital stock of Merger Sub. The principal executive office of Merger Sub is located at the principal executive office of Smiths.

SMITHS

     Smiths is a Florida corporation and a wholly owned subsidiary of Smiths Industries plc, a corporation organized under the laws of England and Wales. Smiths' headquarters are located at Suite 125, Valleybrooke Corporate Center, 101 Lindenwood Drive, Malvern, Pennsylvania 19355. Smiths acts, inter alia, as the holding company for the US operating companies ultimately owned by Smiths Industries plc.

     Smiths Industries plc is a manufacturer of avionics, medical devices and specialized industrial products. Through its international Medical Systems Group of companies, it is one of the world's leading suppliers of medical devices and equipment targeted for use in operating theaters and intensive and critical care units of hospitals. It has also developed significant market share in a number of specialized niche markets in home health care and veterinary supplies.


                     BACKGROUND AND REASONS FOR THE MERGER

     Smiths' interest in BCI was initiated as a result of a pre-existing personal and professional relationship between David H. Sanders, the Chairman of BCI and the trustee of one of the Principal Stockholders, and Dave Buyher, the President of SIMS North America, the US Medical Systems group of Smiths Industries plc. Recognizing that BCI's product line filled a gap in Smiths' medical product offerings, in June, 1998, George Kennedy, chairman of the US Medical Systems group of Smiths Industries plc, wrote to Mr. Sanders to express Smiths' interest in an acquisition transaction and requesting access to BCI's facilities, records and personnel for purposes of conducting a pre-offer due diligence review. Following a number of on-site visits and due diligence sessions, BCI and Smiths, on August 3, 1998, entered into a confidentiality and stand-still agreement giving Smiths a 60-day period during which Smiths would have the exclusive right to propose an acquisition transaction. Smiths thereafter proposed the Merger substantially on the terms, including the price, reflected in the Agreement.

     Prior to Smiths' expression of interest, there were no past, existing or proposed material contracts, relationships or understandings between BCI and Smiths or any parties on their respective behalf.

     The terms of the Agreement were negotiated on behalf of BCI and its stockholders, with the advice and consultation of BCI's legal advisors, by Mr. Sanders, in his capacity as Chairman and the trustee of one of the Principal Stockholders. Because Mr. Sanders and Mr. Ken M. Davee, a former director, officer and significant stockholder of BCI, represented ownership of an aggregate of 73% of the outstanding Common Stock of BCI, their and their successors' satisfaction with the price and terms of the Merger was essential to the Board's approval of the Agreement. Mr. Sanders and Mr. Davee conferred on an informal basis with respect to the course and terms of the Merger negotiations prior to Mr. Davee's death in August, 1998. Thereafter, following informal discussion, the Board, composed of Mr. Sanders and Mr. Lee Knirko, approved the Agreement without material deliberation or a formal meeting.

     The Board has not sought an independent opinion as to the fairness, from a financial point of view, of the Merger, nor has the Board engaged independent financial advisors to assist in the evaluation of the terms of the Merger, to provide independent valuation of BCI, or to explore the availability of superior alternative offers.

     The proposed Merger is the culmination of exploratory steps taken over a number of years by and on behalf of BCI to access and maximize stockholder value. During the last three years, BCI has, from time to time, been approached by various unsolicited potential buyers, some more serious and potentially viable than others. In addition, BCI's management has been attentive to potential acquisition prospects within its industry and related medical device fields. In May, 1995, BCI was approached with an offer to purchase BCI at an indicated value of $5.00 per share, but this offer was rejected because it did not adequately provide for the interests of BCI's minority stockholders and it placed too much financial stress on BCI's balance sheet and relied on that balance sheet to support the transaction. In February, 1996, BCI engaged The Chicago Corporation, investment bankers, to gauge potential interest in BCI as an acquisition candidate from both strategic and financial purchasers. This search failed to produce any satisfactory indications of interest. In January, 1998, BCI was approached by a strategic buyer that proposed a stock-for-stock acquisition transaction at an indicated value of approximately $5.90 per BCI share. This proposal was rejected because of a perceived inadequacy of price and unacceptable tax and accounting consequences.

     Based on these activities and experiences over the past years, management believes that it has adequate knowledge of the market value of BCI and its prospects for sale such that the significant cost normally associated with so-called "fairness opinions" would not produce a commensurate benefit to BCI's stockholders. Management's assessment of BCI's marketability and value based on its on-going exploration of strategic alternatives leads it to believe that the proposed Merger provides all stockholders with the most favorable price currently available. Accordingly, the Board did not deem it advisable, prudent or necessary to further explore the availability of superior alternative offers.

     Because of the unique nature of BCI as a publicly-traded, but closely-held and-managed, business enterprise, Smiths insisted on extensive representations and warranties regarding BCI and its operations of the nature and extent more commonly found in agreements for sale of privately-owned companies, including assurances of closing date net worth value and cash position. (See
Article III of the Agreement, attached hereto as Annex I.) To support these representations and warranties, Smiths insisted on a hold-back, or escrow, of a significant portion of the purchase price to be paid to BCI's stockholders. With respect to certain circumstances, this hold-back extends up to three years, and liability continues beyond that. To avoid the administrative cost and burden of holding back a portion of the purchase price from over 600 stockholders for up to three years, and in exchange for the distribution described below under the caption "Interests of Certain Persons in the Merger," Mr. Sanders and Mrs. Davee, in their respective capacities as trustees, have agreed to deposit an aggregate of $7,000,000 of the cash purchase price otherwise payable pursuant to the Agreement to the trusts of which they serve as trustees into an escrow fund to support the representations and warranties made on behalf of BCI and the Principal Stockholders in the Agreement. In the event of any breaches or deficiencies in those representations or warranties, including closing date net worth value or cash position, Smiths will be entitled to reimburse itself for any resulting costs or damages from that portion of the purchase price otherwise payable to the Principal Stockholders. No other stockholders of BCI will suffer a reduction in the purchase price payable for their shares as a result of any breaches or deficiencies in those representations and warranties.

     Mr. Sanders has voted to approve the Merger in his capacity as a director and, pursuant to the terms of the Voting Agreement, has contractually committed to vote all of the shares he controls as a trustee in favor of the Merger. Mrs. Ruth Dunbar Davee, the successor trustee to a trust that constitutes a Principal Stockholder, has also committed to vote the shares controlled by her in favor of the Merger. Mr. Sanders and Mrs. Davee control an aggregate of 73% of the outstanding shares of BCI.

     To the extent that this Information Statement contains forward looking statements regarding the intent, belief or current expectations of BCI, its directors or its officers, BCI claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

EMPLOYMENT AGREEMENT - FRANK A. KATAROW

     As a condition of the Merger, Frank A. Katarow, the President of BCI, will enter into an employment agreement providing for his continuing employment by BCI for a period of one year from the Closing Date, at a base salary rate equal to or greater than $195,000 (his current base salary rate). The form of that employment agreement is found as Exhibit B to Annex I attached.

BONUS PAYMENT - FRANK A. KATAROW

     Mr. Katarow is currently party to an agreement entered into with BCI in January, 1996, under the terms of which he is to receive a payment from BCI (net of any tax obligations or other deductions) of up to $1,000,000 if he remains in the employ of BCI for a period of at least one year following a change of control of BCI. Based on management's experience in seeking strategic alternatives for BCI, it determined that Mr. Katarow's services were an integral part of the value of the company ascribed by potential acquirors. BCI entered into this agreement to assure the retention of Mr. Katarow's services to provide continuity of management for the benefit of any subsequent acquiror of BCI. The expectation was that by assuring retention of Mr. Katarow's services, BCI stockholders would ultimately receive a higher price for their shares on a sale of the company. BCI funded that obligation by establishing a grantor trust with a deposit of $1,870,200, the amount calculated to be necessary to provide the intended benefit to Mr. Katarow on an after-tax basis.

     The Principal Stockholders (or their predecessors) concurrently entered into an agreement with Mr. Katarow that provided that those Principal Stockholders would pay to Mr. Katarow any amounts due him from BCI that are in excess of amounts deductible by BCI under the Internal Revenue Code because they constitute "excess parachute payments" or that, if paid to Mr. Katarow by BCI, would result in the imposition of an excise tax with respect to such bonus payment.

     As a part of the Merger transaction and his new employment agreement, Mr. Katarow will remain entitled to the benefits of this deferred bonus provision. The Principal Stockholders have agreed to remain liable for their obligations previously undertaken in connection with this compensation arrangement.

ADDITIONAL CONSIDERATION TO THE PRINCIPAL STOCKHOLDERS


     As discussed above under the caption "Background and Reasons for the Merger," because of the unique nature of BCI as a publicly-traded, but closely-held and -managed business enterprise, Smiths has insisted on extensive representations and warranties relating to BCI and its operations of the nature and extent more commonly found in agreements for sale of privately-owned companies, including assurances of closing date net worth value and cash position. To support these representations and warranties, Smiths insisted on a hold-back, or escrow, of a significant portion of the purchase price to be paid to BCI's stockholders. With respect to certain circumstances, this hold-back extends for up to three years, and liability continues beyond that.

     To avoid the administrative cost and burden of holding back a portion of the purchase price from all of BCI's stockholders for a period of up to three years, the Principal Stockholders have agreed to: (i) make the foregoing representations and warranties to Smiths; (ii) obligate themselves to indemnify Smiths for damages sustained by Smiths in connection with breaches of representations, warranties and covenants made with respect to BCI; and (iii) deposit $7,000,000 of the purchase price otherwise payable to them into an escrow to be maintained by American National Bank and Trust Company of Chicago as security for the payment of any such indemnification obligation (the "Principal Stockholder Obligations"). On a per share basis, the $7,000,000 to be deposited in escrow amounts to approximately $0.54 per share. Accordingly, the Principal Stockholders will be entitled to receive only $5.74 per share from the Merger proceeds at the time of closing and will have to wait at least two, and up to three, years to determine the amount of the balance of the proceeds that they will ultimately receive.

     In exchange for their commitment to undertake these obligations, the Principal Stockholders will receive an additional distribution, to the exclusion of BCI's other stockholders, approximately one year following the Closing. At that time, following payment by BCI of the maximum amount payable to Mr. Katarow without incurring adverse tax consequences, BCI will distribute to the Principal Stockholders the amount of the funds remaining in the related grantor trust, but to a maximum of $1,200,000 (the "Additional Consideration"). On a per share basis, the maximum amount of the Additional Consideration amounts to approximately $0.09 per share of Common Stock outstanding.

     The Additional Consideration is intended to compensate the Principal Stockholders for the obligations and risks embodied in the Principal Stockholder Obligations that have been assumed by them to the exclusion of BCI's other stockholders. BCI's stockholders should note that no independent determination has been made or sought relating to the fairness of this disproportionate distribution to the Principal Stockholders.


NON-COMPETITION COVENANT - DAVID H. SANDERS

     As part of the Agreement, Mr. Sanders has agreed that he will not, for a period of three years from the Closing Date, participate in any business engaged in the development, production, use and sale of medical monitoring systems similar to those currently manufactured or developed or currently under any stage of research and development by BCI. Mr. Sanders is receiving no additional consideration for agreeing to this covenant.


                          RECOMMENDATION OF THE BOARD

     After considering the terms of the Agreement, the consideration to be received by all of BCI's stockholders and the value provided by the willingness of the Principal Stockholders to undertake the Principal Stockholder Obligations, the Board has concluded that the Merger is fair, from a financial point of view, to BCI's stockholders. The Board has not sought an independent opinion as to the fairness, from a financial point of view, of the Merger or the value of BCI or of the Additional Consideration to be received by the Principal Stockholders, nor has the Board engaged independent financial advisors to assist in the evaluation of the terms of the Merger. The Board unanimously voted to approve the Agreement, the Merger and its related transactions. The Board unanimously recommends that BCI's stockholders vote to approve the Agreement and the Merger and the related transactions.


                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences of the Merger to stockholders of BCI. This summary does not purport to discuss all income tax consequences of the Merger that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special treatment, such as life insurance companies, tax-exempt organizations and financial institutions, persons who are not citizens or residents of the United States or who are foreign corporations, and stockholders who acquired stock through the exercise of Company stock options or otherwise as compensation.

     The receipt of cash in exchange for Common Stock pursuant to the Merger, or pursuant to the exercise of dissenters' appraisal rights in accordance with
Section 262 of the DGCL, will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the Merger, or exercise of dissenters' appraisal rights, and the aggregate tax basis in the Common Stock sold by the stockholder, or with respect to which dissenters' rights are exercised, as the case may be.

     If Common Stock is held by a stockholder as a capital asset, gain or loss recognized by the stockholder will be treated as capital gain or loss, which will be treated as long-term capital gain or loss if the stockholder's holding period for the Common Stock exceeds twelve months. Under present law, the ability of a stockholder to offset ordinary income with capital losses is limited. Stockholders should consult their tax advisors regarding the applicable rate of taxation and their ability to offset ordinary income with capital losses.

     A stockholder that surrenders Common Stock pursuant to the Merger (or pursuant to the exercise of dissenters' rights) may be subject to backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN, or unless an exemption applies. A stockholder that does not furnish its TIN may be subject to a penalty imposed by the Internal Revenue Service.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT CONSTITUTE TAX ADVICE. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND OF ANY STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAW) OF THE MERGER.


                   EFFECT OF THE MERGER ON BCI'S STOCKHOLDERS

STATUS AS STOCKHOLDERS

     Consummation of the Merger is contingent upon, among other things, approval of the Merger by the holders of Common Stock. At the effective time of the Merger, the holders of BCI's Common Stock will cease to be stockholders of BCI. Therefore, as a result of the Merger, the entire equity interest in BCI will be owned by Smiths, and BCI's current stockholders will no longer have any equity interest in BCI and will no longer share in future earnings and growth of BCI, the risks associated with achieving any such earnings and growth, or the potential to realize greater value for their shares of stock through divestitures, strategic acquisitions or other corporate opportunities that may be pursued by BCI in the future. Instead, each holder of the Common Stock will have only the right to receive approximately $6.28 per share in cash.

SURRENDER OF AND PAYMENT FOR SHARES OF COMMON STOCK

     At the effective time of the Merger, holders of Common Stock (other than those who have perfected their appraisal rights in accordance with the DGCL) will be entitled to receive the merger consideration. As soon as practicable following the effective time of the Merger, First Chicago Trust Company of New York, as the Paying Agent, will mail a letter of transmittal to each holder of Common Stock. The letter of transmittal will contain instructions with respect to the surrender of certificates representing shares of Common Stock in exchange for cash. WE REQUEST THAT YOU NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL LETTER AND INSTRUCTIONS.

     As soon as practicable after the effective time of the Merger, each holder of a certificate or certificates representing outstanding shares of Common Stock shall, upon surrender to the Paying Agent of the certificate or certificates and acceptance of the certificate or certificates by the Paying Agent, be entitled to receive in cash, without interest, an amount equal to $6.281796 per share, multiplied by the number of shares surrendered, rounded to the nearest whole cent. The Paying Agent will accept certificates upon compliance with such terms and conditions as the Paying Agent may impose to effect an orderly exchange in accordance with normal exchange practices.

     After the effective time of the Merger, there will be no further transfer on the records of BCI or its transfer agent of certificates representing shares of Common Stock that have been converted pursuant to the Agreement into the right to receive cash, and if any certificates are presented to BCI for transfer, they will be canceled against delivery of cash. Until surrendered as contemplated by the Agreement, each certificate representing Common Stock will be deemed at any time after the effective time of the Merger to represent only the right to receive the consideration contemplated by the Agreement upon proper surrender. No interest will be paid or will accrue on any cash payable as consideration in the Merger.


                        DISSENTING STOCKHOLDERS' RIGHTS

     Pursuant to Section 262 of the DGCL, any holder of Common Stock may dissent from the Merger and elect to have the fair value of such stockholder's shares (the "Dissenting Shares") of Common Stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any; provided that such stockholder complies with the provisions of Section 262. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex III to this Information Statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of Common Stock as to which appraisal rights are asserted.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, the corporation must notify each of its stockholders not less than 20 days prior to the meeting that appraisal rights are available, and must include in such notice a copy of Section 262. This Information Statement constitutes such notice to stockholders of BCI. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve the right to do so should review carefully Annex III to this Information Statement because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of Common Stock, BCI believes that stockholders who consider exercising such rights should seek the advice of counsel.

     Any holder of Common Stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

     (i) Such stockholder must deliver to BCI, before the taking of the vote on the Merger, a written demand for appraisal of such stockholder's shares, which demand will be sufficient if it reasonably informs BCI of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares;

     (ii) Such stockholder must continuously hold such shares from the date of making the demand through the effective time of the Merger. Accordingly, a stockholder who is the record holder of Common Stock on the date the written demand for appraisal is made but who thereafter transfers such shares prior to the effective time of the Merger will lose any right to appraisal in respect of such shares; and

     (iii) Such stockholder must not have voted in favor of the Merger or consented to the Merger in writing.

     A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as such stockholder's name appears on such stock certificates, and should specify the stockholder's name and mailing address, the number of shares of Common Stock owned and that such stockholder intends thereby to demand appraisal of such stockholder's Common Stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; provided, however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below and in a timely manner to perfect whatever appraisal rights the beneficial owner may have. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for one or more other beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

     A stockholder who elects to exercise appraisal rights should mail or deliver a written demand to: Biochem International Inc., N7 W22025 Johnson Road, Waukesha, Wisconsin 53186, attention: Corporate Secretary.

     Within 120 days after the effective time of the Merger, but not thereafter, either SIMS Biochem, Inc. (the "Surviving Corporation") or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the Common Stock held by all dissenting stockholders. Stockholders seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. The failure of a stockholder to file a petition within the period specified could nullify that stockholder's previous written demand for appraisal.

     Within 120 days after the effective time of the Merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the Surviving Corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The Surviving Corporation must mail such statement to the stockholder within ten days of the later of its receipt of such request or the expiration of the period for the delivery of demands for appraisal.

     Upon the filing of any petition for appraisal by any stockholder in accordance with Section 262 of the DGCL, service of a copy must be made upon the Surviving Corporation, which must, within 20 days after service, file in the office of the Register in Chancery in which the petition was filed, a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. If a petition is filed by the Surviving Corporation, the petition must be accompanied by the verified list. The Register in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the Surviving Corporation and to the stockholders shown on the list at the addresses therein stated, and notice will also be given by publishing a notice at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or such other publication as the Court deems advisable. The forms of notices by mail and by publication must be approved by the Court, and the costs thereof shall be borne by the Surviving Corporation.

     The Court may require stockholders who have demanded appraisal for their shares and who hold stock represented by certificates to submit those certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If a stockholder fails to comply with this direction, the Court may dismiss the proceedings as to such stockholder.

     At a hearing on the petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable.
Upon application of a dissenting stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal.
STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE AMOUNT OF PROCEEDS THEY COULD RECEIVE IF THEY SOLD THEIR SHARES IN OPEN MARKET TRANSACTIONS OR IF THEY EXCHANGED THEIR SHARES IN CONNECTION WITH THE MERGER.

     In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the Merger).

     At any time within 60 days after the effective time of the Merger, any stockholder who has demanded appraisal rights will have the right to withdraw such demand for appraisal and accept the terms offered on the Merger. After this period, the stockholder may withdraw such demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time of the Merger, or if such stockholder has withdrawn such demand for appraisal as discussed in the preceding sentence, such stockholder's rights to appraisal shall cease. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Surviving Corporation a written withdrawal of such stockholder's demand for appraisal and acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the effective time of the Merger will require written approval of the Surviving Corporation and (ii) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. If (i) the Surviving Corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or (ii) the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding.

     FAILURE TO COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.


                                 THE AGREEMENT

     The following is a summary of the material provisions of the Agreement. Any references to the Agreement set forth below or included elsewhere in this Information Statement are qualified in their entirety by reference to the Agreement, which is attached as Annex I to this Information Statement. Terms that are not otherwise defined in this summary have the meanings set forth in the Agreement. Stockholders are strongly advised to read the Agreement in its entirety.

THE MERGER

     Merger and Conversion. The Agreement provides that, subject to its terms and conditions and applicable law, Merger Sub will be merged with and into BCI, with BCI as the surviving corporation. BCI will become a wholly-owned subsidiary of Smiths and will change its name to SIMS Biochem, Inc. SIMS Biochem, Inc. will succeed to all rights, assets, liabilities and obligations of BCI in accordance with the DGCL and will operate under the Certificate of Incorporation and Bylaws, each as amended, of Merger Sub. Common Stock held in BCI's treasury or held by any Subsidiary immediately prior to the Effective Time will be cancelled. Each share of Common Stock, except those held in BCI's treasury, those held by any Subsidiary or those held by stockholders who perfect their appraisal rights will be converted into the right to receive approximately $6.28, without interest, upon surrender of the stock certificate representing that share.

     Merger Consideration. Smiths has agreed to pay $83,000,000 in cash as the consideration for surrender of all of the outstanding equity interests in BCI in the Merger. As a result of the Merger, this consideration, equal to a value of approximately $6.28 per share of Common Stock and options exercisable for Common Stock currently outstanding, will be distributed to each holder of an outstanding option to purchase shares of Common Stock (net of the applicable option exercise price) as provided in the Agreement and to each holder of Common Stock upon surrender of certificates representing the respective shares. There will be no change in the number of shares of Common Stock outstanding or in the number of options for the purchase of any such shares between the date of this Information Statement and the Effective Time, since BCI has covenanted in the Agreement not to cause or permit any such changes to occur.

     For clarity of presentation in this Information Statement, the consideration payable to holders of equity interests in BCI is stated to be approximately $6.28 per share. In the event that any change occurs in the outstanding number of shares of Common Stock or Common Stock equivalents (a circumstance that BCI neither anticipates nor intends), the per share amount distributable to equity holders will be adjusted accordingly.

     Purchase Price and Payment for Shares. At least one full business day before the Closing Date, Smiths will deposit with the Paying Agent $83,000,000, less amounts previously delivered to BCI to settle outstanding options, which the Paying Agent will deliver to holders of Common Stock in accordance with the terms of the Agreement.

     Following the Effective Time, the Paying Agent will mail a letter of transmittal to each stockholder advising the stockholder of the procedure for surrendering certificates for Common Stock. Upon the surrender of certificates, the stockholder will be paid the amount to which that stockholder is entitled, less any applicable withholdings. Upon surrender for payment, all shares of Common Stock will be cancelled and retired.

     Funding of Escrow Account. From the merger consideration proceeds otherwise payable to the Principal Stockholders, an aggregate amount of $7,000,000 will be deposited with the Escrow Agent to fund the escrow account provided for to support the obligations of the Principal Stockholders to indemnify Smiths against any losses sustained from a breach of representation, warranty or covenant in the Agreement.

     Option Cash Out Procedure. Immediately prior to the Effective Time, BCI will pay, from a portion of the full purchase price advanced by Smiths, to the holders of currently outstanding options to purchase an aggregate of 162,500 shares of Common Stock, the aggregate amount of $540,442, less any applicable withholdings.

     The Effective Time. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL or upon such later time as is agreed to by the parties and specified in the Certificate of Merger. No further notice of the occurrence of the Effective Time will be given to stockholders before the Effective Time. The Certificate of Merger will be filed as part of the closing of the transactions contemplated by the Agreement.

     Transfer of Shares after the Effective Time. At the Effective Time, BCI's stock transfer books will be closed and no further Common Stock transfers will be allowed.

REPRESENTATIONS AND WARRANTIES

     The Agreement contains representations and warranties made by BCI and the Principal Stockholders with respect to, among other things, the organization and capitalization of BCI, its subsidiaries, the authority of BCI relative to the Agreement, the absence of violations of law, the SEC filings of BCI, the absence of certain changes or events and of any undisclosed liabilities, environmental matters, contracts of BCI, taxes and tax returns, benefit plans, intellectual property and transactions with affiliates.

     The Agreement also contains representations and warranties of Smiths and Merger Sub with respect to, among other things, their organization, their authority relative to the Agreement and the execution, delivery and performance of the Agreement not causing violations of law.

OTHER PROVISIONS

     Commercially Reasonable Effort. BCI has agreed to use all commercially reasonable efforts during the period between the date of the Agreement and the Closing to consummate and make effective the transactions contemplated by the Agreement.

     No Solicitation. The Principal Stockholders and BCI have agreed that during the period between the date of the Agreement and the Closing, neither they nor any of their agents or representatives will solicit, encourage or initiate the submission of proposals or offers from anyone in connection with a merger, consolidation or business combination of BCI, and if BCI or any Principal Stockholder receives such an unsolicited offer or proposal, BCI or such Principal Stockholder will notify Smiths of such proposal.

     Distribution to Principal Stockholders. In exchange for the Principal Stockholders' commitment to make certain representations and warranties to Smiths pursuant to Article III of the Agreement, obligate themselves to indemnify Smiths for damages sustained by Smiths in connection with breaches of representations, warranties and covenants made with respect to BCI, and deposit $7,000,000 of the purchase price payable to them in escrow with American National Bank and Trust Company of Chicago as security for the payment of any indemnification obligation owed by them, the Principal Stockholders will receive an additional distribution, to the exclusion of BCI's other stockholders, approximately one year following the Closing. At that time, following payment by BCI of the maximum amount payable to Mr. Katarow without incurring adverse tax consequences, BCI will distribute to the Principal Stockholders the amount of the funds remaining in the related grantor trust, but to a maximum of $1,200,000.

     Covenant Not To Compete by David H. Sanders. As part of the Agreement, Mr. Sanders has agreed that he will not, for a period of three years from the Closing Date, participate in any business engaged in the development, production, use and sale of medical monitoring systems similar to those currently manufactured or developed or currently under any stage of research and development by BCI. Mr. Sanders is receiving no additional consideration for agreeing to this covenant.

CONDITIONS OF CLOSING

     Conditions to Each Party's Obligations to Effect the Merger. The obligations of each party to effect the Merger are subject to the satisfaction prior to the Closing Date of the following conditions: (i) termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (ii) the absence of any restraining orders, injunctions or other orders issued by any court prohibiting the Merger or any related transactions.

     Additional Conditions to Obligations of Smiths and Merger Sub. The obligations of Smiths and Merger Sub are subject to the satisfaction of certain conditions including, without limitation: (i) each representation and warranty of BCI shall have remained true and correct in all material respects; (ii) BCI shall have performed in all material respects all obligations required of it;
(iii) there shall have been no material adverse changes in the business or financial condition of BCI; (iv) Smiths will have received from BCI's counsel a satisfactory closing opinion in form and substance mutually agreed to, (v) there shall be no actions or proceedings before any court instituted or threatened that seek to restrain or invalidate the transactions contemplated by the Agreement or that might materially adversely affect the right of Smiths to consummate the Merger or to own, operate or control BCI, or that might subject BCI to any material liability; and (vi) no more than 5% of BCI's stockholders will have perfected dissenters' appraisal rights.

     Additional Conditions to Obligations of BCI. BCI's obligations are also subject to the satisfaction of the following conditions: each of the representations and warranties of Smiths and Merger Sub shall have remained materially true and correct in all material respects and Smiths and Merger Sub shall have performed in all material respects all required obligations.

INDEMNIFICATION

     Obligations of the Principal Stockholders to Indemnify. The Principal Stockholders have jointly and severally agreed to indemnify Smiths from and against any damages, losses, obligations, liabilities, claims, actions, causes of action, costs or expenses sustained or suffered arising from a breach of any representation, warranty or covenant contained in the Agreement. No other stockholders of BCI will suffer a reduction in their entitlement to the cash proceeds for their Common Stock as a result of any such circumstance.

     Limitations on Indemnification. The Principal Stockholders' liability for indemnification survives for two years after the Closing Date except for certain liabilities relating to: (i) taxes, which terminate upon the expiration of the applicable statutes of limitation; and (ii) intellectual property, which terminate three years after the Closing Date. The Principal Stockholders are not required to provide indemnification unless and until the aggregate amount of indemnifiable damages exceeds $400,000. Should the aggregate damages suffered by Smiths or Merger Sub exceed $400,000, Smiths is entitled to indemnification for damages in excess of $250,000. The maximum indemnification liability of the Principal Stockholders is limited to the Escrow Account (i.e., $7,000,000). For claims for indemnification relating to representations concerning the net worth of BCI, the Principal Stockholders will be liable on a dollar-for-dollar basis to the extent that BCI's net worth (calculated in accordance with the terms of the Agreement) is less than $16,800,000 at the Effective Time or its cash (similarly calculated) is less than $10,500,000 at that time.

     Obligations of Smiths and Merger Sub to Indemnify. Smiths and Merger Sub have jointly and severally agreed to indemnify BCI, the Principal Stockholders and all of BCI's officers and directors against all damages sustained or arising from a breach of any representation, warranty or covenant by Smiths or Merger Sub and for any claim arising from the operation of the business after the Closing Date.

TERMINATION

     Termination Events. The Agreement may be terminated any time prior to the Closing Date by the written consent of the parties. The Agreement may be terminated if the Merger is not consummated by February 28, 1999, unless the party seeking to terminate is the cause of the delay. The Agreement may be terminated by either party if any of the other's representations or warranties are untrue in any material respect or the other party shall have defaulted in any material respect in the performance of any material obligation.

     Fees and Expenses. If the Agreement is terminated, all further obligations of the parties under the Agreement will be terminated without further liability, and each party will pay its own costs and expenses in relation to the negotiation and preparation of the Agreement; provided, however, if either party terminates the Agreement due to a material breach of any representation or warranty or any material obligation under the Agreement or the Merger is not consummated by February 28, 1999, and the terminating party is not in material breach of its covenants, the non-terminating party has agreed to reimburse the terminating party for all of its out-of-pocket expenses and fees actually incurred, up to $200,000 in the aggregate. If the Agreement is not consummated due to BCI's approval of a conflicting transaction with a third party, BCI will pay Smiths a break-up fee of $5,000,000, plus Smiths' costs and expenses up to $200,000 in the aggregate.


                                OTHER AGREEMENTS

     Following are summaries of the material provisions of the Voting Agreement and the Escrow Agreement. Any references to the Voting Agreement or the Escrow Agreement set forth below or included elsewhere in this Information Statement are qualified in their entirety by reference to the actual agreements, which are attached as Annex II to this Information Statement and as Exhibit A to the Agreement (attached as Annex I to this Information Statement). Terms that are not otherwise defined in these summaries have the meanings set forth in the respective agreements. Stockholders are strongly advised to read each agreement in its entirety.

THE VOTING AGREEMENT

     The BCI stockholders that are parties to the Voting Agreement have entered into the Voting Agreement in order to induce Smiths to enter into the Agreement. The material terms of the Voting Agreement are summarized below.

     Covenants of the Parties to the Voting Agreement. The parties to the Voting Agreement have agreed not to sell, transfer, pledge, assign or otherwise dispose of their Common Stock to anyone other than Smiths, not to enter into any other voting arrangement with respect to Common Stock held by them, and not to take any other action that restricts their obligations under the Voting Agreement or the transaction contemplated by it.

     The parties to the Voting Agreement have agreed not to, and agreed not to allow another to, take any action designed or likely to facilitate inquiries into or offers for any business combination, change of control or similar transaction involving BCI.

     At any meeting called to vote upon the Merger or the Agreement, the parties to the Voting Agreement have agreed to vote their Common Stock in favor of the Merger and its related transactions and the adoption of the Agreement and against any alternative or frustrating transaction.

     The parties to the Voting Agreement have agreed to use reasonable efforts to cooperate with Smiths in consummating the Merger and its related transactions.

     Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy. The parties to the Voting Agreement have granted their proxy to David H. Sanders for any meeting of BCI's stockholders to vote in favor of the Merger and its related transactions and against any alternative transactions. The proxies given are coupled with an interest and are irrevocable until the Voting Agreement terminates.

     Termination. The Voting Agreement will terminate simultaneously with the consummation of the Merger or the termination of the Agreement.

THE ESCROW AGREEMENT

     Smiths, the Principal Stockholders and American National Bank and Trust Company of Chicago have entered into an Escrow Agreement whereby $7,000,000 of the Merger consideration proceeds otherwise payable to the Principal Stockholders will be deposited and held as security for the payment of any indemnification obligations of the Principal Stockholders pursuant to the Agreement. See Exhibit A to Annex I attached.


                               MANAGEMENT OF BCI

     Set forth below is the name, age, business address, present principal occupation or employment and five-year employment history of each director and executive officer of BCI. The business address of each person listed below is Biochem International Inc., N7 W22025 Johnson Road, Waukesha, Wisconsin 53186. Each named person is a citizen of the United States.


NAME                   AGE     OFFICE
----                   ---     ------

David H. Sanders       67      Director - Class I, Chairman of the Board of
                               Directors, Chief Executive Officer, Treasurer and
                               Assistant Secretary
Lee J. Knirko          74      Director - Class II
Frank A. Katarow       39      President and Chief Operating Officer
Keith R. Harper        49      Senior Vice President, Sales
Ann M. Johnson         36      Executive Vice President and General Manager of
                               SurgiVet, Inc. and Vice President of BCI
Robert H. Wesel        39      Vice President, International Sales
Mark S. Geisler        46      Vice President, Engineering
Donald Alexander       43      Vice President, Regulatory Affairs
Paul F. Pujanauski     47      Vice President, Sales and Marketing
______________________________

     All directors are elected for two-year terms and serve until their respective successors are duly elected and qualified. The terms for Classes I and II expire as of the date set for the annual stockholders' meeting for fiscal years ending June 30, 1998 and June 30, 1999, respectively. Mr. Ken M. Davee served as a Class I Director, Vice Chairman of the Board of Directors and Secretary of BCI until his death on August 14, 1998. In expectation of completion of the Merger, the vacancies created by his death have not been filled. Officers are appointed for a one-year term unless sooner replaced. Each of the above individuals has served in the capacities indicated since September 14, 1984, except as stated below.

     Mr. Sanders received an undergraduate degree and, in 1956, a Masters in Business Administration from the University of Wisconsin. Mr. Sanders served as President of BCI from September 4, 1984 to October 4, 1984, at which time he commenced serving as Chairman and Assistant Secretary.

     Mr. Knirko, a certified public accountant, is a former audit manager of Peat, Marwick, Main & Co. (now KPMG Peat Marwick), an accounting firm.

     Mr. Katarow has been employed by BCI since October 1980 serving in various capacities including Mechanical Designer, Manager of Product Design, Manufacturing Manager, Director of Operations and was then promoted to Vice President of Operations in June 1990. Responsibility for OEM Sales was added in January 1991. He was promoted to Senior Vice President and General Manager on March 1, 1992, and further promoted to Executive Vice President effective January 1, 1993. On November 1, 1993, he became President and Chief Operating Officer of BCI.

     Mr. Harper has been employed by BCI since October 1981, serving in various capacities including National Service Manager, General Manager-Quality Assurance and Service, Director of Regulatory Affairs, Director of Operations, and Vice President of Operations since December 1986. In 1990 he became Vice President of International Sales. On November 1, 1993, he commenced serving as Senior Vice President, Sales.

     Ms. Johnson, a certified public accountant, received a Bachelor of Business Administration degree in Accounting and in Risk Management and Insurance from the University of Wisconsin in Madison. She received her Masters of Business Administration degree in May 1997 from the University of Wisconsin in Milwaukee. Prior to her employment at BCI, she worked on the audit staff at Deloitte, Haskins & Sells (now Deloitte & Touche) from 1984 to 1987 and at Coopers & Lybrand (now PricewaterhouseCoopers) from 1987 to 1990. She joined BCI in April 1990 and has been Vice President of Finance and Personnel since December 1991. On November 1, 1993, she was promoted to Vice President of Finance and Operations. On November 1, 1997, she was promoted to Executive Vice President and General Manager at SurgiVet, Inc., BCI's new veterinary division. Ms. Johnson is also a Vice President of BCI.

     Mr. Wesel joined BCI in January 1991. He received an associates degree from Milwaukee Area Technical College in Business Management and is also a certified cardiopulmonary technologist and a pulmonary functions technologist. Since coming to BCI, he has held several positions, including Manager of Clinical Applications, Territory Sales Manager and Director of Marketing Services. After a brief hiatus from BCI in 1994, he became Vice President of International Sales effective January 4, 1994.

     Mr. Geisler came to BCI in November 1994 as Vice President of Engineering from Marquette Electronics. He worked at Marquette for fourteen years at various positions in the areas of Research and Development, most recently as Director of Research and Development. He received his undergraduate degree in Electrical Engineering from the University of Wisconsin in Madison and his masters degree in Electrical Engineering from Marquette University. He is currently attending Marquette University in pursuit of a Doctorate Degree in Electrical Engineering.

     Mr. Alexander started at BCI in August 1992 as Engineering Manager. In August 1994 he transferred to the regulatory affairs department, becoming Regulatory Affairs Manager, and was promoted to Vice President, Regulatory Affairs in May 1995. He has a bachelors degree in Electrical Engineering from the University of Maine.

     Mr. Pujanauski started at BCI in August 1996 as National Sales Manager. In July 1997, he was promoted to Director of Domestic Sales and Marketing. He accepted the position of Vice President of Domestic Sales and Marketing in May 1998. His prior experience includes eighteen years in sales management for various medical equipment companies. He has a bachelors degree in Business Administration from the University of Wisconsin-Oshkosh.


                CERTAIN INFORMATION WITH RESPECT TO BCI'S STOCK

MARKET PRICES

     The Common Stock is principally traded on the over-the-counter market. The last reported bid and asked quotations for the Common Stock on October 13, 1998 (the last full trading day prior to the public announcement of the execution of the Agreement) were $5.50 and $6.00, respectively. The last reported bid and asked quotations for the Common Stock on [__________], 1998, the last full trading day prior to the mailing of this Information Statement, were $[______] and $[____], respectively.

     The following table sets forth, for the calendar quarters indicated, the high and low bid and asked quotations for the Common Stock. All quotations have been provided by the National Quotation Bureau. These quotations reflect interdealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions:


                                        BID                      ASKED
                                        ---                      -----
                                HIGH          LOW         HIGH           LOW
                               -------       -----        -----         -----

Fiscal year ended
June 30, 1999
      First Quarter            5 13/16       5 1/8        6             5 1/2

Fiscal year ended
June 30, 1998
      First Quarter            5   3/8       5            6             5 1/2
      Second Quarter           5   7/8       5            6 1/8         5 1/2
      Third Quarter            5   7/8       5 1/4        6 1/2         5 5/8
      Fourth Quarter           5   7/8       5 1/8        6 1/4         5 3/8

Fiscal year ended
June 30, 1997
First Quarter                  3   1/2       2 1/2        8             5 1/8
Second Quarter                 6   3/4       4 3/4        6 3/4         4 3/4
Third Quarter                  4   7/8       5 7/8        6 3/4         4 3/4
Fourth Quarter                 5   3/4       5            6             5


DIVIDENDS

     BCI has not paid any dividends on the Common Stock. BCI does not anticipate paying any such dividends and, further, is restricted from declaring or paying dividends without the prior written consent of the banking institution with which it currently has a lending facility.

HISTORICAL STOCK INFORMATION


                                                        FOR THE FISCAL
                                                      YEAR ENDED JUNE 30,
                                                      -------------------
                                               1998          1997          1996
                                               ----          ----          ----

Book value per share (based on
13,050,282 shares outstanding)                 $1.90        $1.52          $1.19
Dividends declared                                 0            0              0
Earnings per share                             $0.38        $0.35          $0.41



                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected financial information presented below for, and as of, each of the years in the five-year period ended June 30, 1998 has been derived from the consolidated financial statements of Biochem International Inc. and its subsidiaries, which financial statements have been audited by PricewaterhouseCoopers, LLP, independent certified public accountants. This information should be read in conjunction with BCI's consolidated financial statements, the related notes, and the independent auditor's report thereon, each of which is included in Annex IV. Similar information, derived from BCI's internally prepared unaudited financial statements, for the fiscal quarter ended September 30, 1998, and for the corresponding period of the prior fiscal year, is included in BCI's Report on Form 10-Q attached as Annex VIII, and that information is incorporated by reference herein.


                                                       1998        1997        1996        1995        1994
                                                       ----        ----        ----        ----        ----
EARNINGS (IN THOUSANDS):

Net Sales                                             $ 28,532    $ 27,006    $ 29,000    $ 25,056    $ 17,861

Cost of sales                                           12,418      11,978      12,903      11,310       8,214

Gross profit                                            16,114      15,028      16,097      13,745       9,647

Earnings before income taxes and
cumulative effect of change in
accounting principle                                     7,380       7,179       8,471       6,735       3,504

Cumulative benefit from change in
accounting principle                                         -           -           -           -       5,197

Income tax expense                                       2,376       2,539       3,102       2,475       1,309

Net income                                               5,004       4,640       5,370       4,260       7,392

EARNING PER SHARE DATA:

Basic earnings per share                              $    .38    $    .35    $    .41    $    .32    $    .56

Diluted Earnings per share                                 .38         .35         .41         .32         .56

COMMON STOCK:

Number of shareholders                                     639         694         750         793         850


Weighted average shares
outstanding - Basic                         13,097,254    13,086,784   13,083,284   13,081,613   13,070,654

Effect of dilutive securities                   79,265       114,187      103,665       88,029       58,314

Weighted average shares
outstanding - Dilutive                      13,176,519    13,200,971   13,186,949   13,169,642   13,128,968

FINANCIAL POSITION (IN THOUSANDS):

Working capital                               $ 18,404      $ 16,347     $ 11,782      $ 8,388      $ 3,248

Capital expenditures                             3,347           241          591        1,205          216

Total assets                                    27,959        22,616       18,429       12,336       12,767

Long-term debt                                       -             -            -            -            -

Shareholders' equity                            24,833        19,800       15,485       10,113        5,851



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

MANAGEMENT

     The table below sets forth information provided by the individuals named therein as to the amount of Common Stock beneficially owned by the directors and executive officers of BCI, individually, and the directors and executive officers as a group, all as of September 28, 1998. The number of issued and outstanding shares of Common Stock as of September 28, 1998 was 13,050,282 shares.


Name of Beneficial Owner      Amount and Nature of Beneficial Ownership         Percent of Class (3)
------------------------      -----------------------------------------         --------------------
David H. Sanders              5,222,498 shares - 4,636,566 shares of                  39.38%
                              record, and 585,932 beneficially (1)(2)

Frank A. Katarow              30,700 shares - 5,700 of record and                       .23%
                              beneficially, and 25,000 beneficially
                              as options

Keith R. Harper               25,000 shares - 25,000 beneficially as                    .19%
                              options

Ann M. Johnson                34,500 shares - 34,500 beneficially                       .26%
                              options

Robert H. Wesel               16,000 shares - 2,000 of record and                       .12%
                              beneficially, and 14,000 beneficially
                              as options

Mark S. Geisler               14,000 shares - 14,000 beneficially as options            .11%


Donald Alexander                     28,360 shares - 21,860 of record and                 .21%
                                     beneficially and 6,500 beneficially as
                                     options

Paul F. Pujanauski                   1,000 shares - 1,000 shares beneficially             .01%
                                     as options

All directors and officers as a      5,372,058 shares - 4,666,126 of record
group (8 persons)                    and beneficially, 585,932 beneficially,
                                     and 120,000 as options (1)(3)                      40.50%

___________________________________

(1) Includes 355,932 shares owned indirectly by Mr. Sanders through family members. Therefore, for the purposes of Rule 13d-3 of the Exchange Act, he may be deemed to beneficially own that Common Stock. That beneficial ownership is disclaimed.

(2) 230,000 shares are held of record by the Sanders Family Benefit Trust.

(3) The percent of class calculations above are based on a total class of 13,212,782 shares consisting of 13,050,282 shares issued and outstanding, and 162,500 shares issuable upon exercise of options granted under BCI's Incentive Stock Option Plans.

PRINCIPAL STOCKHOLDERS

     The following table shows the beneficial ownership of Common Stock by each person who is known by BCI to be the beneficial owner of 5% or more of such Common Stock as of September 28, 1998:


Name of Beneficial Owner    Amount and Nature of Beneficial Ownership    Percent of Class (3)
------------------------    -----------------------------------------    --------------------
David H. Sanders             5,222,498 shares - 4,636,566 shares of            39.53%
 Biochem International       record, and 585,932 beneficially (1)(2)
 Inc.
 N7 W22025 Johnson Road
 Waukesha, WI 53186

Mrs. Ruth Davee              4,992,500 shares - 4,992,500 shares of
 180 E. Pearson              record                                            37.79%
 Chicago, IL 60611

___________________________

(1) See footnote (1) in the table above.
(2) See footnote (2) in the table above.
(3) See footnote (3) in the table above.

     The above beneficial ownership information is based on the information furnished by the specified persons and has been determined in accordance with Rule 13d-3 of the Exchange Act. It is not intended to be an admission of beneficial ownership for any other purpose and includes shares as to which beneficial ownership has been disclaimed. BCI has not received any Schedule 13D or Schedule 13G statements indicating that any person is a beneficial owner of more than 5% of BCI Common Stock except as disclosed above.

                              CERTAIN TRANSACTIONS

     On March 2, 1998, DS Medical Products Co., an Illinois corporation principally owned by the Principal Stockholders ("DS Medical"), merged with and into BCI, and the separate corporate existence of DS Medical ceased. The sole asset of DS Medical at the effective time of that merger was approximately 76.99% of the outstanding shares of Common Stock. As consideration for that merger, the stockholders of DS Medical received the same number of shares of Common Stock previously owned by DS Medical, thereby resulting in no change in the amount of issued and outstanding shares of Common Stock. BCI and BCI's stockholders neither received any consideration nor incurred any liability in connection with that merger. The merger was structured so as to be, and was consummated for the purpose of serving as, the most efficient means, from a federal income tax perspective, of transferring the Common Stock owned by DS Medical to the individual stockholders of DS Medical.

     On July 1, 1998, pursuant to that certain Asset Purchase Agreement by and between Anesco, Inc., a Kentucky corporation ("Anesco"), and SurgiVet, Inc., a Delaware corporation and a wholly-owned subsidiary of BCI ("SurgiVet"), SurgiVet acquired substantially all of the assets of Anesco. The purchase price for the assets was $4,000,000. Anesco was a privately held company engaged in the development, production and sale of veterinary anesthesia equipment. The assets of Anesco included cash and cash equivalents, accounts receivable, inventory, machinery, equipment and intangibles. SurgiVet intends to utilize the assets of Anesco in the same line of business in which they were used prior to the acquisition, to complement SurgiVet's line of monitoring equipment used by veterinarians.


                               REGULATORY MATTERS

     The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder provide that certain acquisition transactions may not be consummated unless certain information is filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and certain waiting period requirements have been satisfied. BCI filed the necessary information on October 14, 1998. Smith filed the necessary information on October 15, 1998. BCI and Smiths received notice of early termination of the waiting period, effective October 27, 1998.

     At any time before or after Merger Sub's acquisition of Common Stock pursuant to the Agreement, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Common Stock acquired by Merger Sub or the divestiture of substantial assets of BCI or its subsidiaries or Smiths or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.


                       ACCOUNTING TREATMENT OF THE MERGER

     The Merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by Smiths in connection with the Merger will be allocated to BCI'S assets and liabilities based on their fair market values, with any excess being treated as goodwill. The assets and liabilities and results of operations of BCI will be consolidated into the assets and liabilities and results of operations of Smiths subsequent to the effective time of the Merger.

                            INDEPENDENT ACCOUNTANTS

     It is not expected that representatives of BCI's independent accountants, PricewaterhouseCoopers, LLP, will attend the Special Meeting.


                                 OTHER MATTERS

     The Board knows of no business that will be presented for consideration at the Special Meeting other than that described above.

Dated: [_____________], 1998

                                             By Order of the Board of Directors,



                                             /s/ David H. Sanders
                                             ----------------------------
                                             David H. Sanders



                                             Chairman and Assistant Secretary

                                    ANNEX I


                               AGREEMENT AND PLAN
                                       OF
                                 REORGANIZATION

                              DATED OCTOBER 9, 1998

                                  BY AND AMONG

                           BIOCHEM INTERNATIONAL INC.

                             SMITHS INDUSTRIES, INC.

                              SMITHS INDUSTRIES PLC

                                BCI MERGER CORP.

                                       AND

                              CERTAIN STOCKHOLDERS
                                       OF
                           BIOCHEM INTERNATIONAL INC.

                               TABLE OF CONTENTS
                               -----------------

Section                                                                 Page No.
ARTICLE I    Certain Definitions...........................................2
      1.1    Definitions...................................................2
      1.2    Interpretation................................................7

ARTICLE II   The Merger....................................................8
      2.1    Merger and Conversion.........................................8
      2.2    Option Proceeds...............................................9
      2.3    Purchase Price; Payment for Shares........................... 9
      2.4    Closing; Effective Time of the Merger........................11
      2.5    Escrow Account...............................................11
      2.6    Transfer of Shares after the Effective Time..................11

ARTICLE III  Representations and Warranties of the Company................11
      3.1    Authorization; Execution and Delivery; No Violation..........11
      3.2    Organization, Existence and Authority........................12
      3.3    Subsidiaries.................................................12
      3.4    Capitalization; Ownership....................................12
      3.5    Absence of Claims Against the Company........................13
      3.6    Directors, Officers and Employees............................13
      3.7    Financial Statements.........................................14
      3.8    No Undisclosed Liabilities...................................14
      3.9    No Conflicts.................................................14
      3.10   Notes and Accounts Receivable; Inventories...................15
      3.11   Absence of Certain Changes or Events.........................15
      3.12   Absence of Litigation; Compliance with Laws, etc.............17
      3.13   Environmental Matters........................................21
      3.14   Debt Instruments.............................................24
      3.15   Title to Assets; Absence of Liens and Encumbrances...........24
      3.16   Real Property................................................25
      3.17   Agreements, Contracts and Commitments........................28
      3.18   Intellectual Property........................................30
      3.19   Insurance....................................................31
      3.20   Tax Matters..................................................31
      3.21   Employee Benefit Plans.......................................33
      3.22   Bank Accounts; Powers of Attorney; etc.......................36
      3.23   Year 2000 Compliance.........................................36
      3.24   Transactions with Affiliates.................................36

    3.25     Product Warranties............................................36
    3.26     Accounting System; Audits.....................................37
    3.27     Full Disclosure...............................................37
    3.28     No Broker's or Finder's Fees..................................37
    3.29     SEC Reports...................................................37

ARTICLE IV   Representations and Warranties of Buyer and Merger Sub........38
    4.1      Organization, Existence and Authority.........................38
    4.2      Authorization; Execution and Delivery; No Violation...........38
    4.3      No Broker's or Finder's Fees..................................38
    4.4      Financing.....................................................39

ARTICLE V    Other Agreements..............................................39
    5.1      Conduct of the Company's Business.............................39
    5.2      Access to Information.........................................40
    5.3      Stockholder Vote; Information Statement.......................41
    5.4      Commercially Reasonable Efforts...............................42
    5.5      Notification..................................................42
    5.6      Regulatory and Other Authorizations...........................42
    5.7      Further Assurances............................................43
    5.8      No Solicitation...............................................43
    5.9      Payment from Katarow Employment Trust.........................43

ARTICLE VI   Covenants not to Compete by David H. Sanders..................44
    6.1      Covenants not to Compete by David H. Sanders..................44

ARTICLE VII  Conditions of Closing ........................................44
    7.1      Conditions to Each Party's Obligation to Effect the Merger....44
    7.2      Additional Conditions to Obligations of Buyer and Merger Sub..45
    7.3      Additional Conditions to Obligations of the Company...........46

ARTICLE VIII Indemnification ..............................................47
    8.1      Obligations of the Principal Stockholders to Indemnify........47
    8.2      Limitations on Indemnification................................47
    8.3      Claims for Indemnification....................................48
    8.4      Claims Relating to Section 3.7(b).............................49
    8.5      Defense by the Indemnifying Party.............................51
    8.6      Survival of Representations and Warranties....................51
    8.7      Right to Recover from Escrow Fund.............................51
    8.8      Obligations of Buyer and Merger Sub to Indemnify..............51

ARTICLE IX   Termination...................................................52

    9.1    Termination Events............................................52
    9.2    Fees and Expenses.............................................53

ARTICLE X  Miscellaneous.................................................54
    10.1   Expenses......................................................54
    10.2   Amendments....................................................54
    10.3   Entire Agreement..............................................54
    10.4   Pre-Closing Publicity.........................................54
    10.5   Counterparts..................................................54
    10.6   Successors and Assigns........................................54
    10.7   Headings......................................................55
    10.8   Governing Law.................................................55
    10.9   Notices.......................................................55
    10.10  U.S. Dollars..................................................56
    10.11  Waiver........................................................56

EXHIBITS

    A      Escrow Agreement
    B      Employment Agreement of Frank Katarow
    C      Resignation of David H. Sanders

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization (this "Agreement") is made as of this 9th day of October, 1998, by and among Smiths Industries, Inc., a Florida corporation ("Buyer"), Smiths Industries plc, a corporation organized under the laws of England and Wales ("Smiths"), BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), Biochem International Inc., a Delaware corporation (the "Company" or "Biochem"), David H. Sanders, individually, and David H. Sanders, Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, and Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990 (said Trusts referred to collectively as the "Principal Stockholders", and individually as a "Principal Stockholder").

                                   WITNESSETH:

                  WHEREAS, Buyer, the Company and the Principal Stockholders desire to have Merger Sub merge with and into the Company pursuant to a transaction in which the separate existence of Merger Sub will cease (the "Merger"), the Company shall continue as the surviving corporation and become a wholly-owned subsidiary of Buyer, and each outstanding share of common stock, par value $.02 per share, of the Company ("Company Common Stock") (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights and shares described in Section 2.1(e) hereof) will be converted into a right to receive the Per Share Common Price;

                  WHEREAS, immediately prior to the Effective Time, the Company shall pay to each holder of an outstanding Option the Option Cash Out Price with respect to each such Option; and

                  WHEREAS, in connection with the transactions contemplated by this Agreement, the Principal Stockholders, David H. Sanders, Ruth Dunbar Davee, Frank A. Katarow and Buyer have entered into a Voting Agreement of even date herewith.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, Buyer, Smiths, Merger Sub, the Company, David
H. Sanders and the Principal Stockholders covenant and agree as follows:

                                   ARTICLE I

                               Certain Definitions

     1.1 Definitions. The following terms used in this Agreement shall have the meanings ascribed below:

         "Aggregate Option Cash Out Price" - Shall mean the aggregate amount paid by the Company in connection with the surrender of the Options pursuant to
Section 2.3 hereof.

         "Agreement" - See initial paragraph of this Agreement.

          "Anesco" - Shall mean Anesco, Inc., a Kentucky corporation which sold substantially all of its assets to the Company's Subsidiary, SurgiVet, Inc.
by a certain Asset Purchase Agreement dated July 1, 1998 (the "Anesco
Purchase Agreement").

         "Balance Sheet" - See Section 3.7.

         "Balance Sheet Date" - See Section 3.7.

         "Biochem" - See initial paragraph of this Agreement.

         "Buyer" - See initial paragraph of this Agreement.

         "Buyer's Accountants" - Shall mean PricewaterhouseCoopers, Minneapolis office.

         "CAA" - Shall mean the Clean Air Act (42 U.S.C. Sections 7401, et. seq.).

         "CERCLA" - Shall mean the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601, et. seq.).

         "Certificate of Merger" - See Section 2.4.

         "Claim" - See Section 8.3(a).

         "Claim Response Period" - See Section 8.3(a).

         "Cleanup" - See Section 3.13(b)(vii).

         "Closing" - See Section 2.4.

         "Closing Date" - See Section 2.4.

         "Code" - Shall mean the Internal Revenue Code of 1986, as amended.

         "Company" - See initial paragraph of this Agreement.

         "Company 1998 Form 10-K" - See Section 3.29.

         "Company Common Stock" - See first Whereas clause.

         "Company Preferred Stock" - See Section 3.4.

         "Company's Knowledge" - Shall mean the actual knowledge of David H. Sanders, Frank A. Katarow, Mary K. Hamkins, Donald J. Alexander, Mark S. Geisler, Keith Harper, Ann Johnson, Paul Pujanauski, Bob Wesel and Jeff Baker (through conscious awareness) as to the existence or absence of facts that are the subject of any representation or warranty contained herein.

         "Company's SEC Reports" - See Section 3.29.

         "Damages" - See Section 8.1.

         "Delaware Law" - Shall mean the Delaware General Corporation Law.

         "Dissenter Rights" - Shall mean the rights of Stockholders with respect to mergers set forth in Section 262 of the Delaware Law.

         "DOJ" - Shall mean the United States Department of Justice.

         "Draft Net Worth Statement" - See Section 8.4(a).

         "Effective Time" - See Section 2.4.

         "Employment Agreement" - See Section 7.2(i).

         "Encumbrances" - See Section 3.15(b).

         "Environmental Laws" - See Section 3.13(b)(vii).

         "Environmental Liabilities and Costs" - See Section 3.13(b)(vii).

         "Environmental Permits" - See Section 3.13(b)(ii).

         "EPCRA" - Shall mean the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 1101 et. seq.).

         "ERISA" - Shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" - See Section 2.5.

         "Escrow Agent" - See Section 2.5.

         "Escrow Agreement" - See Section 2.5.

         "Escrow Amount" - See Section 2.5.

         "European Directive " - See Section 3.12(d)(v).

         "Exchange Act" - See Section 3.11(1).

         "FDA" - Shall mean the United States Food and Drug Administration.

         "FDA Acts and Regulations" - See Section 3.12(d)(i).

         "Financial Statements" - See Section 3.7.

         "FTC" - Shall mean the United States Federal Trade Commission.

         "Fully Diluted Company Common Stock" - Shall mean: (i) the number of issued and outstanding shares of Company Common Stock (excluding any such shares described in Section 2.1(e) hereof); and (ii) the shares of Company Common Stock which are subject to outstanding Options, determined immediately prior to the Effective Time.

         "FWPCA" - Shall mean the Federal Water Pollution Control Act (33 U.S.C. Section 1251, et. seq.).

         "Hazardous Substances" - See Section 3.13(b)(vii).

         "HSR Act" - Shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IRS" - Shall mean the United States Internal Revenue Service.

         "Indemnified Party" - See Section 8.3(a).

         "Indemnifying Party" - See Section 8.3(a).

         "Independent Accounting Firm" - See Section 8.4(d)(ii).

         "Information Statement" - See Section 5.3.

         "Insurance Proceeds" - See Section 8.2 (f).

         "Intellectual Property" - See Section 3.18(a).

         "Katarow" and "Katarow Employment Trust" - Shall mean respectively Frank A. Katarow and that certain trust established pursuant to (i) a Trust Agreement between the Company and David H. Sanders dated January 24, 1996 and
(ii) a certain Compensation Agreement dated January 24, 1996 between Katarow and the Company, as amended.

         "Laws" - See Section 3.16(c)(iv).

         "Leased Real Property" - See Section 3.16(d).

         "Letter of Transmittal" - See Section 2.3(b).

         "Liability Assumption Agreement" - See Section 7.2(k).

         "Liquidated Claim Response Period" - See Section 8.3(b).

         "Meeting" - See Section 5.3(a).

         "Merger" - See first Whereas clause.

         "Merger Sub Stock" - See Section 4.1.

         "Merger Sub" - See initial paragraph of this Agreement.

         "Net Worth" and "Net Worth Statement" - See Section 8.4(d)(iii).

         "Objections Report" - See Section 8.4(b).

         "Option" or "Options" - Shall mean any option, warrant or conversion right issued or granted by the Company entitling the holder thereof to purchase Company Common Stock, including any such option, warrant or right which is not yet exercisable in accordance with its terms.

         "Option Cash Out Price" - Shall mean, with respect to each Option outstanding immediately prior to the Effective Time, the amount, if any, by which: (A) the product of (i) the Per

Share Common Price and (ii) the aggregate number of shares of Company Common Stock which are subject to such Option exceeds (B) the exercise price payable with respect to such Option.


         "Option Payment" - See Section 2.2(b).

         "Option Proceeds" - Shall mean the aggregate exercise price payable with respect to all Options outstanding immediately prior to the Effective Time.

         "Other Filings" - See Section 5.3(c).

         "Paying Agent" - See Section 2.3(b).

         "Per Share Common Price" - Shall mean the quotient obtained by dividing (A) $83,000,000 by (B) the Fully Diluted Company Common Stock, rounded to the nearest fourth decimal.

         "Permitted Encumbrances" - See Section 3.16(c)(i).

         "Principal Stockholders" - See initial paragraph of this Agreement.

         "Product Registrations" - See Section 3.12(d)(vii)(A).

         "Purchase Price" - Shall mean (A) $83,000,000, minus (B) the sum of the Option Cash Out Price of all Options outstanding.

         "QMS" - See Section 3.12(d)(v).

         "RCRA" - Shall mean the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et. seq.).

         "Real Property" - See Section 3.16(a).

         "Release" - See Section 3.13(b)(vii).

         "Schedules" - Shall mean the schedules attached to this Agreement.

         "SDWA" - Shall mean the Safe Drinking Water Act (15 U.S.C. Sections 300F, et seq.).

         "SEC" - See Section 3.29.

         "SEC Filings" - See Section 5.3(d).

         "Securities Act" - See Section 3.29.

         "Smiths" - See initial paragraph of this Agreement.

         "Stockholders" - Shall mean, collectively, all of the holders of Company Common Stock, including any person who has exercised an Option and is entitled to receive any Shares of Company Common Stock therefor, and "Stockholder" shall mean such holders or persons individually.

         "Stockholders' Accountants" - See Section 8.4(b).

         "Stockholders' Representative" - See Section 8.4(a).

         "Subsidiary" and "Subsidiaries" - Shall mean individually each, and collectively all, subsidiaries of the Company.

         "Surviving Corporation" - See Section 2.1(b).

         "Structures" - See Section 3.16(c)(iii).

         "SWDA" - Shall mean the Solid Waste Disposal Act (42 U.S.C. Sections 6901, et seq.).

         "Threshold" - See Section 8.2(b).

         "TSCA" - Shall mean the Toxic Substances Control Act (U.S.C. Sections 2601, et. seq.).

         "Unliquidated Claim" - See Section 8.3(b).

     1.2 Interpretation. Unless the context of this Agreement otherwise requires: (a) words of any gender shall be deemed to include each other gender,
(b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) references to "hereof," "herein," "hereby" and similar terms shall refer to this entire Agreement.

                                   ARTICLE II

                                   The Merger

         2.1 Merger and Conversion. Subject to the terms and conditions hereof and in accordance with Delaware Law, at the Effective Time:

             (a) Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease;

             (b) the Company, as the surviving corporation (the "Surviving Corporation"),

                 (i)   shall be a wholly-owned subsidiary of Buyer,

                 (ii) shall continue its corporate existence under the laws of the State of Delaware,

                 (iii) shall change its present name to SIMS Biochem, Inc., and

                 (iv) shall succeed to all rights, assets, liabilities and obligations of Merger Sub and the Company in accordance with Delaware Law;

             (c) the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, and as amended pursuant to the Certificate of Merger (as defined herein), shall continue as the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of Delaware Law;

             (d) the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall continue as the By-laws of the Surviving Corporation until thereafter amended in accordance with their terms and the Certificate of Incorporation of the Surviving Corporation and as provided by Delaware Law;

             (e) any shares of Company Common Stock that are held in the Company's treasury or held by any Subsidiary immediately prior to the Effective Time shall be cancelled;

             (f) each share of Merger Sub Stock that is outstanding immediately prior to the Effective Time shall be converted at the Effective Time into one share of common stock of the Surviving Corporation; and

             (g) without any action on the part of Buyer, Merger Sub or the Company, each share of Company Common Stock that is outstanding immediately prior to the Effective Time shall be deemed no longer outstanding and shall be cancelled and retired and shall cease to exist, and (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights and shares described in Section 2.1(e)) will be converted into, and become a right to receive, at the Effective Time, upon surrender of the certificate representing such share in accordance with SECTION 2.3(b) hereof, the Per Share Common Price.

     2.2 Option Proceeds.

         (a) Prior to the Effective Time, the Company shall inform Buyer in writing of the amount payable in respect of the Aggregate Option Cash Out Price and will satisfy any reasonable enquiries by Buyer in relation thereto.

         (b) Prior to the Effective Time, Buyer will provide or cause to be provided to the Company the funds necessary to make all payments (the "Option Payment") contemplated by this Section 2.2 in accordance with written payment instructions delivered to Buyer at least four (4) business days prior to the Closing Date.

         (c) Immediately prior to the Effective Time, the Company shall pay to each holder of outstanding Options an amount equal to the Option Cash Out Price with respect to each such Option surrendered by such holder to the Company, less the amount required to be withheld by applicable federal and state income tax withholding laws and less any amounts due in respect of social security or other statutory deductions.

     2.3 Purchase Price; Payment for Shares.

         (a) At the Effective Time, Buyer shall pay in the manner contemplated by Section 2.3(b) for the benefit of each holder of outstanding shares of Company Common Stock as of the Effective Time, an amount equal to the Per Share Common Price for each share of Company Common Stock surrendered by such holder (except for shares, if any, with respect to which the holder thereof shall have perfected Dissenter Rights and shares described in Section 2.1(e)), which aggregate amount payable to each such holder shall be rounded to the nearest cent.

         (b) From and after the Effective Time, American National Bank and
Trust Company of Chicago shall act as paying agent (the "Paying Agent") in effecting the exchange for cash of certificates which, immediately prior to the Effective Time, represented Company Common Stock entitled to payment pursuant to
Section 2.1(g) above. As soon as practicable after the Effective Time, the Paying Agent shall mail a transmittal form (the "Letter of Transmittal") to each holder of certificates theretofore representing any such shares advising such holder of the procedure for surrendering to the Paying Agent any such share certificates for exchange. If a payment for the cash amount to be paid pursuant to Section 2.1(g) above is to be made to a person other than a person in whose name the certificates for such shares surrendered for exchange are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the delivery of such payment to a person other than the registered owner of the certificates surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to a holder of certificates theretofore representing such shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Upon the surrender and exchange of such a certificate, the holder shall be paid, without interest thereon, the amount of cash to which he or she is entitled hereunder, less only any amount required to be withheld under applicable backup withholding federal income tax regulations, and such certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the cash into which the shares it theretofore represented shall have been converted pursuant to Section 2.1(g) above, without interest, until so surrendered and the Surviving Corporation shall not be required to pay the holder thereof the cash to which such holder otherwise be entitled. Buyer shall transmit by wire, or other acceptable means, for deposit to the Paying Agent not later than one (1) full business day preceding the Closing, a sum equal to the Purchase Price. The Paying Agent shall agree to hold such funds in trust and deliver such funds (in the form of checks of the Paying Agent) in accordance with this Section and such additional terms as may be agreed upon by the Paying Agent and Buyer. Any portion of such funds which has not been paid to stockholders of the Company pursuant to this Section by six (6) months after the Effective Time shall promptly be paid to the Surviving Corporation, and any stockholders of the Company who have not theretofore complied with this Section thereafter shall look only to the Surviving Corporation for payment of the amount of cash to which they are entitled under this Agreement. If, after the Effective Time, subject to the terms and conditions of this Agreement, certificates representing any such shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for cash in accordance with this Section 2.3(b). All amounts payable pursuant to Section 2.2 and this Section 2.3 hereof shall be paid in immediately available funds, without interest thereon.

             (c) Shares of capital stock of the Company that have not been voted in favor of adoption of the Merger and with respect to which appraisal rights shall have been properly demanded in accordance with Delaware Law shall not be converted into the right to receive the Per Share Common Price as set forth in Section 2.1(g) above at or after the Effective Time unless and until the holder of such shares withdraws its demand for such appraisal in accordance with applicable law or becomes ineligible for such appraisal, at which time such shares shall be converted into and represent the right to receive the Per Share Common Price as set forth in Section 2.1(g) above, without interest. The Company shall give Buyer (i) notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments in respect thereof received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Buyer, settle or offer to settle any such demands.

     2.4 Closing; Effective Time of the Merger. Subject to the provisions of
Article VII hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Holleb & Coff, 55 East Monroe Street, Suite 4100, Chicago, Illinois 60603-5896, at 10:00 a.m., Chicago time, on the third business day (or such later date as the parties hereto may agree) following the first business day on which the last of the conditions set forth in Article VII is fulfilled or waived (such date, the "Closing Date"), or at such other time or place as the parties agree upon. Upon the Closing, the parties hereto shall cause the Merger to be consummated by immediately filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date and time agreed upon by Buyer and the Company and set forth therein, the "Effective Time").

     2.5 Escrow Account. As collateral security for the payment of any indemnification obligations of the Principal Stockholders pursuant to (and subject to the limitations of) Article VIII, and pursuant to the terms of the Escrow Agreement dated the date hereof (the "Escrow Agreement") between Buyer, the Principal Stockholders, the Company and American National Bank and Trust Company of Chicago, as Escrow Agent (the "Escrow Agent"), at the Closing, Buyer shall pay to the Escrow Agent, on behalf of the Principal Stockholders, for credit to the escrow account (the "Escrow Account") pursuant to the Escrow Agreement an aggregate amount equal to $7,000,000 (the "Escrow Amount") which amount will be deducted from the portion of the Purchase Price to be paid to the Principal Stockholders pursuant to Section 2.2.

     2.6 Transfer of Shares after the Effective Time. At the Effective Time, the stock transfer books of the Company shall be closed, and no further transfers of Company Common Stock shall be made on such stock transfer books at or after the Effective Time.


                                   ARTICLE III

                  Representations and Warranties of the Company

         The Company and the Principal Stockholders, jointly and severally, represent and warrant to Buyer as follows:

     3.1 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and all other agreements entered into in connection with the transactions contemplated hereby constitute (or upon execution and delivery will constitute) the valid and binding obligations of the Company and the Principal Stockholders and are enforceable (or upon execution and delivery will be enforceable) in accordance with their respective terms. The execution, delivery and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby by the Company and the Principal Stockholders does not and will not violate, conflict with, result in a breach of or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under), result in the creation of any lien, charge, security interest or other encumbrance on the Company or any Subsidiary or any of their respective properties or accelerate the obligations of the Company or any Subsidiary under
(a) the Certificate of Incorporation or the By-Laws of the Company or any Subsidiary, (b) any document, note, agreement, contract, license, instrument, lease or other obligation to which the Company, any Subsidiary or the Principal Stockholders are a party or by which the Company, any Subsidiary or the Principal Stockholders are bound or to which any property or asset of the Company or any Subsidiary or the Company Common Stock or the Company Preferred Stock is subject, (c) any judgment, order, decree, ordinance, ruling or injunction applicable to the Company, any Subsidiary or the Principal Stockholders, or (d) any statute, law, regulation or rule of any governmental agency or authority applicable to the Company, any Subsidiary or the Principal Stockholders.

     3.2 Organization, Existence and Authority. Each of the Company and SurgiVet, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company's Subsidiary BCI International Foreign Sales Corp. is a company duly organized and validly existing and in good standing under the laws of Barbados. SCHEDULE 3.2 hereto contains (i) a list of all jurisdictions in which the Company and each Subsidiary conducts business as described therein; and (ii) a list of all jurisdictions in which the Company or any Subsidiary is authorized or qualified to do business as a foreign corporation. The Company and each Subsidiary is duly qualified and licensed to do business as a foreign corporation in each jurisdiction where the business transacted by the Company or such Subsidiary requires qualification. Except as set forth in SCHEDULE 3.2 or SCHEDULE 3.12(b), the Company and each Subsidiary has all authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory bodies necessary to own or lease its properties and assets and to conduct its business as currently conducted. The Company has all requisite corporate power and authority to enter into and perform this Agreement and all other agreements entered into in connection with the transactions contemplated hereby. Copies of the Company's and each Subsidiary's Certificate of Incorporation, as amended to date, and By-Laws, as amended to date, have been delivered to Buyer and are complete and correct. The complete minute books of the Company and each Subsidiary have been made available to Buyer and its representatives.

     3.3 Subsidiaries. Except as set forth on SCHEDULE 3.3, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business. The Company is not subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     3.4 Capitalization; Ownership. The authorized capital stock of the Company consists of 1,000,000 shares of Preferred Stock, $1.00 par value (the "Company Preferred Stock"), of which no shares are outstanding on the date hereof, and 24,000,000 shares of Company Common Stock, par value $0.02 per share, of which 13,100,282 shares are issued, 13,050,282 shares are outstanding, and 50,000 shares are held as treasury shares on the date hereof. All of such shares are duly authorized, validly issued, fully paid and non-assessable. All such shares have been issued in compliance with applicable federal and state securities laws. SCHEDULE 3.4(a) hereto identifies, with respect to each Principal Stockholder, director and officer of the Company, the number of shares of Company Common Stock owned and each such individual's percentage ownership of the Company. Except as set forth on
SCHEDULE 3.4(b), there are no outstanding subscriptions, options, warrants, contracts, calls, rights or commitments of any character relating to the issuance of or granting of rights in or to acquire any security of the Company, nor are any outstanding securities convertible into or exchangeable for other securities of the Company. Except as set forth on SCHEDULE 3.4(b), the Company has no outstanding or prospective obligation to issue, repurchase, redeem, or otherwise acquire any of its capital stock. Without prejudice to the generality of the foregoing, neither the Company nor any of the Principal Stockholders is under any obligation to Chicago Corporation in connection with the sale, transfer or preemption of any stock in the Company or otherwise.

     3.5 Absence of Claims Against the Company. Except as set forth on SCHEDULE 3.4(b), no Stockholder has any rights to acquire any assets of the Company or any Subsidiary nor, except as set forth on SCHEDULE 3.4(b) or SCHEDULE 3.5, any direct or indirect claim against the Company or any Subsidiary.

     3.6 Directors, Officers and Employees.

         (a) List. Attached hereto as SCHEDULE 3.6(a) is a list of (i) all officers and directors of the Company and each Subsidiary, (ii) all employees of the Company and each Subsidiary who, during the last calendar year, received aggregate remuneration from the Company or any Subsidiary (including commissions, cash bonuses and accrued but deferred compensation) of at least $30,000, showing in each case their names, positions, years of service and amounts of annual remuneration, and (iii) a description of all noncash fringe benefits provided to any officer, director or employee who, during the last calendar year, received aggregate remuneration from the Company or any Subsidiary (including commissions, cash bonuses, and accrued but deferred compensation) of at least $40,000.

         (b) Compliance with Employment Laws; Employee Relations. The Company and each Subsidiary is in material compliance with all federal, state and municipal laws and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, is not engaged in any unfair labor practice, and is not in arrears in the payment of wages or withholding taxes or any other employee benefit taxes or imposts. Except as set forth on SCHEDULE 3.6(b), none of the Company's or any Subsidiary's employees is represented by any labor union, and there is no labor strike, dispute, grievance or other labor trouble pending or, to the Company's Knowledge, threatened with respect to the Company or any Subsidiary.

     3.7 Financial Statements.

         (a) SCHEDULE 3.7(a) includes true and complete copies of the consolidated balance sheets of the Company and its Subsidiaries for fiscal years 1993 through fiscal year 1998 and the related statements of operations, changes in stockholders' equity and changes in financial position for the periods then ended, in each case accompanied by the audit report of PricewaterhouseCoopers, independent certified public accountants (collectively, the "Financial Statements"). For purposes of this Agreement, the consolidated balance sheet as of June 30, 1998 is referred to as the "Balance Sheet" and its date as the "Balance Sheet Date." All such financial statements and information, including the related notes, where applicable, are in accordance with the books and records of the Company, present fairly the financial position, results of operations, changes in stockholders' equity, and changes in financial position of the Company and its Subsidiaries as of the respective dates and for the respective periods indicated, and have been prepared in accordance with United States generally accepted accounting principles.

         (b) Net Worth of the Company and its Subsidiaries.

             (i) The consolidated net worth of the Company and its Subsidiaries as of the Closing Date as shown in the Net Worth Statement prepared in accordance with the methods, policies and procedures set forth on SCHEDULE 3.7(b) and defined in Section 8.4(d)(iii) (the "Net Worth") will be greater than or equal to $16,800,000.

             (ii) The Cash of the Company and its Subsidiaries as of the Closing Date will be greater than or equal to $10,500,000.

     3.8 No Undisclosed Liabilities. Except as set forth on SCHEDULE 3.8(a), neither the Company nor any Subsidiary has any liabilities or obligations, fixed, accrued, contingent, assumed or otherwise and whether due or to become due, which are not fully reflected or provided for on the Balance Sheet other than liabilities and obligations incurred in or as a result of the ordinary course of business since the Balance Sheet Date, none of which individually or in the aggregate has been or is materially adverse to the business or condition of the Company or any Subsidiary. For purposes of this Section 3.8, "materially adverse" means any individual liability in excess of $15,000 and liabilities in excess of $75,000 in the aggregate.

     3.9 No Conflicts. Except as set forth on SCHEDULE 3.9, the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not:

         (a) result in termination or any impairment of any material permit, license, franchise, surety bond, insurance coverage, contractual right or other authorization of the Company or any Subsidiary; or

         (b) require the consent of any third party.

     3.10 Notes and Accounts Receivable; Inventories.

         (a) Notes and Accounts Receivable. Except as set forth on SCHEDULE 3.10(a), the notes and accounts receivable reflected on the Balance Sheet or arising since the date thereof are valid and genuine and have been collected or will be collectible in the amounts shown, less any provisions shown on the Balance Sheet for bad or doubtful debt. The provisions shown on the Balance Sheet have been computed in a manner consistent with past practice. All notes and accounts receivable reflected on the Balance Sheet have arisen only in the ordinary course of business.

         (b) Inventories. Except as set forth on SCHEDULE 3.10(b), the inventories shown on the Balance Sheet and inventories acquired since the Balance Sheet Date consist of items of a quantity and quality usable or salable in the normal course of business of the Company and its Subsidiaries, and the value of all items including obsolete materials or materials of below standard quality or slow-moving and obsolete inventory have been written down to realizable market value, or adequate provisions have been made therefor. The value at which the inventories are carried on the Balance Sheet reflects the normal inventory valuation policy of the Company.

     3.11 Absence of Certain Changes or Events. Except as set forth on SCHEDULE 3.11, since the Balance Sheet Date there has not been, nor are there now existing any conditions or events specifically affecting the Company or any Subsidiary which may cause there to be, in relation either to the Company or any Subsidiary, whether or not in the ordinary course of business:

         (a) any material adverse change in the business, condition, operations or properties of the Company or its Subsidiaries;

         (b) any event, condition or state of facts which might materially and adversely affect the business, condition, operations or properties of the Company or its Subsidiaries;

         (c) any damage, destruction, loss or other casualty, whether covered by insurance or not, materially and adversely affecting the business, condition, operations or properties of the Company or its Subsidiaries;

         (d) any authorization, issuance, sale, redemption, repurchase, split, combination or reclassification by the Company or its Subsidiaries of any debt security or any shares of capital stock of the Company or any Subsidiary or any declaration, setting aside or payment of a dividend (whether in cash, stock or property) of the Company or its Subsidiaries;

         (e) any secured or unsecured borrowing or any guaranty for the borrowing of money by the Company or by any Subsidiary (other than borrowing, repayment and re-borrowing in the ordinary course of business under the Company's or such Subsidiary's existing line of credit) or the issuance or creation of (or any commitment with respect thereto) any bonds, debentures, notes or other obligations for the payment of money by the Company or by any Subsidiary;

         (f) any expenditures, or commitments therefor in excess of $10,000, in the aggregate, for any items which would be treated under generally accepted accounting principles as fixed capital assets;

         (g) (i)   any increase in the compensation payable or to become
payable by the Company to any of its directors, officers, agents or consultants;

             (ii) any increase in compensation payable or to become payable by the Company or any Subsidiary to any of its employees other than consistent with past practice;

             (iii) any bonus, percentage compensation, service award or other like benefit granted, made or accrued to the credit of any director, officer, agent, consultant or employee of the Company or of any Subsidiary; or

             (iv) other than in the ordinary course of business, any contribution or payment to any profit sharing, pension, retirement or similar plan or arrangement made or agreed to by the Company or by any Subsidiary for the benefit of any director, officer, agent, consultant or employee;

         (h) any material change in any method of accounting or accounting practice of the Company or any Subsidiary;

         (i) any notes or accounts receivable or portions thereof written off by the Company or by any Subsidiary as uncollectible (except for write-offs in the ordinary course of business and consistent with past practice);

         (j) any sale, assignment, transfer, mortgage, pledge or encumbrance of any of the assets of the Company or of any Subsidiary (real, personal or mixed, tangible or intangible), cancellation or discharge of any debts or claims or waiver of any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

         (k) any sale, assignment or transfer of any patents, trademarks, trade names, copyrights or other similar assets held by the Company or by any Subsidiary, including applications or licenses therefor;

         (l) any payment of any amounts or liability incurred in favor of, or sale of any properties or assets (real, personal or mixed, tangible or intangible) to, or any transaction or any agreement or arrangement with, any corporation or business in which the Company or any Subsidiary or any of their respective corporate officers or directors, or any "affiliate" or "associate"

(as such terms are defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such person, has any direct or indirect ownership interest;

          (m) any expenditures in excess of $10,000, or commitments therefor, to acquire any property, real or personal, except the purchase of inventory and equipment in the ordinary course of business consistent with past practice;

          (n) any material change or, to the Company's Knowledge, threatened change in the Company's or any Subsidiary's relationship with their respective material suppliers, distributors, major customers and employees, and the Company has no reason to believe that any such change will occur at this time or upon consummation of the transactions contemplated by this Agreement;

          (o) any change in the Certificate of Incorporation or By-laws of the Company (or comparable document of any Subsidiary);

          (p) any obligation, actual or contingent, to purchase or sell foreign currency; or

          (q) any investment in any financial instrument other than investments in short-term United States treasury securities consistent with past practice; or

          (r) any other transaction or event other than in the ordinary course of business and consistent with past practice or in connection with the transactions contemplated by this Agreement.

     3.12 Absence of Litigation; Compliance with Laws, etc.

          (a) Except as set forth on SCHEDULE 3.12(a), there is no action, suit, proceeding, claim or investigation pending or, to the Company's Knowledge, threatened against or proposed in any manner, or directly or indirectly involving, the Company or any Subsidiary or any of their respective assets, businesses or operations or the transactions contemplated hereby. There is no unsatisfied or outstanding order, writ, judgment, injunction, decree or administrative mandate affecting the Company or any Subsidiary or any of their respective assets, businesses or operations. Since January 1, 1994, neither the Company nor any Subsidiary has submitted any claims in excess of $10,000 to its insurance carriers seeking damages for personal or other injuries resulting from the operation of its business.

          (b) SCHEDULE 3.12(b) lists all licenses, franchises, permits and other governmental authorizations held by the Company and any of its Subsidiaries in the United States or abroad that are material to the conduct of their businesses. Such licenses, franchises, permits and other governmental authorizations are valid, and neither the Company nor any Subsidiary has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. The Company and each Subsidiary hold all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a material adverse effect on their respective businesses. No license, franchise, permit or other governmental authorization held by the Company or any Subsidiary will be adversely affected by the transactions contemplated by this Agreement.

          (c) Except as set forth on SCHEDULE 3.12(c), the Company and each Subsidiary have materially complied with and are in material compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to the Company and such Subsidiary or the Company's or the Subsidiary's properties, assets, operations and businesses, and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree except such defaults or violations or such bases for any claims of such defaults or violations, if any, that in the aggregate do not and will not materially and adversely affect the property, operations, financial condition or prospects of the Company or any Subsidiary. Except as set forth on
SCHEDULE 3.12(c), the Company and each Subsidiary is in material compliance with: (i) all applicable requirements of all United States and foreign governmental authorities with respect to environmental protection, including, without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable workplace-safety laws of all other jurisdictions and all rules, regulations and orders thereunder and (iii) all applicable laws and related rules and regulations of all United States and foreign jurisdictions affecting labor union activities, civil rights or employment, including without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act.

     (d)  (i)    All necessary medical device pre-market notifications,
investigational device exemption applications, pre-market approval applications, and amendments and/or supplements thereto, as required by the Federal Food, Drug and Cosmetic Act, including the Safe Medical Devices Act of 1990, and the regulations of the FDA adopted under such laws (collectively, the "FDA Acts and Regulations"), and any policies issued by the FDA in connection with such medical device pre-market notifications, investigational device exemption applications, pre-market approval applications, and amendments and/or supplements thereto, have been filed with the FDA for all medical devices sold by the Company and all necessary approvals and acknowledgments have been obtained from the FDA;

          (ii) The Company and its Subsidiaries have complied with all requirements imposed on the medical devices sold by the Company and its Subsidiaries relating to the pre-market development, production, sale, post marketing surveillance, adverse event reporting and marketing thereof, pursuant to the FDA Acts and Regulations, and any policies issued by the FDA concerning the pre-market development, production, sale, post marketing surveillance, adverse event reporting and marketing of such medical devices, including any conditions for approval and/or post market requirements that are specific to such medical devices except where the failure to be in such compliance or obtain such approvals would not have a material adverse effect on the financial condition or operations of the Company or its Subsidiaries; and

          (iii)  The following documents have been made available to Buyer:

                 (A) A list of all products manufactured or marketed by the Company and its Subsidiaries since January 1, 1995, as well as a list of those currently manufactured or marketed by the Company and its Subsidiaries, together with a copy of all relevant import and/or marketing approvals relating to sales in foreign countries;

                 (B) The current medical device listing/delisting forms of the Company or any of its Subsidiaries;

                 (C) All FDA Section 510(k) pre-market notification acceptances and device pre-market application approvals of the Company or of any Subsidiary;

                 (d) A list of all products sold by the Company and its Subsidiaries since January 1, 1995 in, or for resale in, foreign countries, and copies of all correspondence from the FDA approving export of the Company's or its Subsidiaries' medical devices pursuant to Section 801 and 802 of the Federal Food, Drug and Cosmetic Act or any similar approval for any products sold by any Subsidiary;

                 (E) The Company's and any Subsidiary's Device Establishment Registration with the FDA for 1997 and 1998;

                 (F) All FDA inspection reports, Forms 483 and follow-up correspondence relating to the medical device products manufactured by the Company or any Subsidiary after January 1, 1995; and

                 (G) A list of all products under development or currently planned to be marketed by the Company or any Subsidiary. Except as set forth on
SCHEDULE 3.12(d), after January 1, 1995, there have been no (1) FDA inspections of the Company, (2) adverse experience reports, medical device reports or Good Manufacturing Practices or Quality System complaints, regulatory letters, notices of adverse findings, warning letters or, other correspondence in which the FDA has stated or explicitly suggested that the Company or any Subsidiary has violated FDA laws, regulations, or policies or (3) recalls, market withdrawals, FDA injunctions, seizures, criminal prosecutions, safety alerts, notifications to medical practitioners or hospitals regarding safety risks or describing other problems, or FDA requests to repair, refund or reimburse on account of safety problems which have had or are reasonably likely to have a material adverse effect on the financial condition or operations of the Company or any Subsidiary.

          (iv) All products which the Company or any Subsidiary has in the past supplied, or is currently supplying or currently intends within the period of nine (9) months commencing on the date hereof, to supply to customers in Canada have been registered under Canadian device legislation and, in particular, but without limitation, the Company and any relevant Subsidiary has obtained all consents, permits and licenses required in relation thereto under the Canadian Medical Devices Regulations published in May 1998. All fees and expenses incurred in connection therewith have been paid. Neither the Company nor any Subsidiary is in default under the said Regulations or under the terms on which any such consent, license or permit has been issued.

          (v) The Company has established and currently maintains quality management systems ("QMS") which in all material respects comply with FDA's Quality Systems Regulations and conform to the European Standards EN 29001 and EN 46001. The Company's QMS have been certified as being in conformity with said standards by TUV Rheinland acting in its capacity as a "Notified Body" appointed by the German Ministry of Health pursuant to the European Medical Devices Directive (93/42/EEC) (hereafter "the European Directive"). The Company has complied with all conditions of such certification, including, without limitation, the correction of any matters brought to its attention by said Notified Body.

          (vi) The Company has complied in all material respects with the European Directive as the same has been implemented by each of the European Union Member States to which the Company is supplying its products. In particular, but without prejudice to the generality of the foregoing:

                 (A) the Company has implemented and is currently maintaining systems to comply with the European Directive which have been certified to be so compliant by TUV Rheinland acting as a Notified Body as aforesaid;

                 (B) the Company has made declarations of conformity with the European Directive in respect of all of its current range of products other than the products listed on SCHEDULE 3.12(d)(VI)(B) and either has applied or is in a position immediately and properly, and without significant expense, to apply the CE marking to the said products and their labeling and packaging thus denoting compliance with the European Directive;

                 (C) all products currently under development by the Company have been designed to comply with the European Directive and with FDA guidelines on the design of medical licenses and software validation;

                 (D) Except as set forth on Schedule 3.12(d)(vi)(D), the Company has or can immediately and without significant expense produce local language labeling for each of the member states of the European Union to which its products are currently supplied or are planned to be supplied within nine (9) months from the date hereof; and

                 (E) each of the Company's products (other than Model 8200) conform in all material respects and so far as relevant to European Standards EN 865 (Oximeters) and EN 864 (Capnographs) (or, if the applicable standard for sale to European Union Member States at the time of sales, ISO 9918 and 9919), and all products currently under development by the Company have been designed so as to be in such conformity.

          (vii) With respect to products sold outside the USA, the Company and any relevant Subsidiary has:

                 (A) obtained directly or indirectly all licenses, permits, approvals, registrations or consents which are required by law or are commercially expedient to promote such products (hereafter "Product Registrations"); and

                 (B) in countries other than Japan and if allowed under applicable law, all Product Registrations have been obtained in the name of and are owned by the Company (or such Subsidiary), or, at the Company's (or such Subsidiary's) request, can be transferred at once (subject to reasonable time periods necessary to process such transfer with the applicable authority) and without material expense to the name and ownership of the Company or such Subsidiary.

          (viii) All products under development or currently planned to be marketed by the Company or any Subsidiary are expected by the Company, within nine (9) months from the date hereof, to receive regulatory clearance in the United States and Europe and be marketable at a cost reasonably estimated by the Company as set forth on SCHEDULE 3.12(d)(VIII), which costs remaining to be paid after the Closing Date, shall not exceed $220,000.

          (ix) There are no restrictions specific to the Company or its products (other than compliance with applicable law, rules, regulations and standards) on the Company selling and distributing both its current products and those under development or currently planned to be marketed by the Company either under the Company's own name and trademarks or in the form of an OEM product supplied to a third party.

          (x) All products, as designed and manufactured by the Company, are safe and fit for their intended purpose.

     3.13 Environmental Matters.

          (a) Except as set forth on SCHEDULE 3.13, neither the Company nor any Subsidiary has received any notice of any currently outstanding or currently threatened civil, criminal or administrative action, suit, demand, claim, lien, hearing, notice of violation, proceeding, or investigation relating to the Company or such Subsidiary or their respective present or former interests in real property alleging any material violation of the Environmental Laws (as defined in this Section) or any written request for information from any governmental agency pursuant to the Environmental Laws, and their respective real property or interests therein are in material compliance with all applicable Environmental Laws binding upon them as of the Closing Date;

          (b) Except as authorized by any Environmental Permit (as defined in this Section):

              (i) Except as set forth on SCHEDULE 3.13, there are no Hazardous Substances Released (as defined in this Section) by the Company or any Subsidiary or, to the Company's Knowledge, any predecessor thereof on or beneath their current or former properties in quantities or concentrations that could give rise to material obligations, responsibilities, liabilities or debts under the Environmental Laws.

              (ii) The Company and each Subsidiary have obtained all governmental licenses, permits, waivers, variances and other authorizations (the "Environmental Permits") that are required to be obtained by the Company or each such Subsidiary under all Environmental Laws for the ownership, use and operation of their properties or the conduct of their businesses as currently conducted. Any such Environmental Permits are in effect, no appeal nor any other action is outstanding or threatened to revoke any such Environmental Permit and the Company and each Subsidiary are in compliance with all terms and conditions of all such Environmental Permits, except where any non-compliance will not materially and adversely affect the operations or financial condition of the Company or any Subsidiary.

              (iii) Except as set forth on SCHEDULE 3.12(a), neither the Company nor any Subsidiary has received any notice of any currently outstanding or currently threatened claim alleging that any employee of the Company or any Subsidiary in the course of his or her employment has been exposed to any Hazardous Substances generated, produced or used by the Company or any Subsidiary in concentrations exceeding those permitted under applicable laws, including any provision of the Environmental Laws relating to worker health and safety.

              (iv) Except as set forth on SCHEDULE 3.13, neither the Company nor any Subsidiary has received any notice or order from any governmental agency or private or public entity in connection with its business advising it that it is responsible for or potentially responsible for Cleanup or paying for the cost of Cleanup of any Hazardous Substances and neither the Company nor any Subsidiary has entered into any agreements concerning such Cleanup.

              (v) Except as set forth on SCHEDULE 3.13, none of the real property currently or previously owned or operated by the Company or any Subsidiary or, to the Company's Knowledge, by any predecessor thereof contains any: (A) underground storage tanks, (B) underground injection wells; (C) septic tanks in which process wastewater or any Hazardous Substances have been disposed; or (D) any asbestos or equipment using PCBs.

              (vi) Except as set forth on SCHEDULE 3.13, neither the Company nor any Subsidiary has entered into any agreement in connection with its business that may now, or in the future, require it to pay to, reimburse, guarantee, pledge, defend, indemnify or hold harmless any person for or against Environmental Liabilities and Costs.

              (vii)    The following terms shall be defined as follows:

                       "Cleanup" - means all actions required to: (A) cleanup, remove, treat or remediate Hazardous Substances in the indoor or outdoor environment; (B) prevent the Release of Hazardous Substances so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (C) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (D) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Substances in the indoor or outdoor environment.

                       "Environmental Laws" - means any applicable federal, state or local law, rule, order, regulation, statute, decree or requirement of any executive, legislative, regulatory, administrative, judicial or other governmental authority regulating, relating to or imposing liability or standards of conduct concerning the protection of human health or the environment which is in effect and binding upon the Company as of the Closing Date. For the sake of clarity, "Environmental Laws" include the recordkeeping, disclosure, notification and reporting requirements contained in such Environmental Laws respecting Hazardous Substances, but do not include land use or zoning laws or worker health and safety laws or any provisions of Environmental Laws, even those respecting Hazardous Substances, in so far as they pertain to worker health and safety.

                       "Environmental Liabilities and Costs" - means all claims, losses, assessments, judgements, costs, expenses (including reasonable fees and expenses of attorneys and experts, including but not limited to, those incurred in connection with the defense or prosecution of any indemnifiable claim and those incurred in connection with the enforcement of this provision), obligations, responsibilities, liabilities, debts and damages sustained by Buyer or the Company or any Subsidiary prior to any reimbursement therefor.

                       "Hazardous Substances" - means (A) any "hazardous substance" "pollutant" or "contaminant" as defined in Section 101(14) and (33) of CERCLA; (B) any pollutant, hazardous waste or hazardous substance as those terms are defined in any applicable state or local law; and (C) oil as defined under the Clean Water Act Section 311(a)(1).

                        "Release" - means when used as a noun, any release, spill, emission, evaporation, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater or property, and when used as a verb, the occurrence of any Release.

                 (viii) The Company on behalf of itself and each Subsidiary has heretofore delivered to Buyer full copies of all environmental studies made in the past five (5) years relating to any property or facility previously owned, operated or leased by the Company or such Subsidiary.

     3.14 Debt Instruments. SCHEDULE 3.14 lists and briefly describes the material terms and conditions of all mortgages, indentures, notes and other obligations for or relating to borrowed money or commitments therefor (including conditional sales contracts and chattel mortgages) to which the Company or any Subsidiary is a party or which have been assumed by the Company or any Subsidiary or to which any of their material properties or assets are subject. For purposes of this Section 3.14, the material terms and conditions shall include the principal amount, interest rate, original and maturity dates, sinking fund installments, prepayment premiums, restrictive covenants and any other material provisions. Neither the Company nor any Subsidiary is in default in any respect under any of the foregoing, and there has not occurred any event which with the passage of time or the giving of notice would constitute such a default or allow any party to accelerate the performance of the Company's or any Subsidiary's obligations thereunder.

     3.15 Title to Assets; Absence of Liens and Encumbrances.

          (a) SCHEDULE 3.15(a) sets forth a true, correct and complete list of all items of tangible personal property owned by the Company or any Subsidiary as of the Balance Sheet Date having either a net book value per unit or an estimated fair market value per unit in excess of $2,000.

          (b) Except as set forth on SCHEDULE 3.15(b), the Company and each Subsidiary have good and clear record and marketable title to, or a valid leasehold interest in, all of their material assets and property reflected in the Balance Sheet or acquired since the Balance Sheet Date, except: (i) inventory disposed of in the ordinary course of business and consistent with past practice since the Balance Sheet Date; and (ii) dispositions of other assets and property in the ordinary course of business and consistent with past practice, none of which disposals has been in respect of assets or property with
(A) a book value of more than $10,000 individually or $25,000 collectively; or
(B) a current replacement cost of more than $25,000 individually or $75,000 collectively; and none of such assets or properties is subject to any material defects of title, mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection or joint ownership (collectively, "Encumbrances").

          (c) The facilities, machinery, furniture, office and other equipment of each of the Company and each Subsidiary that are used in its business are sufficient for the operations of the Company and such Subsidiary and are in good operating condition and repair, subject only to ordinary wear and tear. Each of the Company and its Subsidiaries is not in material default in any respect under any Encumbrances to which it or its properties and assets are subject.

     3.16 Real Property.

          (a) For purposes of this Agreement, "Real Property" means all of the Company's and its Subsidiaries' interest in real property including, without limitation, fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access and rights of way, and all buildings and other improvements thereon, owned or used by the Company or such Subsidiary, immediately prior to the Effective Time, together with any additions thereto or replacements thereof.

          (b) SCHEDULE 3.16(b) contains an accurate description as of the date of this Agreement of all Real Property (including street address, legal description (where known), owner, and the Company's or each Subsidiary's use thereof) and any Encumbrances other than Permitted Encumbrances (defined below).
SCHEDULE 3.16(b) indicates whether the Real Property is owned or leased. The Real Property listed on SCHEDULE 3.16(b) includes all interests in real property necessary to conduct the business and operations of the Company and each Subsidiary as their business and operations are currently conducted.

     (c)  Except as set forth on SCHEDULE 3.16(c):

          (i) The Company or its relevant Subsidiary has good and marketable title to the owned Real Property free and clear of any Encumbrances other than:
(A) liens for property taxes and assessments not yet delinquent, (B) easements, covenants, conditions, restrictions, rights of way and title defects reflected in the public records, and any matters which would be reflected in a current, accurate survey of the owned Real Property and which do not individually, or in the aggregate, materially interfere with the right or ability of the Surviving Corporation to use or operate the owned Real Property as the owned Real Property is currently used by the Company or its relevant Subsidiary, (C) landlord's liens, (D) statutory liens that were created in the ordinary course of business,
(E) restrictions or rights granted to governmental authorities under applicable law, (F) zoning, building, or similar restrictions relating to or affecting property, and (G) all matters of record, including leasehold interests in real property owned by others and operating leases for personal property and leased interests in property leased to others (collectively, "Permitted Encumbrances").

              (ii) Except as may be a Permitted Encumbrance, all structures, facilities and improvements to the owned Real Property ("Structures") are located within the boundary lines of the owned Real Property, and no structures, facilities or other improvements on any parcel adjacent to the owned Real Property encroach onto any portion of the owned Real Property. Except as may be a Permitted Encumbrance, the Structures do not encroach on any easement which burdens any portion of the owned Real Property, and none of the owned Real Property serves any adjacent parcel for any purpose inconsistent with the use of the owned Real Property.

              (iii) The Company and each Subsidiary have good and valid rights of ingress and egress to and from all owned and leased Real Property from and to the public street systems for all usual street, road and utility purposes.

              (iv) The owned Real Property and all of the Company's or its Subsidiaries' present uses and operations of the Real Property comply, in all material respects, with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the owned Real Property. The Company or its relevant Subsidiary has obtained all material approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the Company's or its relevant Subsidiary's construction, ownership (if applicable), use, occupation and operation of the owned Real Property.

              (v) Except for Permitted Encumbrances and except as disclosed in SCHEDULE 3.16(c), none of the Structures, the appurtenances thereto or the equipment therein or the operation or maintenance thereof, or the conduct of the Company's or its relevant Subsidiary's business as currently operated and conducted, violates in any material respect any restrictive covenant or encroaches in any material respect on any property owned by others or any easement, right of way or other Encumbrance or restriction affecting owned Real Property in any respect. The owned Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Company's or its relevant Subsidiary's business does not constitute a nonpermitted nonconforming use in any material respect and is not the subject of a special use permit under any applicable Law.

              (vi) There are no pending or, to the Company's Knowledge, threatened condemnation, fire, health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the owned Real Property, nor has the Company or any Subsidiary received notice of any pending or threatened special assessment proceedings affecting any portion of the owned Real Property.

              (vii) Except as may be a Permitted Encumbrance, there are no parties other than the Company or any Subsidiary in possession of any of the owned Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the owned Real Property or any portion thereof.

              (viii) There are no outstanding options or rights of first refusal to purchase the owned Real Property, or any portion thereof or interest therein. Except for Permitted Encumbrances, neither the Company nor any Subsidiary has transferred any air rights or development rights relating to the owned Real Property.

              (ix) Other than those disclosed on SCHEDULE 3.17(a), there are no service contracts or other agreements relating to the use or operation of the owned Real Property.

              (x) All real property taxes and assessments that are then due and payable with respect to the owned Real Property have been paid or will be paid at or prior to Closing.

          (d) Except as set forth on SCHEDULE 3.16(d): (i) neither the Company nor any Subsidiary holds any interest as landlord in any Real Property; (ii) the Company has a valid leasehold interest in all the Real Property listed as leased by the Company on SCHEDULE 3.16(b) (the "Leased Real Property"); (iii) neither the Company nor any Subsidiary is in default of any of its obligations under any lease relating to the Leased Real Property, nor has an event occurred which, with the giving of notice or the passage of time, could become an event of default by the Company; (iv) to the Company's Knowledge, there has been no default by the landlord under any lease relating to the Leased Real Property;
(v) the Company or its relevant Subsidiary has paid all rent under each lease relating to the Leased Real Property with respect to the period through the date hereof, and (vi) neither the Company nor its relevant Subsidiary has exercised any termination or purchase option under any lease relating to the Leased Real Property nor has the Company or its relevant Subsidiary exercised any renewal or extension under any lease relating to the Leased Real Property with respect to any renewal or extension period that will commence after the date hereof (other than renewals or extensions that have been disclosed to Buyer).

          (e) The Company has provided Buyer with true and complete copies of each lease relating to the Leased Real Property and all amendments, renewals, extensions, modifications or supplements thereto, and all correspondence pursuant to which any party to any of such leases declared a default thereunder or provided notice of the exercise of any option granted to such party under such lease.

          (f) Except as provided on SCHEDULES 3.16(b), none of the leases relating to the Leased Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

          (g) The Company has completed the sale of the land and building located at W238 N1650 Rockwood Drive, Waukesha, Wisconsin, and the adjacent land located at Busse Road and Rockwood Drive, Waukesha, Wisconsin and has received gross payment of $1,040,000 for such properties.

     3.17 Agreements, Contracts and Commitments.

          (a) The Schedules delivered hereunder accurately and completely list all contracts, leases, licenses, other agreements and commitments to which the Company or any Subsidiary is a party as of the date hereof and which are material to the financial condition, business or operations of the Company or any Subsidiary. Except as set forth on SCHEDULE 3.17(a), neither the Company nor any Subsidiary is a party to or liable in connection with, any written, oral or implied:

              (i) bonus, deferred compensation, pension, profit-sharing, stock option, employee stock purchase or retirement plan, contract or arrangement or other employee benefit plan or arrangement;

              (ii) union contract, collective bargaining agreement or any employment agreement that contains any severance pay liabilities or obligations;

              (iii) contract for personal services, consulting or employment;

              (iv) agreement or commitment containing a covenant limiting or purporting to limit the freedom of the Company or any Subsidiary to compete with any person in any geographic area or engage in any line of business;

              (v) lease of personal property (other than equipment leases under which the Company or any Subsidiary is lessor) to which the Company or any Subsidiary is a party as lessor or lessee which (A) provides for future payments of $25,000 or more, or (B) is material to the conduct of the business of the Company or such Subsidiary;

              (vi) joint venture contract or any other similar agreement which is likely to involve a sharing of profits or future payments of $10,000 or more to other persons;

              (vii) license agreement, distributor agreement, dealer agreement, franchise agreement, manufacturer's representative agreement, sales agency agreement or other similar contract or commitment;

              (viii) contract or agreement for the future sale by the Company or any Subsidiary of materials, products, services or supplies, which continues for a period of more than twelve (12) months (including periods covered by any option to renew by either party) or which provides for payments in excess of $25,000, other than warranties and service agreements entered into with respect to products sold in the ordinary course of business and consistent with past practice; and

              (ix) contract or agreement for the future purchase by the Company or any Subsidiary of any materials, equipment, services, or supplies, which provides for payments in excess of $15,000 and which cannot be terminated by the Company or its relevant Subsidiary without penalty upon less than three
(3) months notice.

          (b) All agreements, contracts, plans, leases, instruments, arrangements, licenses and commitments required to be listed on SCHEDULE 3.17(a) are valid and in full force and effect. Except as listed on SCHEDULE 3.17(b), neither the Company nor any Subsidiary or any other party thereto has materially breached any provision of, or is in material default under the terms of, nor, to the Company's Knowledge, are there any facts or circumstances (including without limitation the transactions contemplated hereby) which would reasonably indicate that the Company or any Subsidiary will or may be in such material breach or default under, any contract, agreement, instrument, arrangement, commitment, plan, lease or license required to be listed on SCHEDULE 3.17(a).

          (c) Except as listed in SCHEDULE 3.17(c), neither the Company nor any Subsidiary is a party to any contract with the federal government.

          (d) There is no bid or contract proposal made by the Company or any Subsidiary that, if accepted or entered into, is reasonably anticipated to result in a loss to the Company or such Subsidiary.

          (e) Except as listed in SCHEDULE 3.17(e), neither the Company nor any Subsidiary has any:

              (i) contracts in default in the performance of any terms or obligations to be performed by it;

              (ii) contracts with funding limits, which limits have been exceeded, or which may be exceeded in order to complete the contract work;

              (iii) contracts under which work is being performed without written contract coverage;

              (iv) fixed price contracts which the Company or such Subsidiary expects can only be completed at a loss; or

              (v) contracts for which audits or other investigations are being performed or have been performed by the Federal Government which have not yet resulted in an audit or investigation report.

          (f) Between the date of the Agreement and the Closing Date, neither the Company nor any Subsidiary will, without the prior consent of Buyer, become a party to any contract, agreement, or other instrument of the types listed in Sections 3.14, 3.16 and 3.17.

     3.18 Intellectual Property.

          (a) The Company and its Subsidiaries own the patents, patent applications, inventions, disclosures, copyrights, trademarks, trade names, licenses and other legally protectable rights identified and described on
SCHEDULE 3.18(a) (the "Intellectual Property"). Except to the extent set forth on SCHEDULE 3.18(a), to the Company's Knowledge, such items of Intellectual Property are valid and in good standing, freely assignable, subject to no material liens, charges, contractual rights, claims or other interests of any other person, and are adequate and sufficient to permit the Company and its Subsidiaries to conduct their businesses as presently being conducted. Except to the extent set forth on SCHEDULE 3.18(a), no rights under any patents, inventions, copyrights, trademarks, trade names, licenses or other legally protectable rights owned solely or partially by others, including directors, officers or employees of the Company, are required by the Company or any Subsidiary in connection with the conduct of its business as presently conducted, and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights.

          (b) Except as set forth on SCHEDULE 3.18(b)(i), there are no circumstances in existence which have the effect that: (i) any product the Company or any Subsidiary currently manufactures or sells or distributes or in the past has sold or distributed or has under development (which products under development are specifically identified on SCHEDULE 3.18(b)(ii)) or any services the Company or any Subsidiary currently renders or in the past has rendered, or the marketing or use by the Company or any Subsidiary or another of any such product or service, may infringe any patent, trademark, trade name, copyright or legally protectable right of another; or (ii) to the Company's Knowledge, any person is manufacturing, selling or distributing any product or service that infringes any Intellectual Property of the Company. All trade secrets, if any, owned or used by the Company or any Subsidiary are owned free of any adverse claims, rights or encumbrances as to its exclusive rights thereto, and the Company or its Subsidiary has used reasonable efforts to protect its rights to continued secrecy thereof.

          (c) Any and all ideas, inventions, creative works, devices, discoveries, designs, improvements, machines, processes, products, methods of manufacture, formulae, mixtures or compounds either made, conceived, discovered, developed or acquired by any employee of the Company or any Subsidiary who is engaged by the Company or such Subsidiary to work wholly or partly on the research, development or engineering of the Company's or such Subsidiary's products is the sole property of the Company and its Subsidiaries.

          (d) Except as set forth on SCHEDULE 3.18(a), neither the Company nor any of its Subsidiaries has any obligation to compensate any person for the use of any Intellectual Property, and neither the Company nor any of its Subsidiaries has granted to any person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not, other than licenses to the Company of franchises or licenses in the ordinary course of business.

          (e) Except as set forth on SCHEDULE 3.18(b)(i), neither the Company nor any of its Subsidiaries has received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Company or any of its Subsidiaries that it is claiming any ownership of or right to use such Intellectual Property.

     3.19 Insurance. SCHEDULE 3.19 is a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance, the policy number and the annual premium) maintained by the Company or any Subsidiary. Such policies are owned solely by the Company or its Subsidiaries and will be outstanding and duly in force on the Closing Date. Such policies are in amounts deemed adequate by the Company's Board of Directors and management, and are intended to insure against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility. All premiums due on such policies or renewals thereof have been paid or have future scheduled payments as described in the policy in detail, and there is no default or, to the Company's Knowledge, threatened cancellation of any such policies. Neither the Company nor its Subsidiaries has any pending disputes with any insurance carrier regarding coverage, claims, settlements or premiums.

     3.20 Tax Matters.

          (a) Except as set forth on SCHEDULE 3.20: (i) all federal, state, local and foreign tax returns and tax reports required to be filed by the Company or any Subsidiary, have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and each such return correctly reflects the income, franchise or other tax liability and all other information requested to be reported thereon, and (ii) all federal, state, local and foreign income and other taxes (including interest and penalties and franchise, property, sales, employment, deferred or other taxes) due from the Company or any Subsidiary have been fully paid or adequately provided for on the books and financial statements of the Company or its Subsidiaries. Except as set forth on SCHEDULE 3.20, the provisions for taxes due by the Company and its Subsidiaries in the Balance Sheet are sufficient for all unpaid United States, state, local and foreign taxes, whether or not disputed, in respect of its business and operations for the period then ended and all prior periods. There is no issue relating to any such return that, if determined adversely to the Company or any Subsidiary, would result in the assertion of any deficiency for any tax or interest or penalties in connection therewith. Except as set forth on SCHEDULE 3.20, no claim has ever been made by any taxing authority in any jurisdiction in which the Company or any Subsidiary does not file tax returns that it is or may be subject to taxation by that jurisdiction. Neither the Company nor any Subsidiary has (i) agreed to any extension of the statute of limitations, or (ii) since the Balance Sheet Date incurred any tax liability as a result of any transaction that was not fully reflected or reserved against in the Balance Sheet, apart from taxes relating to income incurred in the ordinary course of business.

          (b) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of the Company is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

          (c) Neither the Company nor any Subsidiary is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income tax purposes.

          (d) Neither the Company nor any Subsidiary has any material income which will be reportable in a period ending after the Closing Date which is attributable to a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date.

          (e) Neither the Company nor any Subsidiary has received or requested any ruling of a taxing authority related to taxes or entered into any written or legally binding agreement with a taxing authority relating to taxes.

          (f) There is no compensation, contingent or otherwise, payable to any employee or former employee, including but not limited to, compensation payable under any contract, plan or arrangement covering any employee or former employee of the Company or any Subsidiary that, individually or collectively, could give rise to any payment (or portion thereof) that would not be fully deductible pursuant to Sections 280G, 404 or 162 of the Code.

          (g) The Company currently has no liability, and there are no circumstances existing or reasonably anticipated under which the Company will be liable in the future, for any tax imposed on any employee of the Company or any Subsidiary in connection with any compensation of any type paid to any employee of the Company or any Subsidiary.

          (h) The Company and each of its Subsidiaries have withheld and paid over to the proper governmental authorities all taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or third party.

          (i) BCI International Foreign Sales Corporation ("BCIFSC") is a corporation duly organized, validly existing and in good standing under the laws of Barbados, West Indies. Except as set forth on SCHEDULE 3.20(j), there are no liabilities or obligations, fixed, accrued, contingent, assumed or otherwise and whether due or to become due, either pending or threatened against BCIFSC. The operations of BCIFSC have been established and maintained to provide the maximum tax benefit allowable under United States law to the Company and each of its Subsidiaries.

          (j) Neither the Company nor any Subsidiary is a real property holding company as defined under Section 897(c)(2) of the Code.

     3.21 Employee Benefit Plans.

          (a) List of Plans. Except as disclosed on SCHEDULE 3.21(a) (the "Designated Plans"), neither the Company nor any Subsidiary sponsors or maintains any plan, fund, program, policy, arrangement, contract or commitment, whether or not qualified for federal income tax purposes, whether or not funded, whether formal or informal, and whether for the benefit of a single individual or more than one individual, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA), (ii) an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (iii) an incentive current or deferred compensation, or other benefit or compensation arrangement for employees, former employees, their dependents and/or their beneficiaries, or
(iv) an arrangement that could be characterized as providing for additional compensation, compensation associated with a change of control, severance benefits, perquisites, or fringe benefits.

          (b) No Defined Benefit Plans. Neither the Company nor any Subsidiary sponsors or maintains, is a contributing employer or otherwise a party to, or has any obligation or liability under or with respect to, any defined benefit plan within the meaning of Section 3(35) of ERISA. Except as set forth on
SCHEDULE 3.21(b), there are no circumstances pursuant to which the Company or any Subsidiary may be liable to the Pension Benefit Guaranty Corporation ("PBGC"), to any Designated Plan, or to a trustee with respect to any defined benefit pension plan, presently or heretofore sponsored or maintained by any entity other than the Company or such Subsidiary, including within the concept of "entity other than the Company" any predecessor of the Company, any former employer of any present or former employees of the Company, or any "controlled company" (as hereinafter defined in Subsection (i) of this Section 3.21)).

          (c) Disclosed Plans. With respect to any Designated Plans, the
Company has delivered to Buyer true and complete copies of (i) all documents governing such Designated Plans, and all amendments thereto, (ii) all reports relating to such Designated Plans filed during the prior three (3) years by the Company or officials of any Designated Plan with the United States Department of Labor, the IRS or any other federal or state regulatory agency, (iii) all summary plan descriptions, notices and other reporting and disclosure material furnished during the prior three (3) years to participants in any such Designated Plans, (iv) all actuarial, accounting and financial reports prepared during the prior three (3) years with respect to any of such Employee Benefits Plans, and (v) all currently effective IRS ruling or determination letters on any of such Designated Plans. Each financial or other report delivered to Buyer pursuant hereto is accurate in all material respects, and there have been no material adverse changes in the financial status of any Designated Plan since the date of the most recent report provided with respect thereto.

          (d) Compliance with Law. The Company and its Subsidiaries have operated, and have caused their respective appointees and nominees to operate, each Designated Plan in a manner which is in material compliance with the terms thereof and with all applicable law, regulations and administrative agency rulings and requirements applicable thereto. Each employee, former employee, and every dependent of the foregoing entitled to continuation of benefit coverage under any employee welfare benefit plan sponsored by the Company or such Subsidiary has been accorded all the rights to which such person is entitled as a matter of law or regulation.

          (e) Contributions. Full payment has been made of all amounts which the Company or any Subsidiary is required, under applicable law or under any Designated Plan or any agreement related to any Designated Plan to which the Company or any Subsidiary is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of each Designated Plan ended prior to the date hereof. The Company and any relevant Subsidiary has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Designated Plan or related agreements. Benefits under all Designated Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

          (f) Tax Qualification. Each Designated Plan intended to be qualified under Sections 401(a), 401(k) and 501(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination, other than changes in applicable law made by the Tax Reform Act of 1986 and subsequent legislation, regulations and rulings. With respect to any such changes in applicable law, any such plan has been or may be retroactively amended to comply with such changes in order to avoid disqualification of the plan.

          (g) Tax or Civil Liability. None of the Company, the Principal Stockholders or any "controlled company" (as hereinafter defined in Subsection
(i) of this Section 3.21) has participated, or will participate prior to the Closing Date, in any conduct that could result in the imposition upon the Company of any excise tax under Section 4971 through 4980B of the Code or civil liability under Section 502(i) of ERISA.

          (h) Claims Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or threatened against any Designated Plan, or the assets thereof, against any fiduciary of any such Designated Plan, or against the Company or any Subsidiary with respect to any Designated Plan, and to the Company's Knowledge, there is no pending or threatened investigation or administrative review that could result in the imposition on the Company or any Subsidiary of any penalty or assessment in connection with any Designated Plan.

          (i) No Affiliated Company Liability. Neither the Company nor any Subsidiary is presently or potentially liable with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) sponsored or maintained by any controlled company, whether such plan is a single employer plan, a multiple employer plan, or a multi-employer plan. A "controlled company" is any enterprise which, with the Company or any Subsidiary, forms or formed at any time since September 2, 1974 a controlled group of corporations within the meaning of Section 414(b) of the Code, a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or any affiliated service group within the meaning of Section 414(m) of the Code. Liability to which reference is made herein includes, but is not limited to, liability for the under-funding of such plan, whether or not such plan is terminated; liability for unamortized funding deficiencies (whether or not waived); liability to or on account of any multiemployer plan under any circumstances; penalties, late payment fees or taxes with respect to any plan or the administration of any plan; and liability with respect to fiduciary conduct in connection with any such plan.

          (j) Fiduciary Appointments and Conduct. No circumstances have occurred by reason of which the Company or any Subsidiary may be liable for (i) the appointment of any person or entity as a fiduciary with respect to any Designated Plan where such person was legally disqualified from serving in such capacity; (ii) the failure to monitor the performance of the fiduciaries with respect to any Designated Plan or to timely replace any such fiduciary whose performance failed to meet the standards imposed by ERISA with respect to fiduciary duties; or (iii) any action taken by a fiduciary with respect to any Designated Plan upon the direction of, or with the acquiescence of, the Company or any Subsidiary which failed to meet the standards imposed by ERISA with respect to fiduciary duties.

          (k) Multiemployer Plans. Neither the Company nor any Subsidiary maintains or participates in, or is obligated to contribute to, or has ever maintained or participated in, or been obligated to contribute to, any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

          (l) Retiree Welfare Coverage. No Designated Plan provides any health, life or other welfare coverage to employees of the Company or any Subsidiary beyond termination of their employment with the Company or such Subsidiary by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

          (m) Reporting and Disclosure Obligations. The Company has filed or caused to be filed on a timely basis all returns, reports, statements, notices, declarations and other documents required by any federal, state, local or foreign governmental agency (including, without limitation, the IRS, the Department of Labor, the PBGC and the Securities and Exchange Commission) with respect to each Designated Plan sponsored by or maintained by the Company or any Subsidiary or with which the Company or any Subsidiary has or had any filing obligation. The Company shall deliver to Buyer at Closing all records with respect to such Designated Plans as are required for their proper continued reporting and disclosure. The Company has delivered or caused to be delivered to every participant, beneficiary and every other party entitled to such material all plan descriptions, returns, reports, schedules, notices, statements and similar materials, including without limitation, summary plan descriptions and reports as are required under Title I of ERISA and/or the Code.

          (n) Group Health Plans. With respect to Designated Plans which qualify as "group health plans" under Section 5000(b)(1) of the Code and Sections 607(l) and 733(a) of ERISA and related regulations, the Company has full stop-loss insurance.

     3.22 Bank Accounts; Powers of Attorney; etc. Except as listed in SCHEDULE 3.22, neither the Company nor any Subsidiary has (a) any bank account, safe deposit box or assets on deposit with any bank, or (b) any power of attorney or other authorization outstanding, except for powers of attorney or authorizations issued in the ordinary course of business with respect to patents, customs, insurance and tax matters.

     3.23 Year 2000 Compliance. All products made by the Company or its Subsidiaries as of or prior to the Closing Date are Year 2000 Compliant. As used in this Section 3.23, "Year 2000 Compliant" shall mean that such products, to the extent applicable, will provide and/or receive all date/time data within, from, into and between the years 1999-2000 and that the products' performance and functionality will not be adversely affected by any dates/times prior to, on, after or spanning January 1, 2000.

     3.24 Transactions with Affiliates. There is no transaction now existing or proposed to which the Company or any Subsidiary is to be a party and in which any director or officer of the Company or any Subsidiary or any person owning of record or beneficially more than 5% of the outstanding capital stock of any class of the Company or any associate of any such person had or has a direct or indirect material interest, other than obligations of the Company to the Stockholders disclosed pursuant to Section 3.5. Any such transactions that occurred in the three years prior to the date hereof were made on an arm's-length basis.

     3.25 Product Warranties. Except as set forth on SCHEDULE 3.25: (a) neither the Company nor any Subsidiary has any unexpired expressed or implied (as provided in the Uniform Commercial

Code or based upon relevant product specifications) product warranty with respect to any product that it manufactures or sells or that it has heretofore manufactured or sold; (b) since October 1, 1994, neither the Company nor any Subsidiary has received any notice of any claim for loss or damage to person, property or business in excess of $5,000 based on any product warranty; and (c) neither the Company nor any Subsidiary is subject to any claim for loss or damage to person, property or business in excess of $5,000 (actual or threatened) based on any product warranty. Except as set forth on SCHEDULE 3.25, neither the Company nor any Subsidiary makes any other warranties expressed or implied, with respect to any of the products that it manufactures or sells.

     3.26 Accounting System; Audits. There are no reports arising from audits or other investigations of the Company's or any such Subsidiary's contracts (past or present) that raise issues of overcharging or other defective pricing practices by the Company or such Subsidiary, or any other issues that could materially and adversely affect the properties, business or operations (present or prospective) of the Company or such Subsidiary.

     3.27 Full Disclosure. Without limiting the specific language of any other representation and warranty herein, all information furnished by the Company or any Subsidiary to Buyer pursuant to or in connection with this Agreement (including but not limited to all information set forth in any Schedule) is and will at the Closing be accurate in all material respects. All documents furnished by the Company to Buyer pursuant to or in connection with this Agreement are true and correct copies, and there are no amendments or modifications to those documents that have not been furnished to Buyer. The books and records of the Company and its Subsidiaries are accurate and complete in all material respects and have been maintained in accordance with good business practice.

     3.28 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of the Company or any Subsidiary is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

     3.29 SEC Reports. The Company has filed all required forms, reports and documents with the United States Securities and Exchange Commission (the "SEC") since June 30, 1995 (collectively, the "Company's SEC Reports"), including without limitation the Company's Annual Report on Form 10-K for the year ended June 30, 1998 (the "Company 1998 Form 10-K"). The Company's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act of the 1933 Act, as amended (the "Securities Act") and the Exchange Act. As of their respective dates, none of the Company's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, the Company 1998 Form 10-K all contracts which, as of the date hereof, are material as described in Item 601(b)(10) of Regulation S-K. The Company has heretofore delivered to Buyer, in the form filed with the SEC, all of the Company's SEC Reports.

                                   ARTICLE IV

             Representations and Warranties of Buyer and Merger Sub

     Buyer and Merger Sub, jointly and severally, represent and warrant to the Company and the Principal Stockholders as follows:

     4.1 Organization, Existence and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and Merger Sub has all requisite corporate power and authority to carry on its business as it had been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith. Merger Sub has authorized capital stock consisting of 1,000 shares of common stock, without par value per share ("Merger Sub Stock"), of which 1,000 shares are outstanding as of the date hereof.

     4.2 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of Buyer and Merger Sub. This Agreement and all other agreements entered into in connection with the transactions contemplated hereby constitute (or upon execution and delivery will constitute) the valid and binding obligation of each of Buyer and Merger Sub and are enforceable (or upon execution and delivery will be enforceable) in accordance with their respective terms. The execution, delivery and performance of this Agreement and all other agreements entered into in connection with the transactions contemplated hereby by Buyer and Merger Sub do not and will not violate, conflict with, result in a breach of or constitute a default under (or an event which with due notice or lapse of time, or both, would constitute a breach of or default under) or result in the creation of any lien, security interest or other encumbrance under (a) the charter or by-laws of Buyer or Merger Sub, (b) any note, agreement, contract, license, instrument, lease or other obligation to which Buyer or Merger Sub is a party or by which Buyer or Merger Sub is bound, (c) any judgment, order, decree, ruling or injunction, or (d) any statute, law, regulation or rule of any governmental agency or authority.

     4.3 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Buyer or Merger Sub or under the authority of Buyer or Merger Sub is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

     4.4 Financing. Buyer has provided or at the Closing Date will have provided to Merger Sub the funds necessary to satisfy all of Buyer's and Merger Sub's obligations under this Agreement.


                                    ARTICLE V

                                Other Agreements

     5.1 Conduct of the Company's Business. The Company covenants and agrees, on behalf of itself and its Subsidiaries, that, between the date of this Agreement and the Effective Time, unless Buyer, upon written request to George
M. Kennedy (or his designee), shall otherwise consent in writing, and except as otherwise expressly contemplated hereby, the business of the Company and the Subsidiaries shall be conducted only in, and such entities shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company and its Subsidiaries will use their commercially reasonable efforts to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of those of its present officers, employees and consultants that are integral to the operation of its business as presently conducted and to preserve the present relationships of the Company and its Subsidiaries with customers, suppliers and other persons with which the Company and the Subsidiaries have significant business relations. By way of amplification and not limitation, except as otherwise expressly contemplated by this Agreement, the Company agrees on behalf of itself and its Subsidiaries that, without the prior written consent of Buyer, upon written request to George M. Kennedy (or his designee), which consent will not be unreasonably withheld, they will, between the date of this Agreement and the Effective Time:

          (a) not directly or indirectly do any of the following: (i) amend or propose to amend its charter or by-laws; (ii) split, combine or reclassify any outstanding shares of its capital stock, or declare, set aside or pay any dividend payable in cash, stock, property or otherwise with respect to such shares; (iii) redeem, purchase, acquire or offer to acquire any shares of its capital stock; (iv) issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or securities convertible or exchangeable for, or any options (except as otherwise contemplated herein), warrants or rights of any kind to acquire any shares of, its capital stock of any class or other property or assets whether pursuant to any agreement or stock option plan described in the any Schedule hereto or otherwise; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (a);

          (b) not, directly or indirectly (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any equity investments therein; (ii) issue, sell, pledge, dispose of or encumber any assets of the Company or the Subsidiaries except in the ordinary course of business and consistent with past practice; (iii) incur any indebtedness for borrowed money or issue any debt securities, except in the ordinary course of business and consistent with past practice, (iv) make any commitments or agreements for capital expenditures or capital additions or betterments other than those specified on SCHEDULE 5.1(b) hereto exceeding in the aggregate $10,000; (v) enter into or modify any material contract, lease or agreement except in the ordinary course of business and consistent with past practice;
(vi) terminate, modify, assign, waive, release or relinquish any material contract rights or amend any material rights or claims not in the ordinary course of business or except as expressly provided herein; or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this paragraph (b);

          (c) not, directly or indirectly, cause nor permit to occur any of the events or occurrences described in Section 3.11 hereof;

          (d) not, directly or indirectly (i) grant any increase in the salary or other compensation of its employees or grant any bonus to any employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or employee of the Company, except in the ordinary course of business and consistent with past practice; (ii) take any action to institute any new severance or termination pay practices with respect to any directors, officers or employees of the Company or to increase the benefits payable under its severance or termination pay practices; (iii) adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors, officers or employees;

          (e) not, directly or indirectly, take any action which would cause its representations and warranties contained herein to become inaccurate in any material respect;

          (f) advise Buyer of each business decision outside the ordinary course of business made by the senior management of the Company with respect to matters involving more than $50,000 before such decision is implemented or announced, and make available, from time to time at Buyer's request, senior management of the Company to consult with senior management of Buyer concerning the conduct of the business of the Company; and

          (g) promptly disclose to Buyer any information contained in its representations and warranties or on any Schedule which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Company or the Schedules hereto for the purposes of this Agreement, unless Buyer shall have consented thereto in writing, which consent shall not be unreasonably withheld.

     5.2 Access to Information. Between the date of this Agreement and the Closing Date, the Company with respect to itself and each Subsidiary will give Buyer and its authorized representatives reasonable access, during regular business hours upon reasonable notice, to all offices, warehouses and other facilities and to all of its books and records, permit Buyer to make such reasonable inspections as it may require, and cause its officers and those of its Subsidiaries to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company, as Buyer may from time to time reasonably request and as the Company or its Subsidiaries may have on hand or be able to produce.

     5.3 Stockholder Vote; Information Statement.

          (a) As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with Rules 14a-1 et. seq. of the Exchange Act, Delaware Law and the Company's Certificate of Incorporation and By-laws to call, give notice of, convene and hold a meeting of its stockholders (a "Meeting") as promptly as practicable (unless such date shall be delayed due to circumstances reasonably beyond the control of the Company) to consider and vote upon the approval and adoption of this Agreement and approval of the Merger. Subject to fiduciary duties under applicable law, the Board of Directors of the Company shall use its commercially reasonable efforts to solicit and secure from its Stockholders such approvals.

          (b) As promptly as practicable after and in any event within ten
(10) working days of the date hereof, the Company shall prepare and file with the SEC an information statement and notice of appraisal rights required under the Exchange Act with respect to the Merger and will thereafter use its commercially reasonable efforts to respond to any comments of the SEC with respect thereto and to cause a definitive information statement and notice of appraisal rights (including all supplements and amendments thereto, the "Information Statement") to be mailed to the Stockholders as promptly as practicable. The Information Statement shall include the unqualified recommendation of the Company's Board of Directors that the Stockholders vote in favor of the approval and adoption of this Agreement and approval of the Merger, unless otherwise necessary due to applicable fiduciary duties under applicable law, as determined by such directors in good faith after consultation with and based upon the written advice of legal counsel.

          (c) As soon as practicable after the date hereof, the Company and Buyer shall prepare and file any other filings required to be filed by each under the Exchange Act or any other federal or state laws relating to the Merger and the transactions contemplated hereby (collectively, "Other Filings") and will use their commercially reasonably efforts to respond to any comments of the SEC or any other appropriate government official with respect thereto.

          (d) The Company and Buyer shall cooperate with each other and provide to each other all information necessary in order to prepare the Information Statement and the Other Filings (collectively, the "SEC Filings") and shall provide promptly to the other party any information that such party obtains or becomes aware of that could necessitate amending any such document.

          (e) The Company will notify Buyer promptly of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the SEC Filings or for additional information and will supply Buyer with copies of all correspondence between the Company or any of its representatives on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto. If at any time prior to the Effective Time, any event shall occur that should be set forth in an amendment of, or a supplement to, any of the SEC Filings, the Company agrees promptly to prepare and file such amendment or supplement and to distribute such amendment or supplement as required by applicable law, including, in the case of an amendment or supplement to the Information Statement, mailing such supplement or amendment to the Company's stockholders.

          (f) The information provided and to be provided by the Company and Buyer for use in SEC Filings shall at all times prior to the Effective Time be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and the Company and Buyer each agree to promptly correct any such information provided by it for use in the SEC Filings that shall have become false or misleading. The SEC Filings, when filed with the SEC or any appropriate government official, shall comply as to form in all material respects with all applicable requirements of law.

     5.4 Commercially Reasonable Efforts. Subject to the fiduciary duties of the Company's Board of Directors, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, statutes, ordinances, codes, rules and regulations to consummate and make effective the transactions contemplated by this Agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the Merger, and to consummate the Merger as promptly as practicable.

     5.5 Notification. Each party hereto shall, in the event of, or promptly after obtaining knowledge of, the occurrence or threatened occurrence of, any fact or circumstance that would cause or constitute a breach of any of its representations and warranties set forth herein, give notice thereof to the other parties and shall use its commercially reasonable efforts to prevent or promptly to remedy such breach.

     5.6 Regulatory and Other Authorizations. Each party hereto agrees to use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of federal, state, local and foreign regulatory bodies and officials and non-governmental third parties that may be or become necessary for
(a) its respective execution and delivery of, and the performance of its respective obligations pursuant to, this Agreement and (b) the ownership of the Surviving Corporation by Buyer. Each party will cooperate fully with the other parties in promptly seeking to obtain all such authorizations, consents, orders and approvals. Without limitation, the

Company and Buyer shall each make an appropriate filing of a Notification and Report Form pursuant to the HSR Act no later than ten (10) days after the date hereof and shall promptly respond to any request for additional information with respect thereto. Each such filing shall request early termination of the waiting period imposed by the HSR Act.

     5.7 Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby or, at and after the Effective Time, to evidence the consummation of the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings.

     5.8 No Solicitation. None of the Principal Stockholders, the Company, or any agent, officer, director or representative of the Company or the Principal Stockholders will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any person for,
(b) subject to fiduciary duties imposed by applicable law, participate in any discussions pertaining to, or (c) subject to fiduciary duties imposed by applicable law, furnish any information to any person other than Buyer relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or the Subsidiaries or a merger, consolidation or business combination of the Company or any Subsidiary. In addition to the foregoing, if the Company or either Principal Stockholder receives any unsolicited offer or proposal, or has actual knowledge of any unsolicited offer or proposal, relating to any of the above, the Company or such Principal Stockholder shall immediately notify Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

     5.9 Payment from Katarow Employment Trust. Buyer agrees that, not later than ten (10) days following payment by the Company to Katarow of the Bonus Payment, as provided in Sections 5(a) and 5(b) of the Employment Agreement, and receipt by the Company of all remaining funds held in the Katarow Employment Trust, the Buyer will cause the Company to pay to David H. Sanders (on behalf of the Principal Stockholders) from such funds the lesser of (a) $1,200,000 or (b)
(i) the full amount of such funds distributed to the Company less (ii) the amount distributed to Katarow as provided in Sections 5(a) and 5(b) of the Employment Agreement and all Deductions (as defined in the Employment Agreement) applicable to such payments.

                                   ARTICLE VI

                   Covenant Not to Compete by David H. Sanders

     6.1 Covenant Not to Compete by David H. Sanders. David H. Sanders agrees that, as a result of his position as an officer and a Stockholder, he has established valuable and recognized expertise in the development, production, use and sale of medical monitoring systems. As a material inducement to Buyer to execute this Agreement and in order to secure to Buyer the full enjoyment of the transactions contemplated by this Agreement, David H. Sanders agrees that for a period commencing with the Closing Date and continuing until three (3) years from the Closing Date, without the prior written consent of Buyer he will not participate as a director, officer, employee, agent, representative, stockholder, partner or joint venturer, or have any material direct or indirect financial interest (including as a creditor), in any business engaged in the development, production, use and sale of medical monitoring systems comparable to the systems currently manufactured or developed or currently under any stage of research and development by the Company.


                                   ARTICLE VII

                              Conditions of Closing

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act, and no action by the Department of Justice or the Federal Trade Commission or any foreign Governmental Entity challenging or seeking to enjoin the consummation of the Merger, shall have been instituted and be pending.

          (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition shall have been issued and be in effect (i) restraining or prohibiting the consummation of the Merger or any of the transactions contemplated hereby or
(ii) prohibiting or limiting the ownership, operation or control by the Company, Buyer or any of their respective subsidiaries of any portion of the business or assets of the Company, Buyer or any of their respective subsidiaries, or compelling the Company, Buyer or any of their respective subsidiaries to dispose of, grant rights in respect of, or hold separate any portion of the business or assets of the Company, Buyer or any of their respective subsidiaries; nor shall any action have been taken or any statute, rule, regulation or order have been enacted, entered or enforced or be deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

     7.2 Additional Conditions to Obligations of Buyer and Merger Sub. The obligations of Buyer and Merger Sub to effect the Merger are subject to the satisfaction or waiver of each of the following conditions, any of which may be waived in writing exclusively by Buyer or Merger Sub:

          (a) Representations and Warranties. Each of the representations and warranties of the Company and its Subsidiaries set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated by this Agreement, and Buyer shall have received a certificate signed on behalf of the President of the Company to such effect.

          (b) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the President of the Company to such effect.

          (c) Absence of Material Adverse Change. There shall not have been any material adverse change, alone or in the aggregate, in the business, assets, liabilities, financial condition, results of operations or prospects of the Company and the Subsidiaries since the date of this Agreement.

          (d) Opinion of Counsel to the Company and the Principal Stockholders. Buyer shall have received from Holleb & Coff, counsel to the Company and the Principal Stockholders, an opinion dated the Closing Date in form and substance mutually agreed to by the Company and Buyer.

          (e) Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or other person or entity which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially adversely affect the right of Buyer to consummate the Merger or to own, operate or control the Company, or which might subject the Company to any material liability after the Closing.

          (f) Stockholder Approval. No more than five percent (5%) of the Stockholders shall have perfected Dissenter Rights in connection with the transactions contemplated hereunder in accordance with the requirements set forth in Delaware Law.

          (g) Board Approval. The Board of Directors of the Company shall have approved this Agreement and the transactions contemplated hereunder.

          (h) Escrow Agreement. Buyer, David H. Sanders, the Principal Stockholders and the Escrow Agent shall have executed the Escrow Agreement in substantially the form of Exhibit A hereto.

          (i) Employment Agreement. The Company, Katarow, the Katarow Employment Trust and David H. Sanders shall have executed the Employment Agreement in substantially the form of Exhibit B hereto (the "Employment Agreement").

          (j) Resignation and Release of David H. Sanders. David H. Sanders shall have executed the Resignation and Release in substantially the form of Exhibit C hereto, and shall have resigned as trustee of the Katarow Employment Trust.

          (k) Repayment of Debt. The portion of the Purchase Price to be paid to the Principal Stockholders pursuant to the terms of this Agreement shall be reduced by $144,770 in satisfaction of the obligation of DS Medical Products Co. to the Company which the Principal Stockholders assumed pursuant to the Liability Assumption and Asset Assignment Agreement made as of January 12, 1998, by and among DS Medical Products Co., Ken M. Davee, David H. Sanders and Katarow (the "Liability Assumption Agreement").

     7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. Each of the representations and warranties of Buyer and Merger Sub set forth in this Agreement that is qualified by materiality shall be true and correct at and as of the Closing Date as if made at and as of the Closing Date, and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date, in each case except as contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Buyer by an officer of Buyer to such effect.

          (b) Performance of Obligations. Buyer and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by an officer of Buyer to such effect.

          (c) Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or other person or entity which seeks to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might materially adversely affect the right of the Stockholders to consummate the Merger or to own, operate or control the Company, or which might subject the Company or the Stockholders to any material liability after the Closing.

                                  ARTICLE VIII

                                 Indemnification

     8.1 Obligations of the Principal Stockholders to Indemnify. The Principal Stockholders jointly and severally (subject to Section 8.2(e) below) agree to indemnify and hold harmless Buyer against any damages, losses, obligations, liabilities, claims, actions, causes of action, costs or expenses (collectively, "Damages") sustained or suffered by Buyer and arising from (a) a breach of any representation, warranty or covenant of the Company or the Principal Stockholders contained in or made pursuant to this Agreement, (b) a breach of any representation or warranty contained in Section 3.8 or Section 3.20, without regard to the disclosures contained in Items 1,2,5 and 6 of Schedule 3.8(a) to this Agreement and without regard to the disclosure contained in Item 1 of
Schedule 3.20 to this Agreement, (c) (i) any obligation to pay to Katarow the Bonus Payment (as defined in the Employment Agreement), including any tax liability relating to such payment, other than the obligation of the Company to provide that portion of the Bonus Payment contemplated by Sections 5(a) and 5(b) of the Employment Agreement and (ii) any determination by applicable authorities that such payment by the Company is not deductible by the Company under Section 280G of the Code and (d) any and all Damages incident to any of the foregoing or the enforcement of this Section 8.1. Buyer and Merger Sub hereby acknowledge and agree that their sole recourse to the Principal Stockholders for indemnification pursuant to this Section 8.1 (other than for Damages sustained or suffered by Buyer arising from a breach of the representations and warranties contained in
Section 3.20 hereof) is and shall be limited to those funds held in the Escrow Account.

     8.2  Limitations on Indemnification. Notwithstanding the provisions of
Section 8.1 above:

          (a) The Principal Stockholders shall have no liability under
Section 8.1 for claims made by Buyer: (i) with respect to matters described in
Section 3.20 or subject to indemnification under 8.1(c), beyond the applicable statutes of limitations; (ii) with respect to matters described in Section 3.18, after the third anniversary of the Closing Date; and (iii) for all other claims, after the two (2) year anniversary of the Closing Date.

          (b) Except as provided in Section 8.2 (c) below:

              (i) the Principal Stockholders shall not be obligated to Buyer under Section 8.1 except to the extent that the aggregate amount of Damages suffered by Buyer exceed $400,000 (on an "after-tax" basis to Buyer) (the "Threshold"), and

              (ii) in the event that the aggregate Damages suffered by Buyer exceed the Threshold, Buyer shall be entitled to recover the amount of such Damages in excess of $250,000 (on "after-tax" basis to Buyer). In this Section, "after tax" means the net amount of Damages suffered by Buyer or its affiliates after taking into account any tax deduction which has been allowed by a relevant revenue or taxing authority or which the Buyer (or such affiliate) has been advised by

Buyer's Accountants ought to be so deductible or would otherwise be treated by Buyer in the ordinary course of business as a deductible item.

          (c) Without prejudice to the generality of Section 8.2(b), the Principal Stockholders shall be obligated to Buyer under Section 8.1 for the whole of any claim pursuant to Section 3.7(b), or subject to indemnification under Section 8.1(c), without the application of any threshold or deductible or after tax calculation.

          (d) The maximum aggregate liability of the Principal Stockholders to Buyer under Section 8.1 shall be limited to the Escrow Amount.

          (e) Claims by the Buyer for Damages sustained or suffered by Buyer arising from a breach of the representations and warranties contained in Section
3.20 or subject to indemnification under Section 8.1(c), shall, until the termination of the Escrow Account on the third anniversary of the Closing Date, be limited to funds held in the Escrow Account. Such Claims made after the third anniversary of the Closing Date will thereupon be limited to the amount of the Escrow Funds released to each Principal Stockholder upon termination of the Escrow Agreement, and the liability of each Principal Stockholder shall be several but not joint.

          (f) The Buyer and the Company will use commercially reasonable efforts to make claims under their respective insurance policies for any actions or circumstances giving rise to rights to indemnification hereunder. If the Buyer or the Company recovers any amount under its insurance policies in respect of any matter for which Buyer has already been fully indemnified by the Principal Stockholders (such insurance recovery being hereafter termed the "Insurance Proceeds"), Buyer shall pay to the Principal Stockholders seventy-five percent (75%) of the Insurance Proceeds on an after tax basis. The obligation of the Company and the Buyer under this Section 8.2(f) shall not constitute cause for the Principal Stockholders to delay indemnification under this Article VIII.

     8.3 Claims for Indemnification.

          (a) Whenever any claim shall arise for indemnification under this
Article VIII (a "Claim"), the party seeking indemnification (the "Indemnified Party") shall promptly give written notice of the Claim (a "Claim Notice") to the party from whom indemnification is sought (the "Indemnifying Party") and, if such Claim is made by the Buyer, to the Escrow Agent and the Stockholders' Representative on behalf of the Principal Stockholders; provided, however, that failure to provide such notice shall discharge the Indemnifying Party from its liabilities and obligations hereunder only if and to the extent that the Indemnifying Party is actually prejudiced thereby. Such Claim Notice shall be given in accordance with the requirements of the Escrow Agreement and Section
10.9 hereof and shall include the facts constituting the basis for such Claim and, if known, the amount or an estimate of the amount of the liability arising therefrom. The thirty (30)-day period immediately following the date on which the Indemnified Party delivers the Claim Notice to the Indemnifying Party is referred to herein as the "Claim Response Period."

          (b) If the matter to which a Claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall include with the estimate of the amount of the Claim in the Claim Notice a statement therein that the Claim has not yet been liquidated (an "Unliquidated Claim"). As to any Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice within thirty (30) days after the matter giving rise to the Claim becomes finally resolved, and such second Claim Notice shall specify the amount of the Claim. The thirty (30)-day period immediately following the date on which the Indemnified Party gives such a second Claim Notice is referred to herein as the "Liquidated Claim Response Period."

          (c) If the Indemnified Party (and, as to any Claim by the Buyer seeking payment from the Escrow Account, the Escrow Agent) shall not have received a written objection to a Claim from the Indemnifying Party prior to the end of the Claim Response Period, or in the case of an Unliquidated Claim, prior to the end of the Liquidated Claim Response Period, the Claim shall be conclusively presumed to have been approved by the Indemnifying Party for the purposes of this Agreement, and the amount of the Claim shall become due and payable, and, in the case of any payment from the Escrow, shall be paid by the Escrow Agent from the Escrow Funds together with any investment proceeds attributable to such Escrow Funds, as provided in the Escrow Agreement.

          (d) If during the Claim Response Period or the Liquidated Claim Response Period, as the case may be, the Indemnifying Party shall provide a written objection to a Claim Notice, then the Indemnifying Party and the Indemnified Party shall endeavor to resolve the Claim, and, if such Claim is made by the Buyer seeking payment from the Escrow Account, upon resolution, to issue a joint written direction to the Escrow Agent in respect to the Claim at issue.

     8.4  Claims Relating to Section 3.7(b).

          (a) Draft Net Worth Statement. As soon as practicable, but in any event within one hundred twenty (120) calendar days after the Closing Date, Buyer shall deliver to David H. Sanders (the "Stockholders' Representative"), an unaudited net worth statement (and the related worksheets, working papers, notes and schedule thereto) of the Company prepared in accordance with SCHEDULE 3.7(b) as of the Closing Date (the "Draft Net Worth Statement").

          (b) Review by Stockholders' Accountants. As soon as practicable, but in any event within thirty (30) calendar days of receipt of the Draft Net Worth Statement (and the related worksheets, working papers, notes and schedules thereto), representatives of the Milwaukee, Wisconsin office of PricewaterhouseCoopers (the "Stockholders' Accountants") shall review the Draft Net Worth Statement related worksheets, working papers, notes and schedules thereto). The Stockholders' Accountants shall provide the Stockholders' Representative, with a copy to Buyer, a report indicating their agreement or objections to the Draft Net Worth Statement. Any such objections shall be set forth in reasonable detail and shall indicate the grounds upon which the Stockholders' Accountants dispute that the Draft Net Worth Statement has been drawn up in accordance with the rules set forth on SCHEDULE 3.7(b) (the "Objections Report").

     (c) Cooperation. During the period of review by the Stockholders' Accountants of the Draft Net Worth Statement and the period of any dispute referred to in Section 8.4(d) below, Buyer shall provide the Stockholders' Representative and the Stockholders' Accountants full access to the books, records, facilities and employees of Buyer, the Surviving Corporation and its successors, if any, as such relate or are applicable to the preparation of the Net Worth Statement, and shall cooperate fully with the Stockholders' Representative and the Stockholders' Accountants, in each case to the extent required by the Stockholders' Representative and the Stockholders' Accountants in order to review the Draft Net Worth Statement; provided, however, that such preparation shall be conducted in such a manner as not to interfere unreasonably with the Surviving Corporation and (ii) Buyer shall not be required to supply the Stockholders' Representative with any information which Buyer shall be under a legal obligation not to supply, so long as Buyer provides the Stockholders' Representative or the Stockholders' Accountants with a written explanation as to why it is under a legal obligation not to supply such information, and so long as such information is not required to complete the preparation of an accurate and complete Net Worth Statement.

     (d)  Agreement on Net Worth Statement.

          (i) Within fifteen (15) business days of the receipt by the Stockholders' Representative and Buyer of the Objections Report, the Stockholders' Representative and Buyer shall endeavor to agree on any matters in dispute.

          (ii) If Buyer and the Stockholders' Representative are unable to agree on any matters in dispute within fifteen (15) business days after receipt of the Objections Report, the matters in dispute will be submitted for resolution to the Chicago, Illinois office of Ernst & Young LLP or such other independent accounting firm of national reputation as may be mutually acceptable to the Stockholders' Representative and Buyer (the "Independent Accounting Firm"), which Independent Accounting Firm shall review such submissions based solely upon the Draft Net Worth Statement, the Objections Report and the related worksheets, working papers, notes and schedules thereto submitted to it by the parties. The Independent Accounting Firm shall within thirty (30) calendar days of such submission determine and issue a written report to the Stockholders' Representative and Buyer relating to such disputed items, and such written decision shall be final and binding upon the parties. The Stockholders' Representative and Buyer agree to co-operate with each other and each other's representatives to enable the Independent Accounting Firm to render a written decision as promptly as possible. The fees and disbursements of the Independent Accounting Firm shall be paid by Buyer. Thereafter, the Principal Stockholders shall promptly reimburse Buyer for a portion of the fees and disbursements of the Independent Accounting Firm in an amount equal to one-half of Buyer's cost of such fees and disbursements.

          (iii) The net worth statement incorporating the resolution of matters in dispute (if any) is referred to as the "Net Worth Statement." "Net Worth" shall mean the total of all assets of the Company and its Subsidiaries less the total of all Liabilities of the Company and its Subsidiaries shown in the Net Worth Statement, and "Cash" shall mean all the cash and cash equivalents of the Company and its Subsidiaries on the Closing Date as shown in the Net Worth Statement after deduction of any cash and cash equivalents included in or payable by the Company to the Katarow Employment Trust.

          (iv) The Net Worth Statement shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties hereto. Buyer shall be entitled to indemnification to the extent available under Section
8.1 hereof on a dollar-for-dollar basis to the extent that the Net Worth is less than the amount stated in the representation in Section 3.7(b).

          (v) In acting under this Agreement, the Stockholders' Accountants, Buyer's accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

     8.5 Defense by the Indemnifying Party. In connection with any claim by a third party which may give rise to indemnity hereunder, the Indemnifying Party, at its sole cost and expense, may, upon written notice to the Indemnified Party within fifteen (15) days after the date a claim is made, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges in writing its indemnification obligations with respect to such claim. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense.

     8.6 Survival of Representations and Warranties. The representations of each of the Company, the Principal Stockholders, Buyer and Merger Sub will survive the Closing until, and will expire upon, the termination of the indemnification obligations as provided in this Article VIII.

     8.7 Right to Recover from Escrow Account. As more fully set forth in the Escrow Agreement, Buyer shall have the right to recover, in whole or in part, from the Escrow Account, amounts finally determined to be owed to Buyer by the Principal Stockholders under this Article VIII.

     8.8 Obligations of Buyer and Merger Sub to Indemnify. Buyer and Merger Sub jointly and severally agree to indemnify and hold harmless the Company, its Subsidiaries, the Principal Stockholders, David H. Sanders (both individually and in his capacity as the Stockholders' Representative) and all of the persons who as of the Closing are the officers and directors of the Company and the Subsidiaries from and against all Damages sustained or suffered by any of them and arising or resulting from or having been incurred with respect to: (a) a breach of any representation, warranty or covenant of Buyer or Merger Sub contained in or made pursuant to this Agreement; (b) the ownership, conduct or operation of the business of the Surviving Corporation or any other business of Buyer or Merger Sub on and after the Closing Date, including, without limitation, any Damages resulting from or in any way relating to environmental, employee, antitrust or product warranty liability of any kind (provided, that Buyer and Merger Sub shall not indemnify any of the Company, the Subsidiaries, the Principal Stockholders, David H. Sanders or the officers and directors of the Company and the Subsidiaries for any such Damages if the Principal Stockholders are required to indemnify Buyer or Merger Sub for such Damages pursuant to Section 8.1); and
(c) any and all Damages incident to any of the foregoing or the enforcement of this Section 8.8. Additionally, Buyer and Merger Sub jointly and severally agree to indemnify and hold harmless all of the officers and directors of the Company and the Subsidiaries from and against all Damages sustained or suffered by any of them in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was such an officer or director and arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Delaware Law (provided, that Buyer and Merger Sub shall not indemnify any of the officers and directors of the Company or the Subsidiaries for any such Damages if the Principal Stockholders are required to indemnify Buyer or Merger Sub for such Damages pursuant to Section 8.1), and Buyer and Merger Sub jointly and severally agree to pay expenses in advance of the final disposition of any such action or proceeding to each officer and director to the fullest extent permitted under Delaware Law (provided, that each officer and director to whom expenses are advanced deliver to Buyer an undertaking to repay such advances as contemplated by Delaware Law).


                                   ARTICLE IX

                                   Termination

     9.1 Termination Events. Anything herein to the contrary notwithstanding, this Agreement and the consummation of the transactions contemplated hereby may be terminated at any time prior to the Closing Date as follows, and in no other manner:

          (a) By the mutual written consent of Buyer, the Principal Stockholders and the Company;

          (b) By Buyer or by the Company if the Merger shall not have been consummated by February 28, 1999 (provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) By Buyer or by the Company if any representation or warranty made herein for the benefit of Buyer or the Company, respectively, or in any certificate, schedule or documents furnished to Buyer or the Company and the Principal Stockholders, respectively, pursuant to this Agreement is untrue in any material respect or Buyer or the Company and the Principal Stockholders, respectively, shall have defaulted in any material respect in the performance of any material obligation under this Agreement.

          (d) By Buyer if the Merger is not consummated because the Company, through its Board of Directors, has approved a merger, consolidation, business combination with, or the acquisition of, the Company or its assets by any other person or entity, or has resolved to do any of the foregoing after the date hereof.

     9.2 Fees and Expenses. In the event that this Agreement shall be terminated pursuant to the terms of this Article IX, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to the other, and each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance of and compliance with all agreements and conditions contained herein, including, without limitation, the fees, expenses and disbursements of its counsel; provided, that nothing herein shall relieve a breaching or defaulting party for liability arising from any breach or default by it hereunder. In the event this Agreement is terminated by Buyer or the Company pursuant to Section 9.1(b) or (c) hereof as the result of a circumstance other than acts of God, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, and the terminating party is not in material breach of its covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement, the non-terminating party shall reimburse the terminating party for all out-of-pocket expenses (other than travel-related expenses) and fees actually incurred or accrued by the terminating party or on its behalf in connection with the transactions contemplated by this Agreement up to $200,000 in the aggregate. In the event this Agreement is terminated pursuant to Section 9.1(d), the Company shall pay Buyer promptly (but in no event later than three (3) business days after such event shall have occurred) a fee of $5,000,000, which amount shall be payable in immediately available funds, plus all costs and expenses of Buyer in an aggregate amount not to exceed $200,000.





                                    ARTICLE X

                                  Miscellaneous

     10.1 Expenses.

          (a) Subject to Section 9.2 hereof, the Company shall pay all costs and expenses (including, without limitation, attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by the Company or Katarow in connection with the Company's participation in this Agreement and the Merger including costs and expenses incurred in connection with the preparation and negotiation of all documents and agreements to which the Company, the Principal Stockholders or Katarow is required to be a party in order to accomplish the Merger and the transactions contemplated by this Agreement.

          (b) Subject to Section 9.2 hereof, Buyer and Merger Sub shall pay all of their costs and expenses (including, without limitation, attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) in connection with this Agreement and the Merger. Such costs and expenses shall further include, without limitation, all costs and expenses incurred in connection with any filings made by any party hereto pursuant to or in connection with the HSR Act.

     10.2 Amendments. Subject to applicable law, this Agreement may be amended in a writing executed by all of the parties hereto at any time prior to the Closing Date; provided, however, that after the approval and adoption of this Agreement and the Merger by the Stockholders, no amendment may be made that would reduce the amount or change the type of consideration into which the Company Common Stock shall be converted upon consummation of the Merger.

     10.3 Entire Agreement. This Agreement (together with the other agreements, instruments and documents delivered pursuant hereto) constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement.

     10.4 Pre-Closing Publicity. Subject to the obligations of the parties hereto imposed by applicable securities laws or rules of stock exchanges, prior to the public announcement by the Company or Buyer of the execution hereof and the expected closing of the transactions contemplated hereby, notices to third parties and all other publicity relating to the transactions contemplated by this Agreement shall be jointly planned, coordinated and approved by Buyer and the Company; provided, that such approval shall not be unreasonably withheld.

     10.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

     10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither Buyer nor the Company may assign or transfer any of its rights or obligations under this Agreement, except with the prior written consent of the other party; provided, however, that Buyer may assign its rights hereunder to an affiliate of Buyer.

     10.7 Headings. The headings of the various Sections and Articles of this Agreement have been inserted only for convenience and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     10.8 Governing Law. The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of the State of Delaware, without regard to the "conflict of laws" rules of that state.

     10.9 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person, sent by telecopy or sent by registered or certified mail, postage prepaid, and properly addressed as follows:

          To the Company or the Principal Stockholders:

          Prior to the Closing Date:

          Biochem International Inc.
          N 7 W 22025 Johnson Road
          Waukesha, Wisconsin   53186
          Attention:  David H. Sanders, Chairman
          Fax:  (00)1 414 542 2301
          Telephone:  (00)1 414 542 3100

          Following the Closing Date:

          David H. Sanders
          1801 West Princeton Court
          Lake Forest, Illinois  60045
          Fax: (847) 283-0049
          Telephone: (847) 295-0411

          With Copy To:

          Holleb & Coff
          55 East Monroe Street, Suite 4100
          Chicago, IL   60603-5896
          Attention:  Stephen A. Marcus
          Fax:  (312) 807-3900
          Telephone:  (312) 807-4600

          To Smiths, Buyer or Merger Sub:

          Smiths Industries, Inc.
          c/o Smiths Industries PLC
          765 Finchley Road
          Childs Hill
          London NW11 8DS
          Attention: Alan Smith, Secretary
          Fax:  081-201-8041
          Telephone:  081-458-3232

          With Copy To:

          Morgan, Lewis & Bockius LLP
          2000 One Logan Square
          Philadelphia, Pennsylvania   19103
          Attention: Michael J. Pedrick, Esq.
          Fax: (215) 963-5299
          Telephone: (215) 963-4808

     Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

     All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 10.9 if delivered personally or sent by telecopy, shall be effective upon delivery, and if delivered by mail, shall be effective two (2) days following deposit in the United States mail, postage prepaid.

     10.10 U.S. Dollars. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars. If any amount to be paid hereunder is expressed in an amount expressed in another currency, it will then be converted into U.S. dollars at the relevant exchange rate published in the Wall Street Journal on the business day immediately preceding the day on which payment is due.

     10.11 Waiver. The failure by any party to this Agreement at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be construed as a waiver of any such condition or of a breach or waiver of any other condition or of a breach of any other term, covenant, representation or warranty of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement and Plan of Reorganization as of the day and year first above written.


                                SMITHS INDUSTRIES, INC.

                                By:    /s/ Walter E. Orme
                                    -----------------------------
                                Title: Assistant Secretary
                                    -----------------------------



                                BCI MERGER CORP.

                                By:    /s/ Mr. G. M. Kennedy
                                    -----------------------------

                                Title:
                                    -----------------------------



                                BIOCHEM INTERNATIONAL INC.

                                By:    /s/ David H. Sanders
                                    -----------------------------
                                Title:
                                    -----------------------------



                                PRINCIPAL STOCKHOLDERS:

                                /s/ Ruth Dunbar Davee
                                ---------------------------------

                                Ruth Dunbar Davee, as Successor
                                Trustee of the Ken M. Davee Trust U/A dated
                                August 16, 1990


                                /s/ David H. Sanders
                                ---------------------------------
                                David H. Sanders, Trustee of the
                                David H. Sanders Revocable Trust U/A
                                dated April 9, 1982



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]



                                      -58-
P

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



                          The undersigned hereby guarantees the obligations of Smiths Industries, Inc. and BCI Merger Corp. to pay the Purchase Price and the Option Payment, to perform under Section 2.4 and to provide indemnification pursuant to Section 8.8

                          SMITHS INDUSTRIES PLC

                          By: /s/ Mr. G. M. Kennedy
                          Title:  Director



                          The undersigned hereby acknowledges his agreement with, and agrees to be bound by, the provisions of
                          Article VI


                           /s/ David H. Sanders
                           ----------------------------
                           David H. Sanders, personally

                                                                       Exhibit A

                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made as of the [____] day of __________, 1998 by and among Smiths Industries, Inc., a Florida corporation (the "Buyer"), David H. Sanders, Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, and Ruth Dunbar Davee, Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990 (the "Principal Stockholders"), and American National Bank and Trust Company of Chicago (the "Escrow Agent").

                                   Background


     The Buyer, BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer, the Principal Stockholders and Biochem International Inc. ("Biochem") are parties to an Agreement and Plan of Reorganization, dated October 9, 1998 (the "Merger Agreement"), pursuant to which BCI Merger Corp. and Biochem will merge, resulting in the ownership by the Buyer of all of the issued and outstanding shares of capital stock of Biochem.

     This Agreement is the Escrow Agreement referred to in Section 2.5 of the Merger Agreement. Unless otherwise defined herein, terms are used herein as defined in the Merger Agreement.

                                  Witnesseth:


     NOW, THEREFORE, the parties hereto, each intending to be legally bound hereby, and in consideration of the mutual covenants herein and in the Merger Agreement, agree as follows:

     1. Incorporation of Terms of Merger Agreement. The provisions of the Merger Agreement, a conformed copy of which has been delivered to the Escrow Agent, are hereby incorporated herein by reference, but only as the context of this Agreement may require.

     2. Appointment of Agent. The Principal Stockholders and the Buyer hereby designate and appoint the Escrow Agent their agent hereunder to serve in accordance with the terms and conditions of this Agreement. The Escrow Agent hereby accepts such appointment and agrees to act as such agent in accordance with such terms and conditions.

     3.   Appointment of Stockholders Representative.

          (a) The Principal Stockholders each hereby designate and appoint David H. Sanders as their representative (the "Stockholders' Representative") hereunder to serve in accordance with the terms and conditions of this Agreement, and the Stockholders Representative hereby accepts such appointment. In the event of the death, resignation or incapacity of the Stockholders Representative, the Principal Stockholders or their respective successors and assigns shall promptly designate another individual to act as their representative under this Agreement.

          (b) The Principal Stockholders hereby authorize the Stockholders Representative to (i) receive all notices or documents given by the Buyer or the Escrow Agent pursuant hereto or in connection herewith and to receive and accept service of process in connection with any suit or proceeding arising under this Agreement, (ii) deliver all documents and certificates to be delivered by Stockholders Representative or the Principal Stockholders hereunder, (iii) take such actions on behalf of the Principal Stockholders as the Stockholders Representative may deem appropriate to consummate this Agreement and the transactions contemplated hereby and to make all determinations on behalf of the Principal Stockholders required under this Agreement.

          (c) The Buyer shall not be obligated to inquire into the authority of the Stockholders Representative, and the Buyer shall be fully protected in dealing with the Stockholders Representative in good faith.

     4.   Escrowed Funds and Investment Proceeds.

          (a) Contemporaneously with the execution of this Agreement, the Buyer is delivering to the Escrow Agent by wire transfer the amount of $7,000,000, made payable to the order of the Escrow Agent (the "Escrowed Funds"). The Escrow Agent shall maintain physical custody of the Escrowed Funds and any investment proceeds therefrom (the "Investment Proceeds") and shall have discretion, subject to the joint direction of the Buyer and the Stockholders Representative and consent of the Escrow Agent, to invest the Escrowed Funds and any Investment Proceeds in (i) short-term certificates of deposit of national banks having capital, surplus and undivided profits totaling at least $100 million, but only to the extent that each such certificate of deposit is fully-insured by an agency of the United States, (ii) short-term obligations of or guaranteed by the United States, (iii) a money market fund that invests solely in obligations of the United States, (iv) shares of open-end investment companies that invest solely in obligations of the United States, or (v) such other investments as the parties may agree; provided, however, that the Escrow Agent shall not invest the Escrowed Funds or Investment Proceeds in any investment that would not allow for disbursement at the time of termination of this Escrow Agreement pursuant to Section 6 below.

          (b) The Escrow Agent shall hold the Escrowed Funds and the Investment Proceeds as a fund separate and apart from any other fund or account maintained by the Escrow Agent, and the Escrowed Funds and the Investment Proceeds shall not be subject to lien or attachment by any creditor of any party hereto and shall be used solely for the purposes and subject to the conditions set forth in this Agreement.

          (c) The Investment Proceeds shall be allocated for income tax purposes to the Principal Stockholders in accordance with the percentages listed on Schedule A. Within thirty days following the end of each calendar quarter, the Escrow Agent shall distribute to the Principal Stockholders an amount equal to 45% of the income for the immediately preceding calendar quarter allocated for income tax reporting purposes. The Principal Stockholders shall promptly pay when due all federal, state and local taxes accruing on the Investment Proceeds allocated to such Principal Stockholders. Upon request of the Escrow Agent, the Principal Stockholders shall provide evidence of the payment of all such taxes.

     5.   Claims under Merger Agreement.

          (a) If the Buyer shall make a claim for indemnification under the Merger Agreement (a "Claim"), the Buyer shall give written notice of the claim (a "Claim Notice") to the Escrow Agent and the Stockholders Representative on behalf of the Principal Stockholders in accordance with the requirements of the Merger Agreement and Section 10 hereof. The 30-day period immediately following the date on which the Buyer gives the Claim Notice to the Stockholders Representative is referred to herein as the "Claim Response Period."

          (b) If the matter to which a Claim relates shall not have been resolved (as provided in the Merger Agreement) as of the date of the Claim Notice, the Buyer shall include an estimate of the amount of the Claim in the Claim Notice, along with a statement therein that the Claim has not yet been liquidated (an "Unliquidated Claim"). If the Buyer gives a Claim Notice for an Unliquidated Claim, the Buyer shall also give a second Claim Notice within 30 days after the matter giving rise to the Claim becomes finally resolved, and such second Claim Notice shall specify the amount of the Claim. The 30-day period immediately following the date on which the Buyer gives such a second Claim Notice to the Stockholders Representative is referred to herein as the "Liquidated Claim Response Period."

          (c) If the Escrow Agent shall not have received a written objection to a Claim from the Stockholders Representative prior to the end of the Claim Response Period, or in the case of an Unliquidated Claim, prior to the end of the Liquidated Claim Response Period, the Claim shall be conclusively presumed to have been approved for the purposes of this Agreement by the Principal Stockholders, and the Escrow Agent shall then pay over to the Buyer the amount set forth in the applicable Claim Notice from the Escrowed Funds together with any Investment Proceeds attributable to such Escrowed Funds which have not theretofore been paid to the Principal Stockholders.

          (d) If during the Claim Response Period or the Liquidated Claim Response Period, as the case may be, the Escrow Agent receives from the Stockholders Representative a written objection to a Claim Notice, then the Stockholders Representative and the Buyer shall endeavor to resolve the claim, and upon resolution, to issue a joint written direction to the Escrow Agent in respect to the claim in issue. The Escrow Agent shall act in accordance with a written direction from the Stockholders Representative and the Buyer if and when issued. If no such joint written direction is delivered by the Stockholders Representative and the Buyer to the Escrow Agent, the Escrow Agent may release the Escrowed Funds and any Investment Proceeds attributable thereto upon receipt of a court order directing that the Escrowed Funds together with any Investment Proceeds attributable thereto be released in a specified manner.

     6.   Reduction and Termination of Escrow.

          (a) On the second anniversary of the Closing Date, the Escrow Agent shall deliver to the Principal Stockholders such part, if any, of the First Remaining Escrowed Funds as shall exceed $3,500,000 together with any Investment Proceeds attributable thereto. In this Section, "First Remaining Escrowed Funds" shall mean the Escrowed Funds, if any, which remain in the Escrow Account at the second anniversary of the Closing Date after deduction of any portion of those Escrowed Funds that is equal to (i) any amounts already claimed by the Buyer under any Claims pursuant to Section 5 above, being Claims that are unresolved at that time (together with any Investment Proceeds attributable thereto which have not theretofore been paid to the Principal Stockholders) and
(ii) the estimated amounts of any Unliquidated Claims (together with the Investment Proceeds attributable thereto which have not theretofore been paid to the Principal Stockholders). If the First Remaining Escrowed Funds are less than $3,500,000, they shall be retained in the Escrow Account, and no delivery as aforesaid shall be made to the Principal Stockholders.

          (b) On the third anniversary of the Closing Date, the Escrow Agent shall deliver the remaining Escrowed Funds, if any, together with any Investment Proceeds attributable thereto, to the Principal Stockholders, except that if a Claim under Section 5 is unresolved at that time, a portion of the Escrowed Funds that is equal to any such outstanding Claim (together with corresponding Investment Proceeds which have not theretofore been paid to the Principal Stockholders), or the estimated amount in the case of an Unliquidated Claim (together with corresponding Investment Proceeds which have not theretofore been paid to the Principal Stockholders), shall continue to be held until the resolution of the Claim in accordance with this Agreement. Upon delivery of all the Escrowed Funds and Investment Proceeds to the Principal Stockholders or to the Buyer pursuant to Section 5 above or this Section 6(b), the Escrow Account shall be closed, and this Escrow Agreement will thereupon terminate.

     7. Expenses. All expenses and fees (including attorneys' fees and costs) of the Escrow Agent shall be paid in equal amounts by the Buyer, on the one hand, and the Principal Stockholders, on the other hand. The Principal Stockholders and the Buyer shall bear their own expenses in connection with the resolution of any Claim or other dispute with respect to this Agreement, except as may be provided in the Merger Agreement.

     8.   Liability of Escrow Agent.

          (a) In performing any of its services under this Agreement, the Escrow Agent shall not incur any liability to anyone for damages, loss or expenses, except for damages, loss or expenses resulting from its willful misconduct or gross negligence, and the Buyer and the Principal Stockholders hereby indemnify Escrow Agent for any costs, including attorneys' fees and costs, incurred in defending any claim against Escrow Agent arising out of this Agreement.

          (b) If a dispute arises between or among any of the parties to this Agreement, then notwithstanding anything to the contrary herein, the Escrow Agent shall be entitled, at its option and upon giving notice to the Buyer and the Stockholders Representative, to tender into the custody of any federal court of competent jurisdiction all funds and all materials that the Escrow Agent may be holding under this Agreement and to begin such legal proceedings as the Escrow Agent deems appropriate. After taking such actions, the Escrow Agent shall then be discharged from any further duties and liability under this Agreement except to the extent of any prior willful misconduct or gross negligence of the Escrow Agent.

     9. Resignation and Removal of Escrow Agent. The Escrow Agent may resign at any time and for any reason upon notice to the Buyer and the Stockholders Representative given at least 30 days prior to the effective date of such resignation. During such 30-day period, the Stockholders Representative and the Buyer shall endeavor to agree upon a successor Escrow Agent. If the Stockholders Representative and the Buyer fail to agree on a successor Escrow Agent within such 30-day period, the Escrow Agent shall deliver the funds and all materials that it may then be holding to a court in accordance with Section 8(b) above. If the Escrow Agent becomes unable to fulfill its duties hereunder, or if for any reason, the Stockholders Representative and the Buyer jointly desire to remove the Escrow Agent hereunder, the Stockholders Representative and the Buyer may jointly appoint a successor Escrow Agent for the purposes of this Agreement. Upon the appointment of any successor Escrow Agent under this Agreement, the successor Escrow Agent shall have all the rights, duties and powers that applied to the original Escrow Agent hereunder and the original Escrow Agent shall remit the Escrowed Funds and Investment Proceeds then held by it to the successor Escrow Agent.

     10. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, by hand or by a reputable nationwide overnight express service, addressed, if to the Buyer to Smiths Industries plc, 765 Finchley Road, London NW11 8DS, England, Attention: Alan Smith, Telecopy: 011-44-181-458-8412, with a copy to: Morgan, Lewis & Bockius LLP, 2000 One Logan Square, Philadelphia, PA 19103-6993, Attention: Michael J. Pedrick, Esquire, Telecopy: 215-963-5299; and if to the Stockholders Representative or the Principal Stockholders, to David H. Sanders, 1801 West Princeton Court, Lake Forest, Illinois 60045, Telecopy:
847-283-0049, with a copy to

Holleb & Coff, 55 East Monroe Street, Suite 4100, Chicago, Illinois 630603,
Attention: Stephen A. Marcus, Telecopy: 312-807-3900; or such other address as shall be furnished in writing by a party, and any such notice or communication shall be deemed to have been given as of the date personally given or the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

     11.  General Terms.

          (a) This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

          (b) The parties hereto agree to execute and deliver any and all papers and documents necessary to complete the actions contemplated hereby.

          (c) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

          (d) This Agreement, together with the Merger Agreement, contains the entire Agreement among the parties hereto with respect to the subject matter of this Agreement. This Agreement may not be amended or revised except by a written instrument signed by all the parties hereto.

          (e) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

          (f)   Unless the context of this Agreement clearly requires otherwise,
(i) references to the plural include the singular, the singular the plural, the part the whole, (ii) "or" has the meaning frequently identified with the phrase "and/or" and (iii) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under generally accepted accounting principles.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                                SMITHS INDUSTRIES, INC.


                                By:____________________________________________

                                Its:___________________________________________



                                AMERICAN NATIONAL BANK AND TRUST
                                COMPANY OF CHICAGO


                                By:____________________________________________

                                Its:___________________________________________


                                ________________________________________________
                                DAVID H. SANDERS, Trustee of the David H.
                                Sanders Revocable Trust U/A dated April 9, 1982


                                _______________________________________________
                                RUTH DUNBAR DAVEE, Successor Trustee of
                                the Ken M. Davee Trust U/A dated August 16, 1990

                                   SCHEDULE A

        Allocation of Investment Proceeds between Principal Stockholders for Income Tax Purposes

---------------------------------------------------------------------------------------------
NAME OF STOCKHOLDER                                      ALLOCATION OF INVESTMENT PROCEEDS
---------------------------------------------------------------------------------------------
David H. Sanders Revocable Trust U/A dated
April 9, 1982, David H. Sanders, Trustee                            48.15%
---------------------------------------------------------------------------------------------
Ken M. Davee Trust U/A dated August 16,
1990, Ruth Dunbar Davee, Successor Trustee                          51.85%
---------------------------------------------------------------------------------------------

                                                                     Exhibit B


                              EMPLOYMENT AGREEMENT


     This Employment Agreement (the "Agreement"), dated ________________, 1998, is by and among BIOCHEM INTERNATIONAL, INC., a Delaware corporation ("BCI" or the "Company"), Frank A. Katarow, a resident of the State of Wisconsin ("Employee"), David H. Sanders as Trustee under the Trust Agreement (as defined below) (hereafter the "Trustee"), David H. Sanders ("Mr. Sanders") and Ruth Dunbar Davee, Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990 (the "Davee Trust").

                                R E C I T A L S

     WHEREAS, Smiths Industries, Inc., a Florida corporation ("Smiths"), BCI Merger Corp., its wholly owned subsidiary, Smiths Industries plc, the Company and certain stockholders of the Company have entered into an Agreement and Plan of Reorganization, dated as of October ___, 1998 (the "Merger Agreement"); and

     WHEREAS, Employee and the Company have previously entered into certain agreements details of which are listed on Schedule I hereto (which agreements are individually defined in the said Schedule I and which collectively are called the "Katarow Compensation Agreements");

     WHEREAS, the Company has established the "Frank Katarow Employment Trust" (the "Trust") and has deposited certain sums with the Trust Account at American and National Bank and Trust Company of Chicago (the "Trust Funds") pursuant to its obligations under the Katarow Compensation Agreements;

     WHEREAS the parties hereto (the "Parties") wish to terminate certain of the Katarow Compensation Agreements and to replace them with certain terms of this Agreement;

     WHEREAS, the Company desires to employ Employee and to have the benefit of his skills and services, and Employee desires to accept employment with the Company, on the terms and conditions set forth herein; and

     WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of Smiths to consummate the transactions contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein, and the performance of each, the Parties hereto, intending legally to be bound, hereby agree as follows:

                                   AGREEMENTS

     1.   Certain Definitions.

     "DS Medical Compensation Agreement" - See Schedule I hereto.

     "BCI Compensation Agreement" - See Schedule I hereto.

     "Trust Agreement" - See Schedule I hereto.

     "Amendment Agreement" - See Schedule I hereto.

     "Liability Assumption Agreement - See Schedule I hereto.

     2.   Employment; Term.

          (a) BCI hereby continues the employment of the Employee and Employee hereby accepts continued employment with BCI as its President in accordance with the terms and conditions of this Agreement. Employee agrees to devote his full time, skill, knowledge and attention to the business of BCI and the performance of his duties under this Agreement.

          (b) The "Term" of this Agreement shall commence on the Closing Date of the Merger Agreement (as such date is defined in that Agreement) (hereafter the "Commencement Date") and continue for a period of one (1) year from the Commencement Date and thereafter unless and until either party terminates this Agreement by giving to the other Party not less than thirty (30) days written notice to that effect, such notice to take effect on or after the first anniversary of the Commencement Date; provided, however, that the Term of this Agreement may be terminated earlier at any time as provided in Paragraph 6 below. This Agreement shall become effective only upon the completion of the merger as contemplated by the Merger Agreement. If the merger is not completed, and the Merger Agreement is terminated in accordance with its terms, this Agreement will terminate and be void ab initio.

          3.   Position and Duties.

          (a) The Company agrees to employ Employee throughout the Term as an officer of the Company with such responsibilities, duties and authority as are assigned to him by the President of SIMS North America; provided that, without the Employee's consent, there shall not be any reduction to Employee's existing status nor imposition on Employee of travel requirements or other duties which in aggregate are substantially more onerous than those to which he was subject immediately prior to the date hereof; provided that travel in connection with his employment causing Employee to be away from the Milwaukee, Wisconsin vicinity no more than forty (40) days in any twelve (12) month period shall not be considered substantially more onerous than those to which Employee was subject immediately prior to the date hereof. The Company agrees to provide Employee with an office and executive secretarial support similar to those provided immediately before the date hereof and further agrees that Employee's site of employment will be in Waukesha, Wisconsin, or such other location in the Milwaukee, Wisconsin vicinity to which the Company's executive headquarters may be moved.

          (b) Excluding periods of vacation and sick leave, Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company to the extent necessary to discharge responsibilities assigned to Employee hereunder and to use reasonable efforts to perform such responsibilities faithfully and efficiently. No greater time, attention or effort to discharge responsibilities shall be required of Employee than was required prior to the date hereof. Employee may:

                (i) serve on corporate, civic and charitable boards or committees,

               (ii) deliver lectures, fulfill speaking engagements and teach at educational institutions, and

               (iii) manage personal investments,

     so long as such activities do not significantly interfere with the performance of Employee's responsibilities and the Company has given its reasonable consent prior to service on any corporate Board. To the extent that such activities have been conducted by Employee prior to the date hereof, such prior conduct, and any subsequent conduct similar in nature and scope, shall not be deemed to interfere with the performance of Employee's responsibilities.

      4.  Compensation.

          (a) BCI shall pay to Employee and Employee shall receive as compensation from BCI for his employment (i) a base annual salary at a rate of $195,000 per annum (the "Base Salary"), plus (ii) an annual bonus in the period commencing July 1, 1998 and ending July 31, 1999 not less than the average annual bonus (as a percentage of base salary) paid to Employee for the three full fiscal years of the Company immediately preceding July 1, 1998.

          (b) In addition, for his services as an employee during the Term of employment, Employee will receive the further benefits listed on Schedule II hereto.

          (c) Amounts payable under this Paragraph 4 for services rendered by Employee during his employment constitute reasonable compensation for such services.

          (d) Increases in Base Salary will be considered each August during the duration of this Employment Agreement. Such increases, if any, will be consistent with BCI's annual budget for payroll increases. Employee's Base Salary shall not be decreased. The Company shall reimburse Employee, upon submission of appropriate vouchers and supporting documentation, all expenses of Employee incurred in connection with the rendering of services to BCI as an employee pursuant to this Agreement in accordance with BCI's usual and ordinary practices.

          (e) If the payments to Employee under this Paragraph 4 (whether alone, or by reason of the payment of the Bonus Payment under Paragraph 5 below) are determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, the Company will pay to Employee in cash an additional amount necessary to cause the total payments (including the additional payment required by this Paragraph 4 (e)) and benefits received by him under this Paragraph 4 (net of all federal and state taxes, including all taxes payable under Section 4999 of the Code) to be equal to the total payments and benefits Employee would have received under this Paragraph 4 (net of all federal, state and local taxes) if Section 4999 of the Code had not applied.

      5.  Bonus Payment.

          (a) Unless (i) Employee resigns from his employment with the Company prior to the first anniversary of the Commencement Date (the "Bonus Payment Date") (except for a resignation in the circumstances set out in Paragraph 5(e) below) or (ii) Employee's employment is terminated by the Company prior to the Bonus Payment Date for "Cause" (as defined in Paragraph 5(f) below) the Company shall pay to Employee on the Bonus Payment Date the
     "Bonus Payment" as defined below.    The Bonus Payment shall, subject to
     Paragraph 5(b), be a lump sum payment equal to the amount of the Trust Funds held in the Trust on the Bonus Payment Date (less all Deductions, as defined below); provided that in no event will the Bonus Payment result in a net payment to the Employee (after all Deductions) of more than $1,000,000. The Parties hereby acknowledge and agree that the Trust was established for this purpose and the Trustee shall procure that the said Trust Funds are made available to the Company for the purpose of this payment. The Company and the Trustee shall cause all federal, state and local tax and all social security and other statutory deductions ("Deductions") to be withheld from the Bonus Payment and shall account to the proper authorities for the same.

          (b) The Bonus Payment payable by the Company will be reduced to the extent necessary so that no part of such payment will be deemed "excess parachute payments" under Sections 280G or 4999 of the Code, or any successor provision, or treated as not deductible by the Company under
     Section 162(m) of the Code, or any successor provision.

          (c) Mr. Sanders and the Davee Trust hereby acknowledge and agree that the purpose of the Liability Assumption Agreement was in part to assume the obligations of DS Medical Products Co. to make payments to Employee as would fully compensate him for the amount, if any, by which the Bonus Payment by the Company is reduced pursuant to Paragraph (b) above or pursuant to the Deductions or otherwise, below One Million Dollars ($1,000,000). Accordingly, Mr. Sanders and the Davee Trust, jointly and severally, agree to pay to Employee in cash any additional amount necessary to cause the total payments to be paid to Employee in accordance with this Paragraph 5 (including the additional payment required by this Paragraph 5(c)) (net of all Deductions, including all taxes payable under Section 4999 of the Code or otherwise) to be equal to $1,000,000.

          (d) The Parties hereby agree that so far as they are still relevant and binding agreements the following agreements are hereby terminated and no Party has or shall have any claim, suit or cause of action against another Party arising from or relating to those following agreements, and each Party hereby releases all other Parties from any and all obligations of such other Parties incurred or arising under the following agreements to the extent that such obligations have not already been fulfilled, the agreements being namely: the DS Medical Compensation Agreement; the BCI Compensation Agreement; and the Amendment Agreement.

          (e) (i) Upon the occurrence of any breach by the Company of this Agreement within the meaning of Paragraph 5 (e)(ii) below, Employee may give the Company written notice of his intention to resign effective the 30th day following the date of such notice. If the Company does not fully remedy such breach within fifteen (15) days of the date of such notice, Employee's resignation will become effective on such 30th day. If Employee resigns in accordance with this Paragraph prior to the Bonus Payment Date, his employment will be deemed to have been terminated by the Company for reasons other than Cause (and he will be deemed to have offered to continue to provide services to the Company), and he will be entitled to all the payments and rights and benefits described in Paragraphs 5(a) and (c) above within fifteen (15) days of such resignation; provided that such payments and rights and benefits will in no event be less than they would have been had such termination taken place on the date that the Company first breached this Agreement.

               (ii) The following events are breaches by the Company of this
            Agreement within the meaning of this Paragraph 5(e)(ii):

                       (A) any reduction of, or failure to pay, Employee's
                  salary or bonus described in Paragraph 4(a) above;

                       (B) any failure to provide the benefits required by
                  Paragraph 4(b) above or to make any payment which might be due in accordance with Paragraph 4(d) above;

                       (C) assignment to Employee of any duties inconsistent in
                  any respect with his position (including status, offices and titles), authority, duties or responsibilities as contemplated by Paragraph 3(a) above or any other action by the Company which results in a diminution of such position, authority, duties or responsibilities;

                       (D) relocation of the Company's principal executive
                  offices, or an event that causes Employee to have his principal place of work changed, to any location outside of the Milwaukee, Wisconsin area; and

                       (E) without limiting the generality or effect of the
                  foregoing, any other material breach of this Agreement by the Company or any successor thereto or transferee of substantially all of the assets thereof.

          (f) If Employee is terminated by the Company for Cause, he will not be entitled to the payments or benefits provided under Paragraph 5(a) above. "Cause" means only the willful commission by Employee of theft, embezzlement or other serious and substantial crimes against the Company.

          For purposes of this Section, no act or omission shall be considered to have been "willful" unless it was not in good faith and, Employee had knowledge at the time that the act or omission was not in the best interest of the Company.

          (g) If Employee's employment is alleged to be terminated for Cause or if Employee's right to resign under Paragraph 5(e) above is disputed, Employee may initiate binding arbitration in Milwaukee, Wisconsin, before the American Arbitration Association by serving a notice to arbitrate upon the Company or, at Employee's election, institute judicial proceedings, in either case within ninety (90) days of the effective date of his termination, or such longer period as may be reasonably necessary for Employee to take such action if illness or incapacity should impair his taking such action within the 90-day period. The Company agrees:

                  (i) to pay the costs and expenses of any such arbitration and/or judicial proceeding, including Employee's reasonable counsel fees, and

                  (ii) to pay interest to Employee on any amounts ultimately found to be due to Employee hereunder during any period of time that such amounts are withheld pending arbitration and/or judicial proceedings. Such interest will be at the "Prime Rate" most recently announced by the American National Bank and Trust Company of Chicago prior to the commencement of arbitration.

          (h) If Employee dies following a termination of employment which entitled him to benefits under this Paragraph 5 but prior to receipt of all such benefits, his beneficiary (as designated to the Company in writing) or, if none, his estate, will be entitled to receive within sixty (60) days of the date of the Employee's death all unpaid amounts due hereunder.

          (i) There shall be no requirement on the Employee's part to seek other employment or otherwise mitigate in order to be entitled to the full amount of any payments or benefits arising under this Agreement.

     6.   Early Termination

          Notwithstanding the term set forth in Paragraph 2(b) hereof and subject to the provisions of Paragraph 5 hereof, this Agreement may be terminated prior to the expiration of such term as follows:

          (a) At the option of the Company, in the event of Employee's death or retirement.

          (b) At the option of the Company, in the event of Employee's disability.

                (i) Employee shall be considered disabled if he is unable to perform his normal duties under this Agreement for a continuous period of sixty (60) days by reason of physical or mental incapacity. The Company shall provide Employee with written notice of commencement of the disability period. Termination in accordance with this provision shall not affect Employee's right, if any, to receive benefits otherwise available to him pursuant to any disability insurance plan under which Employee is covered.

                (ii) If there is any dispute as to whether Employee is or was physically or mentally disabled under this Agreement, or whether his disability has ceased and he is able to resume duties, such question shall be submitted to a licensed physician agreed upon by the parties, or if the parties are unable to agree, a licensed physician appointed by the President of the Medical Society of Milwaukee County, Wisconsin, at the request of either party. Employee shall submit to such examinations and provide information as such physician may request, and the determination of such physician as to Employee's physical or mental condition shall be binding and conclusive on the parties. The Company agrees to pay the cost of any such physician and examinations.

          (c) At the option of the Company in the event that Employee shall commit any of the following acts:

                (i) Personal material dishonesty, willful material misconduct, insubordination, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any material law, rule, or regulation (other than traffic violations or similar offenses), immoral or disreputable conduct, or habitual use of alcohol or drugs which materially impairs Employee's ability to carry out his duties hereunder; or

                (ii) Material breach of any provision of Agreement following the failure of Employee to cure such breach within fifteen (15) days following notice to Employee.

          (d) After the initial one-year term of this Agreement, at any time, with or without notice, at the option of the Company or Employee for any reason or no reason at all; provided however, that termination under this subparagraph shall not prejudice the Employee's right to compensation or other benefits under this Agreement.

          (e)   By Employee upon thirty (30) days notice to the Company.

     If Employee's employment hereunder is terminated pursuant to Paragraphs 6(a) or 6(b), Employee shall be entitled to receive, and the appropriate parties shall pay, the payments pursuant to Paragraphs 5(a) and 5(c) within thirty (30) days of such termination. If Employee's employment is terminated pursuant to Paragraph 6(c), and the actions by Employee giving rise to such termination do not meet the criteria for "Cause" under Paragraph 5(f), Employee shall be entitled to receive, and the appropriate parties shall pay, the payments pursuant to Paragraphs 5(a) and 5(c) on the Bonus Payment Date.

      7.  Severance.

     In the event that Employee's employment hereunder is terminated pursuant to Paragraphs 6(c), 6(d) or 6(e), above, the Company shall pay or provide to Employee the following benefits from the date of Employee's termination of employment pursuant to such Paragraphs until the completion of the Non-Compete Period (as defined below) (which the parties agree are provided in further consideration for the obligations of Employee under Paragraphs 8, 9 and 10 below):

          (i) Employee's Base Salary in effect on the date of termination of his employment hereunder, which will be paid in accordance with the Company's normal payroll practices;

          (ii) BCI's standard health benefits, dental, 401(k), life insurance and flex compensation plan, or, if such plans do not allow non-employees to participate, such amount as may be necessary to allow Employee to obtain comparable benefits.

     If Employee obtains other employment prior to the expiration of the receipt of severance payments hereunder, and the compensation received by the Employee from the new employer is equal to or greater than his base pay with BCI, all severance and benefits described in this Paragraph 7 will be discontinued. If the base pay received from the new employer is less than the BCI base pay, the Company will pay Employee the difference between the two, provided that proper substantiation is provided.

     If Employee's employment is terminated for "Cause" he shall not be entitled to payment under this Paragraph and the provisions of Paragraphs 8, 9 and 10 shall not be applicable; provided, however, if the Company elects to make payments to Employee under this Paragraph 7 following Employee's termination for Cause, the provisions of Paragraphs 8,9 and 10 shall be effective.

     Employee shall not be entitled to receive any severance pay or any other compensation payments or benefits pursuant to this Paragraph 7 if Employee is terminated pursuant to Paragraphs 6(a) or 6(b) above.

     In the event severance payments are made as a result of Paragraph 6(e), Mr. Sanders agrees to reimburse the Company for fifty percent (50%) of the amounts paid to Employee pursuant to Paragraph 7(i).

     8.   Confidential Information.

          Employee acknowledges that through the services to be performed for the Company, he has obtained and will obtain confidential information regarding the Company's and its affiliates business affairs, including such matters as computer programs, research information, customer lists, customer development, planning, purchasing, finance, marketing, customer relations, and other proprietary information of a similar nature not available to the public ("Confidential Information"). Confidential Information may be oral or written and may be that which Employee originates, as well as that which otherwise comes into his possession or knowledge. During the Non-Compete Period, Employee agrees that he will treat all Confidential Information as confidential and will not divulge or disclose any Confidential Information to any other person, firm, or corporation except upon the written request or instruction of the Company or in the normal course of his duties as an employee of the Company. This Paragraph 8 is intended to protect Confidential Information during the Non-Compete Period.

     9.   Inventions and Creations.

          (a) Employee agrees that all inventions, discoveries, developments, improvements and mask works, whether or not patented or patentable, or otherwise protectable in law, which are made, developed or acquired by Employee, either individually or jointly, during his employment with the Company and which relate in any manner to Employee's work, the research or business of the Company, or fields to which the business of the Company may reasonably extend (herein called collectively "Inventions"), shall belong to the Company. Employee further agrees to assign and transfer to the Company his entire right, title, and interest in and to the Inventions. Employee further agrees to promptly and fully disclose the Inventions to the Company, in writing if requested by the Company, and to execute and deliver any and all lawful applications, assignments, and other documents which the Company requests for protecting the Inventions in the United States or any other country. The Company shall have the full and sole power to prosecute such applications and to take all other action concerning the Inventions, and Employee agrees to cooperate fully, at the expense of the Company, in the preparation and prosecution of all such applications and in any legal actions and proceedings concerning the Inventions. The effective period of this Paragraph 9 shall be the Non-Compete Period.

          (b) Employee agrees to and does hereby assign, convey, and transfer to the Company any and all manuscripts, programs, writings, pictorial materials, and other creations, created by Employee, either individually or jointly during his employment by the Company and which relate to the business of the Company (herein called collectively "Creations"). The Company shall have the full right to seek and procure copyright on the Creations, and Employee shall cooperate fully, at the expense of the Company, in securing copyrights and in any legal actions and proceedings concerning the Creations.

     10.  Non-Competition Agreement.

          As consideration for the Company's entering into this Agreement and the Bonus payments contemplated hereby, provided in Paragraph 5 hereof, Employee agrees that during the Term of his employment hereunder and for a period ending on the second anniversary of the date of termination of Employee's employment with the Company or any affiliate of the Company (the "Non-Compete Period"), without the prior written consent of the Company and Smiths, (a) he will not participate as a director, officer, employee, agent, representative, stockholder, partner, or joint venturer, or have any material direct or indirect financial interest (including as a creditor), in any business engaged anywhere in the world in the development or production, of competitive products, or engaged anywhere in North America, Europe or Japan in the use and sale of competitive products (a "Competing Business"); provided, however, Employee shall be permitted to acquire as an investment not more than five (5) percent of the outstanding voting capital stock of a Competing Business and (b) he will not solicit any employee of the Company to terminate his or her employment with the Company. In this Paragraph "competitive products" shall mean comprehensive medical monitoring systems comparable to the systems which the Company, at the time of termination of Employee's employment, is currently manufacturing or has previously manufactured or which are currently developed or being developed by the Company.

     11.  Remedies.

          In addition to other remedies provided by law or equity, upon a breach by Employee of any of the covenants contained herein, the Company shall be entitled to have a court of competent jurisdiction enter an injunction against Employee prohibiting any further breach of the covenants contained herein. The parties further agree that the services to be performed hereunder are of a unique, special, and extraordinary character.
     Therefore, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of competent jurisdiction at law or equity by a decree of specific performance, or, if the Company elects, by obtaining damages or such other relief as the Company may elect to pursue. Such remedies, however, shall be cumulative and nonexclusive and shall be in addition to any other remedies which the company may have. In the event that Employee alleges his rights under this Agreement have been violated, such dispute shall be submitted to final and binding arbitration before an arbitrator mutually agreed to by the parties, or if no agreement is reached, by the Chief Judge of the Milwaukee County Circuit Court.

     12.  Assignment.

          This Agreement and the respective rights, duties, and obligations of the Parties hereunder may not be assigned or delegated by any of such Parties.

     13.  Notice.

          Any notice (including notice of change of address) permitted or required to be given pursuant to the provisions of this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, or by hand delivery to the parties at the following addresses:

          If to the Company:
          SIMS Biochem Inc.
          N 7 W 22025 Johnson Road
          Waukesha, Wisconsin 53186
          Attn: the Financial Controller

          With a copy to:
          Company Secretary
          Smiths Industries plc
          765 Finchley Road
          London NW11 8DS

          If to Employee:
          Frank A. Katarow
          c/o SIMS Biochem Inc.
          N 7 W 22025 Johnson Road
          Waukesha, Wisconsin 53186

          If to Mr. Sanders:
          David H. Sanders
          1801 West Princeton Court
          Lake Forest, Illinois 60045

          If to David H Sanders
          As Trustee:
          David H. Sanders (Trustee)
          1801 West Princeton Court
          Lake Forest, Illinois 60045

          If to Ruth Dunbar Davee
          As Successor Trustee:
          180 East Pearson Street
          Chicago, IL  60601

     Notice properly given by mail shall be deemed effective one (1) business day after mailing.

     14.  Entire Agreement.

          This Agreement, together with the Trust Agreement and the Liability Assumption Agreement, constitute the entire agreement and understanding between the Company and Employee concerning Employee's employment by the Company, and supersedes any and all previous agreements or understandings concerning such employment, whether written or oral, between Employee and the Company (including without limitation the BCI Compensation Agreement, the DS Medical Compensation Agreement and the Amendment Agreement). This Agreement may not be modified orally.

     15.  Waiver.

          The waiver by either party of the breach of any covenant or provision in this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

     16.  Invalidity of Any Provision.

          The provisions of this Agreement are severable, it being the intention of the parties hereto that should any provisions hereof be invalid or unenforceable, such invalidity or enforceability of any provision shall not affect the remaining provisions here, but the same shall remain in full force and effect as if such invalid or unenforceable provisions were omitted.

     17.  Applicable Law.

          This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without regard to the State of Wisconsin's choice of law doctrines.

     18.  Counterparts.

          This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

     19.  Resignation.

          The Employee may resign his employment at any time. In the event of such resignation, this Agreement shall be of no further force and effect with the exception of those provisions provided in Sections 5, 7, 8, 9, 10, 11, 14, 16 and 17.

     20.  No Right of Set-Off.

          There shall be no right of set-off or counterclaim, in respect of any claim, debt or obligation, against any payments to Employee, his dependents, beneficiaries or estate provided for in this Agreement.


     21.  Expenses.

          If Employee determines in good faith that the Company has failed to comply with any of its obligations under this Agreement, the Company authorizes Employee from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent Employee in connection with any and all actions and proceedings, whether by or against the Company, or any director, officer, stockholder or other person affiliated with the Company, which may adversely affect Employee's rights under this Agreement. Without limiting the effect of the foregoing provisions of this Paragraph 21, the Company shall pay or cause to be paid and shall be solely responsible for any all attorneys' and related fees and expenses incurred by Employee as a result of the Company's failure to perform under this Agreement. Additionally, the Company agrees to pay reasonable attorneys' fees incurred by Employee in connection with the review of this Agreement.

     22.  Binding Effect.

          This Agreement shall be binding upon the Company and any transferee, successor or assign.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.


                                       BIOCHEM INTERNATIONAL INC.


                                       ________________________________________
                                       By:
                                       Its:


                                       EMPLOYEE


                                       ________________________________________
                                       Frank A. Katarow


                                       ________________________________________
                                       David H. Sanders


                                       ________________________________________
                                       David H. Sanders as Trustee


                                       ________________________________________
                                       Ruth Dunbar Davee as Successor Trustee

                                   Schedule I

                      The Katarow Compensation Agreements

     1.   Trust agreement dated January 24, 1996 between the Company and David
          H. Sanders as "Trustee" (the "Trust Agreement").

     2. Compensation Agreement dated January 24, 1996 between Frank A. Katarow and DS Medical Products Co. (the "DS Medical Compensation Agreement").

     3. Compensation Agreement dated January 24, 1996 between the Company and Frank A. Katarow (the "BCI Compensation Agreement"), as amended by an Amendment Agreement dated January 12, 1998 by and among the Company, Frank A. Katarow, DS Medical Products Co. and David H. Sanders as Trustee under the Trust Agreement (the "Amendment Agreement").

     4. Liability Assumption and Asset Assignment Agreement dated January 12, 1998 between DS Medical Products Co., Ken M. Davee and David H. Sanders (the "Liability Assumption Agreement").

                                  Schedule II


     (1) Employee shall be entitled to participate fully in all pension, profit sharing and similar benefit plans of the Company, if any.

     (2) Employee shall be entitled to participate fully, together with his dependents and beneficiaries, in all life insurance plans, accident and health plans and other welfare plans, maintained or sponsored by the Company immediately prior to the date hereof, or receive substantially equivalent coverage from the Company.

     (3) Employee shall be entitled to participate fully in any additional benefit plans offered by the Company to executive employees after the date hereof.

     (4) Employee shall be entitled to receive fringe benefits (which shall not include any benefit referred to in Paragraph 4 of the Agreement) substantially equivalent to those provided to Employee immediately prior to the date hereof.

     In connection with the foregoing benefits, Employee will be credited with his prior service to BCI for purposes of vesting, eligibility and participation levels in such plans.

     ADDITIONAL BENEFITS:

     * Vacation - 4 weeks per annum.

     * Car Payments consistent with the current arrangement between the Company and Employee

                                                                       Exhibit C
                            RESIGNATION AND RELEASE


     This Resignation and Release (this "Release") is being executed and delivered in accordance with Section 7.2(j) of the Agreement and Plan of Reorganization dated October 9, 1998 (the "Agreement") by and among Biochem International Inc. ("BCI"), Smiths Industries, Inc. ("Buyer"), Smiths Industries plc, BCI Merger Corp. ("Merger Sub"), David H. Sanders and certain stockholders of BCI. Capitalized terms used in this Release without definition have the respective meanings given to them in the Agreement.

     I, David H. Sanders, hereby resign from my positions as a director, officer and employee of each of BCI, SurgiVet, Inc. and Biochem International Foreign Sales Corp (collectively, the "Companies"), effective upon the Effective Date (as defined in the Agreement).

     I acknowledge that the execution and delivery of this Release is a condition to Buyer's obligation to close the transactions contemplated by the Agreement and that Buyer is relying on this Release in consummating such transactions.

     I, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, in order to induce Buyer to close the transactions contemplated by the Agreement, hereby agree as follows:

     I hereby release and forever discharge Buyer and the Company, and each of their respective individual, joint or mutual, past, present and future affiliates, stockholders, controlling persons, subsidiaries, successors and assigns (individually, a "Releasee" and collectively, "Releasees") from any and all claims, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which I have, have ever had or may hereafter have against the respective Releasees arising contemporaneously with or prior to the Closing Date or on account of or arising out of any matter, cause or event occurring contemporaneously with or prior to the Closing, including, but not limited to, any rights to indemnification or reimbursement from any of the Companies, whether pursuant to its charter, any contract or otherwise and whether or not relating to claims pending on, or asserted after, the Closing Date; provided, however, that nothing contained herein shall operate to release any obligations of Buyer, Merger Sub or Smiths Industries plc arising under the Agreement, including, without limitation, the indemnification obligations of the Buyer contained in Section 8.8, or relating to the transactions contemplated thereby.

     If any provision of this Release is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Release will remain in full force and effect. Any provision of this Release held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     This Release may not be changed except in a writing signed by the person(s) against whose interest such change shall operate. This Release shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of law.

     All words used in this Release will be construed to be of such gender or number as the circumstances require.

     IN WITNESS WHEREOF, I have executed and delivered this Resignation and Release this ____ day of _____________, 1998.



                                            _________________________________
                                            David H. Sanders

                                    ANNEX II

                                VOTING AGREEMENT


     This VOTING AGREEMENT, dated as of October 9, 1998, is made between Smiths Industries Inc., a Florida corporation ("Buyer"), and the persons listed on Schedule A hereto (collectively, the "Stockholders").

     WHEREAS, Buyer, BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer ("Merger Sub"), Biochem International Inc. (the "Company") and certain stockholders of the Company propose to enter into an Agreement and Plan of Reorganization, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Merger Sub with and into the Company (the "Merger");

     WHEREAS, each Stockholder is the record and beneficial owner of the number of shares of common stock, par value $.02 per share, of the Company (the "Common Shares") and options to purchase Common Shares set forth opposite such Stockholder's name on Schedule A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by such Stockholder including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Buyer has requested that the Stockholders enter into this Voting Agreement, and the capitalized terms not otherwise defined herein shall have the meanings set forth in Merger Agreement;

     NOW, THEREFORE, to induce Buyer to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

     1.   Covenants of the Stockholders.  Each Stockholder agrees as follows:

          (a) Such Stockholder will not to (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift), or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities owned by such Stockholder to any person other than Buyer or Buyer's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities (other than this Voting Agreement) or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby; provided that David H. Sanders, as Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, may make a charitable contribution of Common Shares not to exceed 100,000 Common Shares.

          (b) Until the Merger is consummated or the Merger Agreement is terminated, such Stockholder shall not, nor shall such Stockholder permit any investment banker, financial adviser, attorney, accountant or other representative of such Stockholder to, directly or indirectly (i) solicit, initiate or encourage (including, by way of furnishing information), or take any other action designed or reasonably likely to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal or offer for a merger, consolidation, sale or purchase of substantial assets or stock, tender or exchange offer, or other business combination or change in control or similar transaction involving the Company or any of its subsidiaries (each, an "Acquisition Proposal") or (ii) participate in any discussions or negotiations regarding any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by an investment banker, financial advisor, attorney, accountant or other representative or agent of such Stockholder shall be deemed to be a violation of this Section l(b) by such Stockholder.

          (c) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Stockholder shall vote (or cause to be voted) such Stockholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Securities against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation. combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Certificate of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement, including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions"). Such Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

          (d) Such Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Buyer in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner possible, the Merger and the other transactions contemplated by the Merger Agreement.

     2.   Grant of Irrevocable Proxy Coupled with an Interest; Appointment of
Proxy.

          (a) Each Stockholder hereby irrevocably grants to, and appoints DAVID H. SANDERS such Stockholder's proxy and attorney-in-fact with full power of substitution, for and in the name, place and stead of such Stockholder, to vote such Stockholder's Securities, or grant a consent or approval in respect of such Securities, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or their approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii) against any Alternative Transaction or Frustrating Transaction.

          (b) Each Stockholder represents that such Stockholder has previously given no proxies in respect of such Stockholder's Securities.

          (c)   Each Stockholder hereby affirms that the proxy set forth in this
Section 2 is coupled with interest and is irrevocable until such time as this Voting Agreement terminates in accordance with its terms. Such Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Voting Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with provisions of Section 212 of Delaware General Corporation Law. Such irrevocable proxy shall be valid until termination of this Voting Agreement in accordance with its terms.

     3. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Buyer as follows:

          (a) The Stockholder has all requisite power and authority to execute and deliver this Voting Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Voting Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Voting Agreement has been duly executed and delivered by the Stockholder and, assuming this Voting Agreement constitutes a valid and binding obligation of the Stockholder is enforceable against the Stockholder in accordance with its terms. Except for the informational filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Voting Agreement by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any government or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), (ii) result in a violation or breach of , or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Stockholder under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (each, a "Contract") to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Securities, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (each, an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (each, a "Law") applicable to the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Securities.

          (b) The Securities. The certificates representing the Stockholder's Securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and the Stockholder has good and marketable title to and the sole right to vote, and the sole power of disposition with respect to such Securities, free and clear of any liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens or proxies arising hereunder. The Stockholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Stockholder's Securities and shares of Company Common Stock issuable upon the exercise of outstanding Options (as defined in the Merger Agreement), in each case as set forth on Schedule A hereto.

          (c) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Voting Agreement based upon arrangements made by or on behalf of such Stockholder.

          (d) Merger Agreement. The Stockholder understands and acknowledges that Buyer is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Voting Agreement.

     4. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered such additional or further transfers, assignments, endorsements, consents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Voting Agreement and to vest the power to vote such Stockholder's Securities as contemplated by Section 2.

     5. Assignment; Binding Effect. Neither this Voting Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Voting Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     6.   Termination.   This Voting Agreement, and all rights and obligations
of the parties hereunder, shall terminate simultaneously with the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 6 shall relieve any party from liability for willful breach of this Voting Agreement.

     7.   General Provisions.

          (a) Amendments. This Voting Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i)   if to Buyer, to

                Smiths Industries, Inc.
                c/o Smiths Industries PLC
                765 Finchley Road
                Childs Hill
                London NW11 8DS
                Attention:  Alan Smith, Secretary
                Fax: 081-201-8041
                Telephone:  081-458-3232

                with a copy to:

                Morgan, Lewis & Bockius, LLP
                2000 One Logan Square
                Philadelphia, Pennsylvania 19103
                Attention: Michael J. Pedrick, Esq.
                Fax:  (215) 963-5299
                Telephone:  (215) 963-4808


          (ii) if to a Stockholder, to the address set forth under the name of such Stockholder on Schedule A hereto with a copy to:

                Holleb & Coff
                55 East Monroe Street, Suite 4100
                Chicago, Illinois  60603
                Attention:  Stephen A. Marcus, Esq.
                Fax:  (312) 807-3900
                Telephone:  (312) 807-4605


          (c) Interpretation. When a reference is made in this Voting Agreement to a Section, such reference shall be to a Section of this Voting Agreement unless otherwise indicated. The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement. Wherever the words "include," "includes" or "including" are used in this Voting Agreement, they shall be deemed to be followed by the words "without limitation."

          (d) Counterparts. This Voting Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (e) Entire Agreement; No Third-Party Beneficiaries. This Voting Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder,

          (f) Governing Law. This Voting Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

          (g) Publicity. Except as otherwise required by law, court process or the rules of a national securities exchange or as contemplated or provided in the Merger Agreement, for so long as this Voting Agreement is in effect, neither any Stockholder nor Buyer shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Voting Agreement or the Merger Agreement without the consent of the other parties, which consent shall not be unreasonably withheld.

     8. Remedies. Each Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Voting Agreement by it, and that any such breach would cause Buyer irreparable harm. Accordingly, each Stockholder agrees that in the event of any breach or threatened breach of this Voting Agreement, Buyer, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

     9. Severability. The invalidity or unenforceability of any provision of this Voting Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Voting Agreement in such jurisdiction, or the validity or enforceability of any provision of this Voting Agreement in any other jurisdiction.

     IN WITNESS WHEREOF, Buyer has caused this Voting Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Voting Agreement, all as of the date first written above.

                                  SMITHS INDUSTRIES, INC.

                                  By:    /s/ Walter E. Orme
                                      -----------------------------------------
                                  Name:  Walter E. Orme
                                        ---------------------------------------
                                  Title:  Assistant Secretary
                                         --------------------------------------

                                  /s/ David H. Sanders
                                  ---------------------------------------------
                                  DAVID H. SANDERS, Trustee of the David
                                  H. Sanders Revocable trust U/A dated
                                  April 9, 1982


                                  /s/ Ruth Dunbar Davee
                                  ---------------------------------------------
                                  RUTH DUNBAR DAVEE, Successor
                                  Trustee of the Ken M. Davee Trust U/A
                                  dated August 16, 1990


                                  /s/ David H. Sanders
                                  ---------------------------------------------
                                  DAVID H. SANDERS


                                  /s/ Frank Katarow
                                  ---------------------------------------------
                                  FRANK KATAROW

<Caption



                                                     SCHEDULE A

                                  TABLE OF NAMES AND ADDRESSES OF STOCKHOLDERS AND
                                         SHARES OF COMMON STOCK AND OPTIONS
                                              HELD BY EACH STOCKHOLDER




-------------------------------------------------------------------------------------------------------------------------
                                                                                     Shares of
Name of Stockholder                                   Address                       Common Stock              Options
-------------------------------------------------------------------------------------------------------------------------
David H. Sanders Revocable Trust             1801 West Princeton Court                 4,636,566                  0
U/A dated April 9, 1982, David H.            Lake Forest, Illinois  60045
Sanders, Trustee
-------------------------------------------------------------------------------------------------------------------------
Ken M. Davee Trust U/A dated                 Ruth Davee,                               4,992,500                  0
August 16, 1990, Ruth Dunbar                 Trustee of Ken Davee Trust
Davee, Successor Trustee                     180 East Pearson Street
                                             Chicago, IL 60601
-------------------------------------------------------------------------------------------------------------------------
David H. Sanders,                            1801 West Princeton Court
individually                                 Lake Forest, Illinois  60045                      0                  0
-------------------------------------------------------------------------------------------------------------------------
Frank A. Katarow                             c/o SIMS Biochem Inc.                         5,700             25,000
                                             N 7 W 22025 Johnson Road
                                             Waukesha, Wisconsin  53186
-------------------------------------------------------------------------------------------------------------------------

                                   ANNEX III


262 APPRAISAL RIGHTS. -

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

  (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
  Section 251 of this title.

  (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

  (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

  (d)  Appraisal rights shall be perfected as follows:

  (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

  (2)  If the merger or consolidation was approved pursuant to Section 228 or
  Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided that, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection
(f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    ANNEX IV

                                                                  CONFORMED COPY

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

/X/      Annual Report Pursuant to Section 13 or 15(d) of the Securities
            Exchange Act of 1934
                     FOR THE FISCAL YEAR ENDED JUNE 30, 1998

/_/      Transition Report Pursuant to Section 13 or 15(d) of the Securities
             Exchange Act of 1934

                           Commission File No. 0-10005

                           BIOCHEM INTERNATIONAL INC.

A Delaware Corporation                      I.R.S. Employer Identification
                                                     No. 39-1272816

Address                                              Telephone Number
-------                                              ----------------
N7 W22025 Johnson Road                               (414) 542-3100
Waukesha, Wisconsin 53186-1856

Securities registered pursuant to Section 12(b) of the Act:  None

Securities registered pursuant to Section 12(g) of the Act:
                          Common Stock, $.02 par value.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No /_/

Check if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained in this form and no disclosure will be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. /X/

The aggregate market value of the Common Stock of the Company held by non-affiliates on August 31, 1998 was approximately $15,080,767, computed by reference to the average ($5.375) of the bid and ask prices of the Common Stock as reported by the National Quotation Bureau. For purposes of this calculation, officers and directors of the registrant were considered affiliates of the registrant.

The number of shares outstanding of the Company's Common Stock, par value $.02 per share, on August 31, 1998 was 13,050,282.


Exhibit Index on Page 47

                                     PART I

ITEM 1.  BUSINESS

                       GENERAL DEVELOPMENT OF THE BUSINESS

The Registrant, Biochem International Inc. (the "Company" or "BCI" or "BCI International"), was incorporated in April, 1976 to acquire from the Medical Systems Business Division of General Electric Company certain assets, patents and technology associated with its blood gas chemistry business. This acquisition was completed in January, 1978.

D.S. Medical Products Company

In July, 1984, D.S. Medical Products Company ("DS Medical"), was formed for the exclusive purpose of acquiring up to an 80% interest in BCI for investment purposes. On March 2, 1998, DS Medical was merged with and into BCI, thus dissolving DS Medical. Ken M. Davee and David H. Sanders, the principal shareholders of DS Medical, then directly owned their shares in BCI. Mr. Sanders and Mr. Davee are also directors and executive officers of the Company. On August 13, 1998, Mr. Davee passed away, his spouse, Mrs. Ruth Davee, is now a principal shareholder of the Company. At this time, the Company has not filled this open Director and Officer position. (see ITEM 10.
Directors and Executive Officers of the Registrant).


                        NARRATIVE DESCRIPTION OF BUSINESS

The Company's Products

BCI International is a designer, manufacturer and worldwide distributor of comprehensive monitoring systems for reliable and cost-effective patient care. BCI is committed to innovation, ongoing development of lower cost products, excellence in customer service and quality manufacturing. BCI manufactures primarily non-invasive real time patient monitoring equipment. BCI's products are used to monitor respiration, blood gases, exhaled gases, anesthetic agent gases, blood pressure and related cardiovascular/pulmonary functions. Non-invasive monitoring is used in patient care in operating and emergency rooms, intensive care units, critical care units and neonatal facilities. Additionally, these monitoring techniques have applications in recovery, radiology, respiratory therapy, out-patient care, veterinary and ambulatory as well as home and sleep study situations. During the second quarter of fiscal 1998, BCI established a subsidiary, SurgiVet, Inc. SurgiVet was established to design and distribute medical equipment to the veterinary market.

BCI's product line includes monitoring devices for oxygen saturation, anesthetic agents, ECG, both invasive and non-invasive blood pressure, temperature, respiration, carbon dioxide and nitrous oxide. BCI engineers and technicians continue to expand the Company's technology base by developing new products and combining existing ones in new ways to meet the medical community's fast-growing and changing needs.

New product releases in fiscal 1998 include a new handheld pulse oximeter featuring an integrated printer and pulse tones. This device, labeled as the Model 3401 FingerPrint(TM), is intended for a variety of markets to include home health care, respiratory departments in both alternate care and hospitals, and emergency medicine. The Company also received FDA 510(k) clearance in November 1997 for its Model 6004 Mini-Torr(TM) non-invasive blood pressure monitor which includes the options of pulse oximetry and an integrated printer. Other products released this fiscal year include a new Comfort Clip(TM) oximeter finger sensor and a combination non-invasive blood pressure/pulse oximeter OEM module. SurgiVet, the Company's veterinary subsidiary, launched five new monitors and five new veterinary-specific pulse oximetry sensors. The monitors include three new pulse oximeters, a combined end-tidal CO2/SpO2 monitor and a handheld CO2 device. The sensors were developed for use with these devices and were customized to adapt to and monitor a variety of animals in the operating room setting.


New product releases in fiscal 1997 include the Model 9004 Capnograph and the Model 6004 Vital Signs monitor. Additionally, fiscal 1997 was the first full year of sales of the Model 3304 Pulse Oximeter, approved by the FDA in August, 1996. The Model 9004 Capnograph, also known as the Capnocheck(R) Plus, is the second in our Clarity(TM) series of monitors. The Capnocheck Plus is a compact, lightweight monitor which provides for measurement of end-tidal CO2, pulse oximetry and inspired oxygen. It is well suited to monitoring of both intubated and non-intubated patients in all types of environments. The Model 6004 monitor, also known as the Mini-Torr(TM) monitor, was released to the majority of the international marketplace late in fiscal 1997. The Mini-Torr(TM) is the third

Clarity(TM) series monitor, which offers cost-effective non-invasive monitoring of blood pressure and pulse oximetry. It is a transportable monitor, allowing for use in hospital, transport and emergency settings.

New products in fiscal 1996 include the Model 3303 Pulse Oximeter and the Model 3304 Pulse Oximeter. The Model 3303 oximeter is a handheld unit with alarms, featuring an internal rechargeable battery. This unit can be used both as a handheld, spot-check device and also as a bedside, long-term monitoring device. The Model 3304 Pulse Oximeter, the first product released in our new Clarity(TM) series of monitors, was released to the international market late in fiscal 1996. It features advanced digital signal processing, designed for demanding clinical environments.

BCI's mission is to provide cost-effective, quality patient monitoring equipment to meet the rapidly-growing and ever-changing needs of the world-wide health care community. Consequently, management contemplates that new products will continue to be added to its existing product lines.


Marketing and Distribution

BCI International monitoring systems are marketed in the United States directly through twenty-three Company sales representatives and selectively through medical distributors. Health care facilities, principally hospitals, are typically the purchasers of the Company's systems. BCI also sells into alternate care markets, such as emergency medical services, surgery centers and home health care. BCI's increased targeting of the alternate care market will allow the Company to benefit from the trend away from hospitals toward the more cost effective alternate care setting. International sales, promoted through medical distributors and manufacturers worldwide, account for approximately 46% of revenues. BCI technologies are also marketed to original equipment manufacturers (OEM's) as individual components or as finished, private label products, and are in turn then sold to end users. Generally, the Company sells its products to OEM customers based on long-term contracts, which, in certain cases, provide for the purchase of minimum quantities of products at specified prices.

Competition

The Company is in a highly fragmented industry characterized by rapid technological change. Price and product features such as accuracy, ease-of-use and flexibility are the primary bases for competition. The Company has a number of competitors in each of its product areas, many of which are larger and financially stronger than BCI. Due to the high costs of product development, long development cycles and high regulatory costs, the risk of new competitors entering the industry is moderate to low.

Product pricing is the most significant competitive factor in the health care industry. Competition continues to cause price reductions. The Company is continually seeking manufacturing cost reductions, but there can be no assurance that these cost reductions will offset the impact of potential price declines.

Product quality is also a competitive factor, although the quality issue is somewhat mitigated by the standards imposed by the Food and Drug Administration ("FDA").

Competition among international suppliers is generally based on the same set of factors as in the U.S., with price as the primary factor. One of the distinguishing characteristics of the international market is that many foreign health care systems are state run. Thus, the government rather than a private enterprise is often the customer. Additionally, each country has a different set of regulatory standards and specifications which creates additional demands on suppliers participating in the international market.


Manufacturing

The Company's products are manufactured and assembled in its Waukesha, Wisconsin facility. The manufacture of the Company's products involves certain techniques which, in the opinion of management, are proprietary.


Raw Materials

Raw materials utilized by the Company in its manufacturing process are generally available from a number of domestic commercial sources. Since the Company has historically experienced delivery delays and lead times as long as 22 to 24 weeks in acquiring certain electronic components, which is common in the industry, it closely monitors and maintains higher inventory levels for such components than for other raw materials.

Inventory

The Company maintains inventories of previously described materials and finished goods at levels believed to be consistent with anticipated sales and at levels required to respond quickly to customer needs. Inventories of demonstration equipment are also maintained for use by BCI's salespeople. BCI also maintains an inventory of finished goods to loan to customers at their request when the Company is servicing their units. See "Service and Warranty" below in this ITEM 1.

The Company will, in general, not accept returns except consistent with the terms of its warranties.

To the best of the Company's knowledge, the foregoing practices are consistent with the practices of the industry.


Service and Warranty

A two year warranty is extended on all BCI International monitoring equipment. During this time, the Company warrants to the purchaser that the equipment is free from defects in material and workmanship. Any repairs needed during this time period will be made free of charge to the customer unless the repairs required are due to intentional damage. Service in foreign countries is provided primarily by the Company's foreign distributors.

In the event a monitor requires service, the Company's policy during the warranty period is to provide a free replacement on loan at the customer's request, which requires that the Company maintain an inventory of monitors for this purpose. BCI services monitors in its Waukesha, Wisconsin facility. The Company believes that this approach generally permits the customer to have a replacement system whenever needed and provides quality repair service.


Backlog

The Company had approximately $3,300,000 in backlog orders believed to be firm at August 31, 1998, as compared to approximately $3,600,000 at August 31, 1997. The decline in the backlog is mainly due to a decrease in the backorder of OEM componentry. The Company's order activity is not seasonal in nature. The Company usually manufactures and ships equipment ordered within 2 to 15 days following receipt of an order, unless the customer requests later release dates.


Research and Development

The Company's research and development activities are dedicated to both product enhancement and new product development. At the date of this report, the Company employs twenty-two trained technicians and engineers, and utilizes outside consultants in its research and development activities. For the three years ended June 30, 1998, the Company incurred research and development expenses of $6,045,571, all of which were Company sponsored. Of this amount, $2,414,103 was attributable to fiscal 1998, $1,983,817 to fiscal 1997 and $1,647,651 to fiscal 1996.


Patents

The Company owns numerous domestic patents related to its products.
The electronic medical instruments industry is permeated with patented products and processes and new patents are being issued regularly. Therefore, the Company cannot be certain that its existing products, or those it expects to produce, do not infringe on valid patents owned by others, or will not be subject to technological obsolescence.


Government Regulation

The medical devices manufactured and marketed by BCI are subject to regulation by the FDA, and, in many cases, by foreign governments and other regulatory organizations. Under the Federal Food, Drug and Cosmetics Act ("FDC Act"), as amended, manufacturers of medical devices must comply with certain provisions and regulations promulgated by the FDA governing the testing, manufacturing, packaging and marketing of medical devices. Under the FDC Act, medical devices are subject to varying levels of review, the most comprehensive of which requires that a device receive pre-market approval by the FDA for commercial distribution in the United States.

As a manufacturer of medical devices, the Company is also subject to certain other FDA regulations, such as general controls provisions which include manufacturing process requirements. The Company's manufacturing processes and facility are subject to a biannual inspection by the FDA. The FDA has the power to order a limited detention of products and to exercise other remedies where it finds the devices to be in violation of the FDC Act. BCI believes it is generally in compliance with the FDA regulations. Federal and foreign regulations regarding the manufacture and sale of medical devices are subject to change. The Company cannot predict what impact, if any, such changes might have on its business. The Company also seeks, where appropriate, to comply with safety standards of Underwriters Laboratories, the Canadian Standards Association, the European Community standards and the standards of other countries in which it markets its products.

Compliance with international standards is an expanding factor in conducting business in international markets. The Company has obtained ISO 9001/EN46001 certification and certification to Annex II of the Medical Device Directive. By certification to these standards, the Company is permitted to place a "CE" mark on its products which indicates product compliance as specifically required by the European marketplace. To date, foreign regulations have not adversely affected the Company's business. However, there can be no assurance that any such regulations will not have a material adverse effect on the Company's business and financial condition in the future.


Environmental Matters

The Company is engaged in only light manufacturing and its capital expenditures, earnings or competitive position have not been, and are not expected to be, materially affected by compliance with federal, state, or local provisions which have been enacted or adopted regulating the discharge of materials into the environment or otherwise relating to the protection of the environment.


Employees

As of August 31, 1998, the Company employed 121 persons, consisting of 27 in production and 94 in sales, administration, engineering and research.


Financial Information About Export Sales

Export sales, which were principally in the Far East, Central and

South America and Western Europe were approximately $13,253,000, $13,523,000 and $14,872,000 in fiscal 1998, 1997 and 1996, respectively. The decrease in sales is a result of many factors. Although BCI continues to expand its international sales network and regions covered, some key regions experienced decreased sales due to the weakness of the local currency as compared to the strength of the dollar. The financial conditions in these markets could continue to impact future sales. Additionally, sales of the Company's higher end OEM componentry have decreased significantly. All foreign sales are denominated in U.S. Dollars, so the Company is not exposed to foreign currency valuation fluctuations.



ITEM 2.  PROPERTIES

The Company's executive offices and production facilities are located at N7 W22025 Johnson Road, Waukesha, Wisconsin. The building contains approximately 55,600 square feet, of which approximately 27,800 square feet constitutes administrative office space, with the balance used for production and storage. BCI purchased this facility in November, 1997, and began the build-out of the interior in January, 1998. The build-out was completed in early July and operations and administration moved during July, 1998. Manufacturing was not operational for 2 days, and administration was down for less than a day; accordingly, the impact on operations was minimal. The Company used current cash and cash equivalent balances to fund the purchase and build-out. This new facility will allow the Company the space needed for growth and efficient operations. Additionally, the Company leases a small amount of office space located several miles from the main facility, which is used for additional engineering personnel. The Company also leases space at an outside location for file storage purposes only.

The Company closed on the sale of its previous facility located at W238 N1650 Rockwood Drive, Waukesha, Wisconsin on July 24, 1998. The land and building were sold for $785,000, which constitutes a small gain over net book value. BCI had purchased this facility on June 30, 1995. It had previously been leased from a related party (see Item 12, Related Party Information). The Company has also closed on the sale of the land adjacent to its previous facility on September 24, 1998 for $255,000, an amount approximately equal to net book value. BCI had purchased this land in April, 1996, with the intent to expand its then current facility. After an investigation of the available options, it was decided that a new facility was the best course of action, and the Rockwood properties should be sold.

The Company owns all of its machinery and manufacturing equipment, and leases certain office equipment. The Company does not anticipate the need to purchase any material amounts of capital equipment in the coming fiscal year.


ITEM 3.  LEGAL PROCEEDINGS

None


ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

During the fourth quarter of the fiscal year ended June 30, 1998, no matters were submitted to a vote of security holders.

                                     PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
        MATTERS

The Company's common stock ($.02 par value) is traded in the over-the-counter market. Price quotations are recorded on The OTC Bulletin Board.

The following table sets forth the bid and asked quotations for the Company's common stock for the quarterly periods indicated, as provided by the National Quotation Bureau. These quotations reflect interdealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                               Bid                  Asked
                               ---                  -----
                          High      Low       High        Low
                          ----      ---       ----        ---
Fiscal year ended
June 30, 1998
     1st Quarter          5 3/8       5       5 3/8         6
     2nd Quarter          5 7/8       5       5 5/8         6
     3rd Quarter          5 7/8     5 1/4     5 7/8       6 1/4
     4th Quarter          5 7/8     5 1/8     5 5/16      5 5/8


Fiscal year ended
June 30, 1997
     1st Quarter          6 3/4     4 3/4       8         5 1/8
     2nd Quarter          6 1/2     4 3/4     6 3/4       4 3/4
     3rd Quarter          5 7/8     4 7/8     6 3/4       4 3/4
     4th Quarter          5 3/4       5         6           5


The approximate number of record holders of the Company's common stock on August 31, 1998 was 639. BCI International has not paid dividends on its common stock. The Company does not anticipate paying any such dividends, and further, is restricted from declaring or paying dividends without the prior written consent of the banking institution with which it currently has a lending facility.

ITEM 6.   SELECTED FINANCIAL DATA


                 FIVE-YEAR COMPARISON OF SELECTED FINANCIAL DATA


                                                                            Years ended June 30
                                                     1998             1997            1996             1995            1994
                                                     ----             ----            ----             ----            ----
EARNINGS (IN THOUSANDS):
  Net Sales                                         $28,532        $ 27,006         $ 29,000        $ 25,056         $ 17,861
  Cost of sales                                      12,418          11,978           12,903          11,310            8,214
  Gross profit                                       16,114          15,028           16,097          13,745            9,647
  Earnings before income taxes and
cumulative effect of change in accounting
principle                                             7,380           7,179            8,471           6,735            3,504
  Cumulative benefit from change in
accounting principle                                      -               -                -               -            5,197
  Income tax expense                                  2,376           2,539            3,102           2,475            1,309
  Net income                                          5,004           4,640            5,370           4,260            7,392

EARNING PER SHARE DATA:

 Basic earnings per share                               .38             .35              .41             .32              .56
 Diluted Earnings per share                             .38             .35              .41             .32              .56

COMMON STOCK:
  Number of shareholders                                639             694              750             793              850
  Weighted average shares outstanding -          13,097,254      13,086,784       13,083,284      13,081,613       13,070,654
Basic

  Effect of dilutive securities                      79,265         114,187          103,665          88,029           58,314
 Weighted average shares outstanding -           13,176,519      13,200,971       13,186,949      13,169,642       13,128,968
Dilutive

FINANCIAL POSITION (IN THOUSANDS):
  Working capital                                   $18,404        $ 16,347         $ 11,782         $ 8,388           $3,248
  Capital expenditures                                3,347             241              591           1,205              216
  Total assets                                       27,959          22,616           18,429          12,336           12,767
  Long-term debt                                          -               -                -               -                -
  Shareholders' equity                               24,833          19,800           15,485          10,113            5,851

ITEM 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

Fiscal 1998 versus Fiscal 1997

The Company realized income before income tax expense of $7,379,532 in 1998, as compared to $7,179,312 in 1997. Net income realized in fiscal 1998 and 1997 after income tax expense is $5,003,810 and $4,639,797, respectively. Based upon the weighted average number of basic and diluted common shares outstanding, these translate into net income per share of $.38 and $.35 in 1998 and 1997, respectively. It is the opinion of management that these amounts may be compared, and are attributable to the factors discussed below.

Net sales in fiscal 1998 increased by $1,526,041, or by 5.7% when compared to fiscal 1997. The growth in sales was experienced both in the domestic and the international marketplaces. The increases were predominantly due to sales of our Clarity(TM) series products and our Model 3303 Pulse Oximeter. The Clarity(TM) products are a series of compact, tabletop, transport monitors designed for use in hospitals, transport and emergency settings. Sales of these products in fiscal 1998 were approximately $3.4 million compared to $1.1 million world-wide in fiscal 1997. Sales of the Model 3303 Pulse Oximeter were approximately $2.1 million in fiscal 1998 compared to $1.3 million world-wide in fiscal 1997. Additionally, on March 18, 1998, the Company was awarded its second contract by the U.S. Government for the Clarity(TM) series Model 3304 AutoCorr pulse oximeter. This contract will provide needed ground-based monitoring equipment to the government on a worldwide basis. The Company, like its competitors, is focusing on sales to alternate care markets, sales of replacement equipment and sales of follow-on quantities of this product line to initial purchasers. The challenge for the Company, which it is addressing through product development and marketing activities, is to enhance its existing product line by adding not only new products, but also new features, functionality and product configuration to existing products.

Domestic BCI label sales increased 21.9% from fiscal 1997. The increase was in virtually all product areas: sales of our handheld pulse oximeters (Model numbers 3301, 3303 and 3401) increased about $650,000 or about 16% over fiscal 1997, sales of our Clarity(TM) products increased nearly $600,000 or about 165% and sales of our higher-end vital signs and multi-parameter products were up about $391,000 or about 74%. Domestic OEM sales declined by 27.0% from fiscal 1997 sales, in part because approximately $640,000 of sales revenues were reclassified from domestic OEM to our SurgiVet division. Additionally, there were decreases in sales of our Model 3101 and 3302 pulse oximeters to this market. International dealer sales of BCI-labeled products increased by 21.8%, largely due to sales of our Clarity(TM) products. Sales of these products increased $962,000 or about 150% over fiscal 1997. International OEM sales decreased by 13.8% when compared to fiscal 1997 due to decreased sales of our higher end OEM componentry. SurgiVet sales were $1,174,000, consisting mostly of sales of our Model numbers 3101, 3303, and 3304 that were reconfigured for veterinary applications. Selling prices have not fluctuated significantly during these time periods.

Cost of goods sold as a percentage of net sales decreased slightly in fiscal 1998 going from 44.4% in fiscal 1997 to 43.5% in fiscal 1998. The decrease is primarily due to decreased raw material costs.

Selling, general and administrative expenses increased by approximately $570,000 when comparing 1998 to 1997. The increase is partially attributable to the startup and continuing costs of the Company's new division, SurgiVet. Additionally, the Company continues to invest in its sales and marketing efforts. During fiscal 1996, BCI began focusing more on the alternate care markets, and increased the amount spent on marketing to those areas. That spending continued in fiscal 1997 and into fiscal 1998. In fiscal 1998 the Company also began to expand its domestic sales force in order to support and increase sales. Also in fiscal 1998, the Company increased its international marketing efforts through additional advertising and promotions. BCI feels these increases were needed to strengthen the domestic and international sales efforts and position the Company for the future. BCI also continues to invest in its OEM sales efforts.

Research and development expenses increased by approximately $430,000 when comparing fiscal 1998 to 1997. The engineering staff grew in fiscal 1998 to twenty-two employees, who continued to focus their time and efforts on new product releases. As a result, payroll and related expenses increased. Additionally, work continues on several new product releases scheduled for fiscal 1999 and beyond.

Other income is comprised primarily of interest received from investments of the Company's excess cash. The increase from 1997 to 1998 is due to the increased investment balances.

Federal and state income tax paid in fiscal 1998 amounted to approximately $2.7 million, versus $2.6 million in fiscal 1997. BCI's effective tax rate is 32.2% in fiscal 1998 versus 35.4% in fiscal 1997. The decrease in the effective tax rate is due to additional benefits related to the Company's FSC.

It is management's opinion that the Company's future success is primarily a function of its sales level. Management believes that it is not only necessary to improve the sales of the Company's products which were available for sale this year, but also to introduce other products to provide increased revenue. Plans are in progress to achieve these results.

The rate of inflation continues to have a marginal impact on the operations of the Company. While management routinely assesses the possible effects of inflation with respect to the Company's future business plans, the rate of inflation is not expected to have a material impact upon the growth of the Company during Fiscal 1999. All export sales are denominated in U.S. currency and therefore, the Company is not exposed to foreign currency risk.


Fiscal 1997 versus Fiscal 1996

The Company realized income before income tax expense of $7,179,312 in 1997, as compared to $8,471,494 in 1996. Net income realized in fiscal 1997 and 1996 after income tax expense is $4,639,797 and $5,369,669. Based upon the weighted average number of basic and diluted common shares outstanding, these translate into net income per share of $.35 and $.41 in 1997 and 1996, respectively. It is the opinion of management that these amounts may be compared, and are attributable to the factors discussed below.

Net sales in fiscal 1997 decreased by $1,994,028, or by 6.9% when compared to fiscal 1996. The drop in sales was experienced both in the domestic and the international marketplaces. The decreases were predominantly due to decreased sales of our handheld products and our other oximetry products. Sales of the Model 3300/3301 hand-held oximeter during this fiscal year were approximately $7.5 million versus $9.7 million world-wide in fiscal 1996. The Company believes that the industry-wide market demand for first generation hand-held pulse oximeters is flattening in the institutional hospital market.

Domestic BCI label sales decreased 9.5% from fiscal 1996. The decline was primarily in the hand-held pulse oximeter as mentioned above, and in its sales to the U.S. Government. In late fiscal 1997, however, the Company was awarded a new contract with the Department of Defense, which should increase its governmental sales in fiscal 1998. The award is for its Model 3303 Pulse Oximeter, for use in aeromedical and other applications. Sales to hospitals declined, but sales to the alternate care market (physicians' offices, clinics, emergency medical and home health care companies) increased, due to the Company's shift in marketing to these areas. Domestic OEM sales increased by 5.5% over fiscal 1996 sales, due to sales of our Model 3301 and 3303 handheld pulse oximeters being sold into the home health care market. International dealer sales of BCI-labeled products decreased by 9.1% and international OEM sales decreased by 9.3% when compared to fiscal 1996 due to decreased sales of oximetry products as well. Selling prices have not fluctuated significantly during these time periods.

Cost of goods sold as a percentage of net sales decreased slightly in fiscal 1997 going from 44.5% in fiscal 1996 to 44.4% in fiscal 1997. The decrease is primarily due to decreased raw material costs.

Selling, general and administrative expenses increased by approximately $182,000 when comparing 1997 to 1996. The increase is primarily attributable to continued investment in the domestic sales and engineering departments. During fiscal 1996, BCI began focusing more on the alternate care markets, and increased the amount spent on marketing to those areas. That spending continued in fiscal 1997. BCI feels these increases were needed to strengthen the domestic sales efforts and position the Company for the future. Additional investments were continued from fiscal 1996 in BCI's OEM sales efforts.

Research and development expenses increased by approximately $335,000 when comparing fiscal 1997 to 1996. The engineering staff grew in fiscal 1997 to twenty employees, who continued to focus their time and efforts on new product releases. As a result, payroll and related expenses increased. Work continues on several new product releases scheduled for fiscal 1998 and beyond.

Interest expense was not incurred in fiscal 1997 or fiscal 1996 due to the long-term debt and related accrued interest being paid off in full during the third quarter of fiscal 1995.

During fiscal 1996, BCI utilized the balance of the net operating loss carryforwards and various federal credit carryforwards available. BCI International set up a foreign sales corporation (FSC) subsidiary in fiscal 1996 in order to help defray the cost of income taxes on its foreign sales. Federal and state income tax paid in fiscal 1997 amounted to approximately $2.6 million, versus $1.7 million in fiscal 1996. BCI's effective tax rate is 35.4% in fiscal 1997 versus 36.6% in fiscal 1996. The drop is due to the Company enjoying a full year of benefit from the FSC in fiscal 1997.



Liquidity and Capital Resources

Net income recorded in the current year continued to improve the Company's working capital position. The additional working capital provided by the income helped to finance the purchase of the new facility and fund the build out as well as the growth in expenses discussed above. Additionally, the Company increased its investment in cash and cash equivalents by $2.4 million during the fiscal 1998 and $4.8 million in fiscal 1997. The Company intends to use the cash and cash equivalents and funds generated in fiscal 1997 and 1998 to support its growth into fiscal 1999 and beyond.

In comparing the year end receivable balances in fiscal 1998 versus fiscal 1997, the accounts receivable balance decreased by approximately $500,000. This decrease is largely due to decreased sales in the months of May and June when comparing them to the previous year. Additionally, the Company had several large international shipments in June with cash in advance terms, thus, these sales did not increase the receivables balance. As a result of sales decreases experienced in fiscal 1997 versus 1996, the accounts receivable balance decreased by approximately $800,000, or 16%. Additionally, a $500,000 payment on a past due receivable was received in fiscal 1997 from a large customer which helped improve days sales outstanding. Notwithstanding selective credit extensions, the Company continues to place emphasis on tight credit monitoring and collection procedures.

Inventory levels increased by $108,000 in fiscal 1998 versus fiscal 1997. This increase is due to increased levels of finished goods inventory in anticipation of the down time the Company would experience when it moved its facility in July, 1998. Inventory levels increased by $450,000 in fiscal 1997 versus fiscal 1996 primarily due to increased inventories of demonstration equipment used by the domestic sales force and increased inventories for new products being released in the first half of fiscal 1997. No products were discontinued in fiscal 1998 or fiscal 1997. It is expected that inventory balances will remain at the current level during fiscal 1999.

The increase in property, plant and equipment in fiscal 1998 from fiscal 1997 is primarily due to the purchase of the new land and building and the build out of this new facility. The land and building were purchased for $1,975,000, and the build out cost approximately $1,200,000. The decrease in property, plant and equipment in fiscal 1997 from 1996 is principally due to depreciation of underlying assets. No major purchases were made in fiscal 1997.

Trade accounts payable and accrued liabilities increased by $311,000 when comparing fiscal 1998 to fiscal 1997. This increase is primarily due to increased trade payables relating to expenses of the new division, SurgiVet. Trade accounts payable and accrued liabilities decreased by approximately $107,000 when comparing fiscal 1997 to 1996. This decrease is primarily related to trade payables and the timing of the year end payment cycle.

The Company continues to experience improved liquidity over the past fiscal years. Operating activities of the Company have been the main source of this liquidity. It is the belief of management that if operations continue at the same level, funds generated from operations will be adequate to fund working capital requirements, both in the short and long term.

The Company currently has in place a bank loan and security agreement that provides for demand borrowings under a line of credit not to exceed the lesser of the borrowing base or $10,000,000. The borrowing base, as defined in the agreement is the sum of 80% of eligible accounts receivable and 25% of eligible inventory. Interest is calculated based on the LIBOR rate. The borrowing base currently exceeds $10,000,000, and there is no loan balance outstanding at June 30, 1998, so the available credit is $10,000,000.

It is the belief of management that if continued success in the achievement of the above-noted goals is experienced, funds generated from future operations and borrowing potential under the bank line of credit will be adequate to fund the Company's working capital requirements during 1999.

BCI does not anticipate paying dividends on its common stock.

Impact of Recently Issued Accounting Standards

In June, 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." In February 1998 the FASB issued SFAS No. 132, "Disclosures about Pensions and other Postretirement Benefits." These statements will be adopted by the Company, as required, for the periods beginning after December 15, 1997. These standards expand or modify disclosures and, accordingly, will not have an effect on the Company's liquidity, financial position, or results of operations. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement will be adopted by the Company, as required, for the periods beginning after June 15, 1999. Implementation of this statement is not expected to have a material impact on the financial statements of the Company.


Subsequent Event

Effective July 1, 1998, SurgiVet, Inc., a wholly owned subsidiary of the Company, purchased the assets of Anesco, Inc. for $4,000,000 cash. Upon completion of the purchase, the Company recorded $3,258,000 of goodwill.


Forward Looking Statements

Except for the historical information contained herein, this report contains certain forward-looking statements that are subject to certain risks and uncertainties that could cause actual future results and developments to differ materially from those currently projected. Such risks and uncertainties include, but are not limited to, the timing of new product introductions, the current uncertainties surrounding the Company's principal market segments including the effect of consolidation of hospital groups and the move toward managed care, and general economic conditions affecting the Company's market segments.

Quantitative and Qualitive Information about Market Risk

The Company has limited exposure to market risks. All export sales are denomiated in U. S. currency and, therefore, the Company is not exposed to foreign currency risk. The Company does hold an investment held for trust that is subject to interest rate risk. The investment is a U.S. Treasury note that matures in August, 1999 and has a stated interest rate of 5.875%. The Company classifies this security as held-to-maturity. At June 30, 1998 the fair market value is $1,852,565

Year 2000

The Company has reviewed its computer and other systems to identify those areas that could be adversely affected by Year 2000 software failures. It has been determined that the Company's products are fully Year 2000 compliant. Many of the off-the-shelf variety of software programs the Company uses are already compliant, the few that are not will be upgraded to compliant versions or replaced at minimal cost. We have determined that our business system is not Year 2000 compliant, as a result, we have begun the research and analysis needed to replace the current system. Based on this initial analysis, the Company estimates that it will cost approximately $300,000 to replace this system. The Company is also currently verifying the Year 2000 compliance of our computer hardware and operating systems. This review is expected to be completed by the end of the calendar year. Additionally, the Company has assessed the compliance of its office equipment (fax machines, copiers, telephone system, etc.) and determined that these systems are fully compliant. The Company plans to begin its review of the Year 2000 compliance of its customers and vendors and intends to complete this assessment by the end of fiscal 1999.

Beyond the above review procedures, the Company is in the process of developing a Year 2000 contingency plan, should a Year 2000 compliance issue arise. However, there can be no assurance that customers, suppliers and service providers on which the Company relies will resolve their Year 2000 issues. Failure to complete the Year 2000 project in a timely manner could have a material adverse effect on future operating results or financial condition

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and Directors of
Biochem International Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Biochem International Inc. and Subsidiaries at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                                         PricewaterhouseCoopers LLP



August 7, 1998

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30, 1998 AND 1997

                           ASSETS                          1998                      1997
                                                           ----                      ----

Current assets:
  Cash and cash equivalents                            $13,323,922               $10,892,915
  Accounts receivable, net of allowance for
     doubtful accounts of $100,000 and $125,000,
     respectively                                        3,656,363                 4,158,002
  Inventories                                            3,856,206                 3,747,955
  Deferred income taxes                                    295,000                   320,000
  Income taxes recoverable                                 327,382                      --
  Prepaid expenses and other                                71,632                    43,376
                                                       -----------               -----------
         Total current assets                           21,530,505                19,162,248

Investment, held for trust                               1,845,000                 1,847,739
Property and equipment, net                              4,552,103                 1,599,679
Intangible asset                                            22,916                      --
Other                                                        8,104                     5,987
                                                       -----------               -----------

         Total assets                                  $27,958,628               $22,615,653
                                                       ===========               ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable, trade                              $  2,147,765              $  1,813,985
  Accrued liabilities:
     Salaries, wages and commissions                        775,060                   754,165
     Other                                                  203,279                   212,018
     Income taxes                                              --                      35,000
                                                       ------------              ------------
         Total current liabilities                        3,126,104                 2,815,168

Stockholders' equity:
  Preferred stock, $1.00 par value,
     authorized 1,000,000 shares; none issued                  --                        --
  Common stock, $.02 par value, authorized
     14,000,000 shares; 13,100,282 issued,
     13,050,282 outstanding as of June 30,
     1998, and 13,091,784 shares issued, 13,041,284
     outstanding as of June 30, 1997                        262,006                   261,826
  Additional paid-in capital                             11,744,179                11,707,975
  Retained earnings                                      13,166,764                 8,162,954
                                                       ------------              ------------
                                                         25,172,949                20,132,755

Less Treasury Stock at cost, 50,000 shares                 (187,500)                 (187,500)
Receivable from shareholders                               (152,925)                 (144,770)
                                                       ------------              ------------

         Total stockholders' equity                      24,832,524                19,800,485
                                                       ------------              ------------

         Total liabilities and stockholders' equity    $ 27,958,628              $ 22,615,653
                                                       ============              ============

The accompanying notes are an integral part of these financial statements.

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                          1998          1997         1996
                                                      -----------   -----------  -----------
Net sales                                             $28,532,251   $27,006,210  $29,000,238
Cost of goods sold                                     12,418,275    11,977,951   12,903,308
                                                      -----------   -----------  -----------
         Gross profit                                  16,113,976    15,028,259   16,096,930

Selling, general and
  administrative expenses                               7,106,695     6,537,099    6,355,041
Research and development expenses                       2,414,103     1,983,817    1,647,651
                                                      -----------   -----------  -----------
         Income from operations                         6,593,178     6,507,343    8,094,238

Other income, net                                         786,354       671,969      377,256
                                                      -----------   -----------  -----------
         Income before income tax expense               7,379,532     7,179,312    8,471,494

Provision for income taxes                              2,375,722     2,539,515    3,101,825
                                                      -----------   -----------  -----------
         Net income                                   $ 5,003,810   $ 4,639,797  $ 5,369,669
                                                      ===========   ===========  ===========


Basic earnings per share                              $      0.38   $      0.35  $      0.41
Diluted earnings per share                                $  0.38   $      0.35  $      0.41

Weighted average common shares
  outstanding - Basic                                  13,097,254    13,086,784   13,083,284
Effect of dilutive securities                              79,265       114,187      103,665
                                                      -----------   -----------  -----------
Weighted average common shares
  outstanding - Dilutive                               13,176,519    13,200,971   13,186,949
                                                      ===========   ===========  ===========



The accompanying notes are an integral part of these financial statements.

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                                        Retained
                               Common  Stock            Additional      Earnings/
                               ------  -----             Paid-in      (Accumulated
                           Shares         Amount         Capital        Deficit)
                           ------         ------         -------        --------

Balances, July 1,
1995                    13,083,284     $   261,666    $11,698,173    $(1,846,512)
Net income                   -               -              -          5,369,669

Exercise of common
stock options at
$.375 to $.625 per
share                        3,500              70          1,478          -

Payments made on
behalf of shareholder        -               -              -              -

Balances, June 30,
1996                    13,086,784         261,736     11,699,651      3,523,157

Net income                   -               -              -          4,639,797

Exercise of common
stock options at
$.625 to $4.29 per
share                        4,500              90          8,324          -

Purchase of treasurey
stock                        -               -              -              -

Payments made on
behalf of shareholder        -               -              -              -

Balances, June 30,
1997                    13,091,284         261,826     11,707,975      8,162,954

Net income                   -               -              -          5,003,810

Exercise of common
stock options at
$3.31 to $5.25 per
share                        9,000             180         36,204          -

Paymeents made on
behalf of shareholder        -               -               -             -

Cancellation of DS
Medical shares at par          (2)           -               -             -

Balances, June 30,
1997                    13,100,282     $   262,006    $11,744,179    $13,166,764





                           Treasury  Stock
                               at  Cost              Receivable         Total
                               --  ----                 from        Stockholders
                         Shares        Amount       Shareholder        Equity
                         ------        ------       -----------        ------

Balances, July 1,
1995                       -       $    -          $  (101,828)    $10,011,499
Net income                 -            -                            5,369,669

Exercise of common
stock options at
$.375 to $.625 per
share                      -            -                                1,548

Payments made on
behalf of shareholder      -            -              (41,920)        (41,920)

Balances, June 30,
1996                       -            -             (143,748)     15,340,796

Net income                 -            -               -            4,639,797

Exercise of common
stock options at
$.625 to $4.29 per
share                      -            -               -                8,414

Purchase of treasurey
stock                     50,000      (187,500)           -             (187,500)

Payments made on
behalf of shareholder      -             -              (1,022)         (1,022)

Balances, June 30,
1997                    50,000      (187,500)         (144,770)     19,800,485

Net income                 -            -                            5,003,810

Exercise of common
stock options at
$3.31 to $5.25 per
share                      -            -                               36,384

Paymeents made on
behalf of shareholder                                   (8,155)         (8,155)

Cancellation of DS
Medical sahres at par      -

Balances, June 30,
1997                    50,000     $(187,500)      $  (152,925)    $24,832,524


The accompanying notes are an integral part of these financial statements.

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996


                                                                    1998           1997          1996
                                                                ------------   -----------   ------------
Cash flows from operating activities:
  Net income                                                    $ 5,003,810    $ 4,639,797   $ 5,369,669
  Adjustments to reconcile to net cash provided
      by operating activities:
    Deferred income taxes                                            25,000         20,000     1,310,000
    Amortization of U.S. Treasury Note premium                        2,739         16,143         5,334
    Depreciation and Amortization                                   376,417        353,442       316,776
    Change in assets and liabilities:
      Receivables                                                   501,639        615,316    (1,209,441)
      Inventories                                                  (108,251)      (451,320)     (610,134)
      Prepaid expenses and other                                    (30,373)         5,713        (6,055)
      Income taxes                                                 (362,382)       (45,000)       80,000
      Accounts payable and accrued liabilities                      345,936        (61,653)      650,286
                                                                ------------   ------------  ------------

      Net cash provided by operating activities                   5,754,535      5,092,438     5,906,435
                                                                ------------   ------------  ------------


Cash flows from investing activities:
  Property and equipment additions                               (3,347,310)      (241,201)     (591,006)
  Proceeds from sale of equipment                                    20,553         -              -
  Investment in U.S. Treasury Notes                                   -                       (1,869,216)
  Intangible asset additions                                        (25,000)        -              -
                                                                ------------   ------------  ------------

      Net cash used in
         investing activities                                    (3,351,757)      (241,201)   (2,460,222)
                                                                ------------   ------------  ------------


Cash flows from financing activities:
  Loan to shareholder                                                (8,155)        (1,022)      (41,920)
  Proceeds from exercise of stock options                            36,384          8,414         1,548
                                                                ------------   ------------  ------------

Net cash provided by (used in) financing activities                  28,229          7,392       (40,372)
                                                                ------------   ------------  ------------

Net increase in cash and cash equivalents                         2,431,007      4,858,629     3,405,841

Cash and cash equivalents:
  Beginning of year                                              10,892,915      6,034,286     2,628,445
                                                                -----------    -----------   -----------

  End of year                                                   $13,323,922    $10,892,915   $ 6,034,286
                                                                ===========    ===========   ===========



Supplemental disclosure of cash flow information:
  Cash paid for income taxes                                    $ 2,713,154    $ 2,564,515   $ 1,711,825



Non-cash activity:

The Company acquired 50,000 shares of its common stock owned by a major customer during 1997 in satisfaction of the customer's $187,500 outstanding accounts receivable balance.



The accompanying notes are an integral part of these financial statements.

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    Biochem International Inc. (the "Company") designs and manufactures medical equipment used in the monitoring of respiration, blood gases, exhaled gases, anesthetic agent gases and related cardiovascular functions. The following is a summary of significant accounting policies of the Company:

    A. REVENUE RECOGNITION: The Company recognizes revenue from product sales upon shipment to the customer.

    B. CONSOLIDATION PRINCIPLES: The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, SurgiVet, Inc. and BCI International Foreign Sales Corporation. All intercompany transactions have been eliminated. Effective October 1, 1997, the Company incorporated SurgiVet, Inc. as a wholly-owned subsidiary to design and distribute monitoring equipment to the veterinary market.

    C. ESTIMATES: The Company prepares its consolidated financial statements in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    D. CONCENTRATION OF CREDIT RISK: Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with a high credit quality financial institution. The Company's trade receivables subject it to credit risk. Its customers are primarily health care providers, both domestically and internationally. The Company's international receivables are generally supported by letters of credit denominated in U.S. dollars. The domestic receivables are generally not collateralized.

    E. CASH EQUIVALENTS: All highly liquid investments purchased with a maturity of three months or less are considered cash equivalents.

    F. INVENTORIES: Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. Loaner and demonstration equipment is recorded at cost and included in inventory until sold.

    G. INVESTMENT, HELD FOR TRUST: Investment, held for trust at June 30, 1998 represents an investment in a U.S. government security which matures in August, 1999. The investment is classified as held-to-maturity and is stated at amortized cost. The fair market value of this security at June 30, 1998 is $1,852,565.

    H. PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of these assets. The estimated useful lives are principally 25 years for building and 3 to 10 years for machinery and equipment. Upon sale or retirement of depreciable assets, the related cost and accumulated depreciation are removed from the accounts and any resultant gain or loss is reflected in operations.

    I. INCOME TAXES: Deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted income tax rates in effect for the year in which the differences are expected to reverse.

    J. NET INCOME PER SHARE: During the second quarter of 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", which establishes new standards for reporting earnings per share. The earnings per share computations for prior periods have been restated to conform with the provisions of SFAS
         128. Basic earning per share is computed by dividing net earnings by the weighted average shares outstanding during each period. Diluted earnings per share is computed similar to basic earnings per share except that the weighted average shares outstanding is increased to include the number of additional shares that would have been outstanding if stock options were exercised and the proceeds from such exercise were used to acquire shares of common stock at the average market price during the period.

    K. OTHER INCOME: Other income is comprised primarily of interest received from the Company's interest-bearing cash accounts.

    L. RECENT ACCOUNTING PRONOUNCEMENTS: In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income" and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." In February 1998, the FASB issued SFAS No. 132, "Disclosures about Pensions and other Postretirement Benefits." These statements will be adopted by the Company, as required, for the periods beginning after December 15, 1997. These standards expand or modify disclosures and, accordingly, will not have an effect on the Company's liquidity, financial position, or results of operations. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement will be adopted by the Company, as required, for the periods beginning after June 15, 1999. Implementation of this statement is not expected to have a material impact on the financial statements of the Company.

    M. RECLASSIFICATION: Certain reclassifications were made to the 1997 consolidated financial statements to conform to the 1998 presentation


2. INVENTORIES:
Inventories are comprised of:



                                                                1998                      1997
                                                                ----                      ----

Finished goods                                              $   561,440               $   230,390
Loaner and demonstration                                        935,367                   920,734
Work-in-process                                               1,043,103                 1,070,564
Purchased material                                            1,316,296                 1,526,267
                                                            -----------               -----------
                                                            $ 3,856,206               $ 3,747,955
                                                            ===========               ===========



3. PROPERTY AND EQUIPMENT:
Property and equipment consists of:
                                                                1998                      1997
                                                                ----                      -----
Land                                                        $   583,943               $   342,262
Building                                                        724,699                   724,699
Leasehold improvements                                          126,841                   126,841
Machinery and equipment                                       2,121,650                 1,366,871
Office furniture and equipment                                  227,024                   184,295
Contruction in progress                                       2,502,690                     -
                                                            -----------               -----------

                                                              6,286,847                 2,983,578
Less accumulated depreciation                                 1,734,444                 1,383,899
                                                            -----------               -----------

                                                            $ 4,552,103               $ 1,599,679
                                                            ===========               ===========

4.       INVESTMENT, HELD FOR TRUST:

    A U.S. government security is held in a restricted trust as part of a compensation agreement entered into between the Company and its president in January 1996. The balance of this restricted trust as of June 30, 1998 and 1997 was $1,845,000 and $1,847,739, respectively. Under the terms of the agreement, the president will receive earnings of the trust assets currently and, should he remain employed by the Company for a period of one year following a change in control, the assets in trust will become the property of the president. The principal shareholders of the Company have guaranteed the Company's obligation to its president.

5.       BORROWING ARRANGEMENT:

    The Company has a bank loan and security agreement which, as amended January 16, 1996, provides for borrowings not to exceed $10,000,000 that are due on demand under a revolving line of credit. No amounts were outstanding under this arrangement at June 30, 1998 or 1997. Interest is at the London Interbank Offered Rate (LIBOR) plus 1.75%. The bank has a security interest in all the assets of the Company. Under the terms of the agreement, any borrowings under the line of credit must be used for working capital or acquisition purposes. The terms of the agreement also subject the Company to certain covenants, including restriction on paying dividends without prior written consent of the bank, maintaining a minimum tangible net worth of $7,500,000 and restriction of Company acquisitions to the medical products industry.



6.       COMMON STOCK AND STOCK OPTIONS:

    Effective October 1, 1992, the Company adopted the 1992 Stock Program which includes a Stock Option Plan and a Restricted Stock Rights Plan. This program provides for the issuance of common stock options to officers, employees and independent consultants. An aggregate of 250,000 shares were originally reserved for issuance under the program. All options available for grant at June 30, 1998 relate to the 1992 stock program. Stock purchase rights granted under the Restricted Stock Rights Plan are exercisable for a period of 30 days at a price equal to 10% of the stock's fair market value at the date of grant. No stock purchase rights had been granted at June 30, 1998 under this plan.

    At June 30, 1998, the Company also has outstanding options to purchase 3,000 shares of common stock under a Stock Option Plan which was terminated in 1991.

Options granted under the Stock Option Plans are exercisable for a period of 10 years at a price equal to market value, as defined, on the date of grant. Participants are fully vested in their options when granted.


The following is a summary of the stock option shares and the weighted average exercise price per share:


                                          1998               1997                 1996
                                    ----------------    ---------------       --------------
                                    Shares   Price      Shares    Price       Shares   Price
Outstanding and exercisable
   beginning of year                171,500   $3.013     181,000   $2.248     133,500  $1.557
Granted                               -         -         26,000    5.250      51,000   3.931
Exercised                            (9,000)   4.043      (4,500)   1.870      (3,500)  0.442
Purchased                             -         -        (30,500)   0.586         -       -
Forfeited                             -         -           (500)   0.625         -       -
                                    -------             ---------             -------

Outstanding and exerciseable
   end of year                      162,500    2.957     171,500    3.013     181,000   2.248
                                    =======             ========              =======

Available for grant,
   end of year                       73,000               73,000               68,000
                                    =======              =======              =======


Options outstanding and exercisable as of June 30, 1998:



                                                         Weighted-Average
                Range of           Weighted-Average      Exercise Price
            Exercise Prices        Remaining Life          per Share          Shares
            ---------------        --------------        ----------------     ------
            $0.250 - 0.346              3.87                $0.334             23,500
            $0.625 - 1.359              5.31                0.855              25,500
            $3.313 - 5.250              7.45                3.971             113,500
                                                                              -------
                                                            2.957             162,500
                                                                              =======



6.  COMMON STOCK AND STOCK OPTIONS, CONTINUED:
In March, 1997, the Company purchased from the president of the Company his option rights to purchase 30,500 shares of the Company's stock. These rights were granted to the president during the years 1989 through 1994. The value paid for the options was $163,211, determined as the average between the prices bid and asked for the stock on the date of the authorization to purchase ($5.9375 per share) less the aggregate underlying options exercise price of $17,883. After this transaction, the president owned options to purchase up to 20,000 shares of the Company's stock at exercise prices ranging from $3.3125 to $4.29 per share.

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation" (the "standard"). The Company adopted the new standard effective July 1, 1996. The Company has continued to measure compensation expense for its stock - based compensation plans under Accounting Principles Board Opinion No. 25; therefore, the new standard has no effect on the Company's operating results.

Had the Company recognized compensation expense based on the fair value at the grant for awards under the plan, consistent with the method prescribed by the standard, the Company's net income and basic and diluted net income per share for the years ended June 30, 1998 and 1997 would have been as follows:


                                                         1998               1997
                                                     -----------        -----------
Net earnings as reported                             $ 5,003,810        $ 4,639,797
Net earnings pro forma                               $ 5,003,810        $ 4,567,076
Net earnings per share as reported                   $      0.38        $      0.35
Net earnings per share pro forma                     $      0.38        $      0.35


There were no stock options granted during the year ended June 30, 1998. The following assumptions were used to compute the fair value of the option grants for the year ended 1997, using the Black-Scholes option-pricing model: a risk-free interest rate ranging from 5.88% to 6.43%; stock volatility of 40%; dividend yield of 0% and expected option life of seven years.




7.  INCOME TAXES:
The provision for income taxes consists of the following:


                                     1998                1997               1996
                                     ----                ----               ----
     Current:
       Federal                   $ 2,089,360         $ 2,266,635        $ 1,763,623
       State                         261,362             252,880             28,202
                                   ---------           ---------          ---------
         Total current             2,350,722           2,519,515          1,791,825
                                   ---------           ---------          ---------

     Deferred:
       Federal                        16,375              45,961          1,067,000
       State                           8,625            (25,961)            243,000
                                 -----------         -----------        -----------
         Total deferred               25,000              20,000          1,310,000
                                 -----------         -----------        -----------
                                 $ 2,375,722         $ 2,539,515        $ 3,101,825
                                 ===========         ===========        ===========


The following reconciles the Federal statutory income tax rate with the Company's effective tax rate:


                                                                   1998           1997          1996
                                                                   ----           ----          ----
     Statutory Federal income tax rate                            34.0 %         34.0 %        34.0 %
     FSC benefit                                                  (3.4)          (1.7)         (0.9)
     State income taxes, net of federal benefit                    1.8            2.1           2.1
     Nondeductible expenses and other                             (0.2)           1.0           1.4
                                                                  ------         ------        ------
                                                                  32.2 %         35.4 %        36.6 %
                                                                  ======         ======        ======

Deferred income taxes reflected in the balance sheet at June 30, 1997 and 1996 relate to the following:


                                             1998        1997
                                             ----        ----
Deferred tax assets:
Current:
  Inventories and receivables              136,110      130,257
  Accrued employee benefits                 95,150      109,405
  Other                                     63,740       80,338
                                           -------      -------
Current deferred tax assets                295,000      320,000
                                           -------      -------




8.  EXPORT SALES:

Export sales to various regions for the years ended June 30, 1998, 1997, and 1996 approximate:


                                             1998                 1997                 1996
                                             ----                 ----                 ----
Western Europe                          $  6,309,000         $  5,832,000         $  7,727,000
Far East                                   3,394,000            3,698,000            3,485,000
Central and South America                  1,982,000            1,811,000            1,412,000
Other                                      1,568,000            2,182,000            2,248,000
                                        ------------         ------------         ------------
                                        $ 13,253,000         $ 13,523,000         $ 14,872,000
                                        ============         ============         ============


The Company's export sales are denominated in U.S. currency.


9.  EMPLOYEE BENEFIT PLAN:

The Company sponsors a defined contribution retirement plan for all eligible employees of the Company. An employee becomes eligible to participate in the plan upon completion of one full calendar month of employment. Employees may contribute up to 12% of their compensation and the Company provides a matching contribution of 50% of the employees' contributions up to 6% of the employees' compensation. The Company's contributions to the Plan were $142,277, $139,384, and $125,805 in 1998, 1997 and 1996, respectively.

The Company is not obligated to provide any postretirement medical or life insurance benefits to employees.

10. RELATED PARTY TRANSACTIONS:

In July 1984, DS Medical Products Co. ("DS Medical") was formed for the exclusive purpose of acquiring up to an 80% interest in the Company for investment purposes. A former president of the Company, and a principal shareholder of DS Medical, had an interest in the common stock of the Company which is held by DS Medical. On August 1, 1993, the Company paid $101,828 to the former president on behalf of DS Medical in exchange for those securities. In addition, the Company paid approximately $40,000 in state taxes in March 1996 and approximately $11,000 in other expenses in 1997 and 1998 on behalf of DS Medical. The Company has recorded these transactions as a reduction of stockholders' equity.

On March 2, 1998, DS Medical was merged with and into the Company, thus dissolving DS Medical. At that time, 9,984,998 shares of the Company's common stock held by DS Medical were transferred to the principal shareholders of DS Medical. The remaining two shares of the Company's common stock held by DS Medical were cancelled.

The receivable from DS Medical of $152,925, recorded as a reduction of stockholders' as of June 30, 1998, was assumed by the principal shareholders of DS Medical on the date DS Medical was dissolved.



11. SUBSEQUENT EVENT:

Effective July 1, 1998, SurgiVet, Inc., a wholly-owned subsidiary of the Company, purchased the assets of Anesco Inc. for $4,000,000 cash. Upon completion of the purchase, the Company recorded $3,258,000 of goodwill.

ITEM 9.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                  ACCOUNTING AND FINANCIAL DISCLOSURE
None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT
The directors and principal executive officers of the Company and their offices are:


      Name                                  Age               Office
      ----                                  ---               ------
David H. Sanders (1)                        67                Director - Class I, Chairman of the Board of
                                                              Directors, Chief Executive Officer, Treasurer
                                                              and Assistant Secretary

Lee J. Knirko                               75                Director - Class II

Frank A. Katarow                            37                President and Chief Operating Officer

Keith R. Harper                             49                Senior Vice President, Sales

Ann M. Johnson                              36                Executive Vice President and General  Manager,
                                                              SurgiVet, Inc. Vice President, BCI International

Robert H. Wesel                             39                Vice President,
                                                              International Sales

Mark S. Geisler                             46                Vice President, Engineering

Donald Alexander                            43                Vice President,
                                                              Regulatory Affairs

Paul F. Pujanauski                          47                Vice President,
                                                              Sales and Marketing

(1) Member of the Executive Committee

All directors are elected for two (2) year terms and serve until their respective successors are duly elected and qualified. Mr. Kenneth Davee was a Class I Director, Vice Chairman of the Board of Directors and Secretary of the Company until his death on August 13, 1998. His position as an officer and director of the Company has not been filled. The terms for Classes I and II expire as of the date set for the annual stockholders' meeting for fiscal years ending June 30, 1998 and June

30, 1997, respectively. Officers are appointed for a one (1) year term unless sooner replaced. Each of the above individuals has served in the capacities indicated since September 14, 1984, except as stated below.


MR. SANDERS received an undergraduate degree and, in 1956, a Masters in Business Administration from the University of Wisconsin. Prior to his employment in 1973 by MEC, Mr. Sanders was with Pfizer International for four (4) years, and Sandoz, Inc., for fifteen (15) years, at which companies he was involved in marketing and general management. In 1973, he became President and Chief Executive Officer of MEC, a position he held through December of 1984. Mr. Sanders served as President of the Company from September 4, 1984 to October 4, 1984 at which time he commenced serving as Chairman and Assistant Secretary.

MR. KNIRKO, a certified public accountant, is a former treasurer of the Dr. Scholl Foundation, a non-profit organization. He is a former audit manager of Peat, Marwick, Main & Co. (now KPMG Peat Marwick), an accounting firm.

MR. KATAROW has been employed by the Company since October, 1980 serving in various capacities including Mechanical Designer, Manager of Product Design, Manufacturing Manager, Director of Operations and was then promoted to Vice President of Operations in June, 1990. Responsibility for OEM Sales was added in January, 1991. He was promoted to Senior Vice President and General Manager on March 1, 1992 and further promoted to Executive Vice President effective January 1, 1993. On November 1, 1993 he became President and Chief Operating Officer of the Company.

MR. HARPER has been employed by the Company since October, 1981, serving in various capacities including National Service Manager, General Manager-Quality Assurance and Service, Director of Regulatory Affairs, Director of Operations, and Vice President of Operations since December, 1986. In 1990 he became Vice President of International Sales. On November 1, 1993 he commenced serving as Senior Vice President, Sales.

MS. JOHNSON, a certified public accountant, received a Bachelor of Business Administration degree in Accounting and in Risk Management and Insurance from the University of Wisconsin in Madison. She received her Masters of Business Administration degree in May, 1997 from the University of Wisconsin in Milwaukee. Prior to her employment at BCI, she worked on the audit staff at Deloitte, Haskins & Sells (now Deloitte & Touche) from 1984 to 1987 and at Coopers & Lybrand (now PricewaterhouseCoopers) from 1987 to 1990. She joined BCI in April, 1990 and has been Vice President of Finance and Personnel since December, 1991. On November 1, 1993 she was promoted to Vice President of Finance and Operations. On November 1, 1997 she was promoted to Executive Vice President and General Manager of SurgiVet, Inc., BCI's new veterinary division. Ms. Johnson is also a Vice President of BCI.

MR. WESEL worked in the health care field for over ten years before starting at BCI in January, 1991. He received an associates degree from Milwaukee Area Technical College in Business Management and is also a certified cardiopulmonary technologist and a pulmonary functions technologist. His most recent clinical position was as Technical Director/Business Manager of Anesthesia at a 400 bed hospital. Since coming to BCI, he has held several positions, including Manager of Clinical Applications, Territory Sales Manager and Director of Marketing Services. After a brief hiatus from the company in fiscal 1994, he became Vice President of International Sales effective January 4, 1994.

MR. GEISLER came to BCI in November, 1994 as Vice President of Engineering from Marquette Electronics. He worked at Marquette for 14 years at various positions in the areas of Research and Development, most recently as Director of Research and Development. He received his undergraduate degree in Electrical Engineering from the University of Wisconsin in Madison and his masters degree in Electrical Engineering from Marquette University. He is currently attending Marquette University in pursuit of a Doctorate Degree in Electrical Engineering.

MR. ALEXANDER started at BCI in August, 1992 as Engineering Manager. In August, 1994 he transferred to the regulatory affairs department, becoming Regulatory Affairs Manager, and was promoted to Vice President, Regulatory Affairs in May, 1995. Before coming to BCI, Mr. Alexander was a project leader at Life Fitness Corp., an equipment manufacturer in Illinois. He has a Bachelors Degree in Electrical Engineering from the University of Maine.

MR. PUJANAUSKI started at BCI in August, 1996 as National Sales Manager. In July, 1997 he was promoted to Director of Domestic Sales and Marketing. He accepted the position of Vice President of Domestic Sales and Marketing in May 1998. His prior experience includes 18 years in sales management for various medical equipment companies. He has a Bachelors Degree in Business Administration from the University of Wisconsin-Oshkosh.

Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons holding ten percent or more of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of copies of such reports furnished to the Company, the Company believes that all of its executive officers, directors and greater than ten percent beneficial owners were in compliance with their Section 16 filing requirements.

ITEM 11. EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash, cash-equivalent and non-cash forms of remuneration for services to the Company for the past three fiscal years for the Chief Executive Officer of the Company and each of the Company's four other most highly compensated executive officers:

                                                                Long-term
                                        Annual Compensation    Compensation
                                        ------------------     ------------
                                                                  Stock      All Other
Name and Capacity        Year     Salary     Bonus   Other(1)  Options(#) Compensation(2)
-----------------        ----     ------     -----   --------  --------------------------

David H. Sanders         1998    $200,000     $-0-     $-0-       -0-      $  4,750
Chairman and CEO         1997     200,000      -0-      -0-       -0-         4,750
                         1996     200,000      -0-      -0-       -0-         4,600

Frank A. Katarow         1998    $188,500   $24,500    $-0-       -0-      $114,297
President and COO        1997     169,308    18,200     -0-      5,000      115,450
                         1996     153,134    30,050     -0-     10,000       10,218

Keith R. Harper          1998    $120,280   $  -0-     $-0-       -0-        $3,639
Senior Vice President    1997     125,973      -0-      -0-      2,000        3,869
                         1996     117,367     8,500     -0-      4,000        3,776

Robert H. Wesel          1998    $127,221     $-0-     $-0-       -0-        $2,591
Vice President           1997     122,088      -0-      -0-      2,000        3,663
                         1996     113,520      -0-      -0-      4,000        3,406

Paul F. Pujanauski       1998    $122,589     $-0-     $-0-       -0-        $3,551
Vice President(3)        1997      80,301      -0-      -0-      1,000        2,793
                         1996        -0-       -0-      -0-       -0-          -0-

(1) While the above named Executive Officers enjoy certain perquisites, for the year ended June 30, 1998, these did not exceed $50,000 or ten percent of any officer's salary and bonus.

(2) These figures represent the amount of the Company's contribution to its 401(k) Plan allocated to the officer. Additionally, the amount for the year ended June 30, 1998 allocated to Mr. Katarow includes a $109,546 payment representing interest earned on the funds held in trust relating to the Compensation Agreement in effect for Mr.
Katarow, as discussed below.

(3) Mr. Pujanauski began employment with the Company on August 5, 1996, and was promoted to Vice President on May 15, 1998.


Directors receive no fees or expense reimbursement allowances.

STOCK OPTIONS
For the fiscal year ended June 30, 1998, there were no stock options issued.


There were no options exercised by directors or officers of the Company during fiscal 1998. The following table shows the value of unexercised options on an aggregated basis at June 30, 1998 for each of the executive officers and directors:



                              Shares                               Number of           Value of
                           Acquired on           Value            Unexercised         Unexercised
                             Exercise           Realized           Options at          Options at
                           Fiscal 1998         Fiscal 1998         6/30/98             6/30/98 (1)
                           -----------         -----------         ----------         ------------
D.H. Sanders                  -0-                 -0-                 -0-                  N/A
K.M. Davee                    -0-                 -0-                 -0-                  N/A
L.J. Knirko                   -0-                 -0-                 -0-                  N/A
F.A. Katarow                  -0-                 -0-               25,000             $ 29,175
K.R. Harper                   -0-                 -0-               25,000               72,987
A.M. Johnson                  -0-                 -0-               34,500              101,644
R.H. Wesel                    -0-                 -0-               14,000               22,827
M.S. Geisler                  -0-                 -0-               14,000               18,920
D.J. Alexander                -0-                 -0-                6,500                5,326
P.F. Pujanauski               -0-                 -0-                1,000                  375

(1) Value of unexercised options is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at fiscal year end.


In March, 1997, the Company purchased from the president of the Company his option rights to purchase 30,500 shares of the Company's stock. These rights were granted to the president during the years 1989 through 1994. The value paid for the options was $163,211, determined as the average between the prices bid and asked for the stock on the date of the authorization to purchase ($5.9375 per share) less the aggregate underlying options exercise price of $17,883. After this transaction, the president owned options to purchase up to 20,000 shares of the Company's stock at exercise prices ranging from $3.3125 to $4.29 per share.


On January 24, 1996, the Company entered into a Compensation Agreement with its President, Frank A. Katarow ("Katarow"). Under the terms of that Compensation Agreement, Katarow has undertaken to remain in the employ of the Company for a period of at least one (1) year following a change of control of the Company (defined as a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934). The intention of the Agreement is to retain Katarow's services in the event of a sale, transfer or other disposition of the business or ownership of the Company, for the benefit of any acquiring party, in order to provide for continuity of management of the Company, if so desired by any such acquiror.

Under the terms of the Agreement, for the one (1) year period following a change of control, Katarow would be entitled to receive base salary at a rate at least equal to the rate in effect immediately prior to such a change of control, together with an annual bonus equal to the average bonus paid in the three (3) years preceding such change of control. In addition, at the end of the one (1) year period (or sooner if Katarow's employment with the Company or its successor is earlier terminated without cause, as defined), Katarow would be entitled to receive an amount equal to the amount remaining in a trust fund concurrently established to provide for payment under the Compensation Agreement. That trust fund, established pursuant to a complementary Trust Agreement and funded with a cash deposit of $1,870,200.00, is intended to constitute a grantor trust as described in Section 671 et. seq. of the Internal Revenue Code of 1986, as amended (the "Code"). As such, all income earned by the trust is attributable to the Company. Nevertheless, the trust instrument provides for payment of earnings of the trust to Katarow on an annual basis. This amount, attributable to the Company as income and deductible by it as an employee salary expense, is to be treated as earned income to Katarow, who is responsible for payment of individual income tax on such amount. Payment of these annual earnings to Katarow will constitute a material increase in Katarow's salary payments from the Company on a current basis. While earnings from the trust fund are payable to Katarow on an annual basis commencing immediately, payment of the principal of the trust fund is payable only upon his satisfaction of his continuing post-change of control employment undertaking.

Until actually paid to Katarow, the assets of the trust are subject to intervening claims of general creditors of the Company, including Katarow, whose rights therein are no greater than those of other general creditors. Katarow may not assign, anticipate, alienate or encumber his rights in the trust. David H. Sanders, Chairman of the Board of the Company, has been designated as trustee under the Trust Agreement.

Katarow concurrently entered into a similar Compensation Agreement with DS Medical Products Co. ("DS Medical"), the principal shareholder of the Company. This Agreement was amended January 12, 1998, in relation to the Merger of DS Medical with and into the Company. Pursuant to this Amendment, Mr. Sanders and Mr. Davee jointly and severally assumed this Obligation. Under the terms of the respective Compensation Agreements, to the extent that payments otherwise due Katarow from the Company would be considered (I) "excess parachute payments" under Section 280G or 4999 of the Code, or (ii) not deductible by the Company by reason of
Section 162(m) of the Code, such payments become the obligation of the principal shareholders, and the Trustee is directed to return to the Company the balance of the assets in the trust that would otherwise be available to make those payments.

The intention of the foregoing arrangement with Katarow is to assure his continuing service to the Company on a current basis, and his availability to any potential acquiror of the Company or its business or assets into the future. The Company, its management and Board of Directors have determined that the existence of continuity of present management would be an important aspect in the valuation of the Company by any potential acquiror, and the Company and its Board of Directors, deem it, in their best business judgment, to be important to provide for retention of management in order to enhance the value of the Company for the benefit of its shareholders. As disclosed in the Report on Form 8-K, dated September 9, 1998, and previously mentioned herein, the Company is currently negotiating a possible sale of the Company to Smiths Industries plc, a United Kingdom-based avionics, medical systems and specialized industrial products manufacturer. Management and ownership believe that the value of the Company, will be enhanced in any sales discussions by the foregoing Compensation Agreements.


The Company entered into employment contracts with four of its officers, including Mssrs. Wesel and Harper, in April, 1995. The contracts have a three year term, and are renewable for one year periods thereafter with agreement by both parties. In the event employment is terminated without cause, the employee shall be entitled to: severance pay for the greater of 12 months or one month for each year of service, and continuation of employee benefits for the severance period. The severance period terminates when the employee has found other work if that occurs sooner than the predefined end of the severance period. No other long term incentive plans or change-in-control arrangements are currently in force at the Company.

                          COMPENSATION COMMITTEE REPORT

The objectives of the Company's compensation program are to attract and retain the best available executives, to motivate these executives to achieve the Company's goals, and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company reviews its compensation program on a regular basis and attempts to tie a portion of each executive's potential compensation to Company performance.

The key elements of the Company's executive compensation program consist of fixed salary plus variable pay, taking the form of annual incentive compensation directly tied to Company performance, and long-term compensation via stock option awards. In determining each element of compensation to be awarded to each executive, the Compensation Committee considers the executive's benefits package, his/her responsibilities and experience, as well as the competitive marketplace for executive talent. Whenever possible, a comparison to compensation packages for executives with similar experience and responsibilities was made when determining the packages at the Company.

In determining the compensation package for Mr. Sanders, the Company's Chairman of the Board and Chief Executive Officer, the Committee took into consideration both the compensation packages of CEOs at companies the Committee deemed comparable, and the Committee's assessment of Mr. Sanders and the Company's overall performance. Because of his substantial stock holdings, Mr. Sanders is not eligible to participate in the stock option plan. Additionally, due to his position, he is not eligible for any incentive compensation awards. Mr. Sanders took no part in the determination of his compensation.

The Compensation Committee reviewed the proposed 1998 salaries and bonuses for the executive officers. The Committee believed the proposed salary levels were in line with or below the salary levels of executives in comparable positions of responsibility. In an effort to tie a substantial portion of an executive's compensation to Company performance, the Committee approved an incentive compensation program in which all of the executive officers, other than Mr. Sanders, Mr. Harper, Mr. Wesel and Mr. Pujanauski, are eligible to participate. The program provides for a percentage of the participant's salary to be paid to that officer if operating profits are above specified levels. Mr. Harper, Mr. Wesel, and Mr. Pujanauski receive commission based on the sales performance of their divisions. All executive officers, other than Mr. Sanders as mentioned above, are eligible for discretionary stock option awards. The committee believes that selective grants of stock options, along with the performance-based cash compensation described above promote a commonality of interest between the Company's officers and its stockholders.

The Compensation Committee is of the opinion that the compensation levels for the executive officers are reasonable when compared to similar positions of responsibility and scope in similar sized companies and in similar industries, and that an appropriate amount of total compensation is based on the performance of the Company, and therefore provides sufficient incentive for these individuals to attain improved results in the future.


                             Compensation Committee:
                                David H. Sanders
                                Ken M. Davee (1)





(1) Mr. Davee's position on the Compensation Committee, made vacant upon his death, has not been filled at this time.

                         COMPANY STOCK PRICE PERFORMANCE

The following table tracks the value of $100 invested on June 30, 1993 in Biochem International Inc. Common Stock as compared to the change in the Standard & Poor's 500 Index and the Standard & Poor's Health Care Composite Index. The table shows that $100 invested five years ago in the Company's stock was worth $351 at June 30, 1998, compared to $272 for the S&P 500 Index and $335 for the Health Care Composite Index.


   MEASUREMENT                                                                               HEALTH CARE
      DATE                          BCI STOCK                     S & P 500                   COMPOSITE
      ----                          ---------                     ---------                   ---------
     6/30/93                         $ 100                         $ 100                         $ 100
     6/30/94                           250                            99                           100
     6/30/95                           223                           125                           145
     6/30/96                           314                           157                           202
     6/30/97                           342                           212                           262
     6/30/98                           351                           272                           335



The following graph depicts a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index from June 30, 1993 through June 30, 1998.

                                     [GRAPH]

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT

The following table shows the beneficial ownership of common stock, $.02 par value, of the Company by each person who is known by the Company to be the beneficial owner of five (5) percent or more of such stock as of August 31, 1998:

Name and Address of                    Amount and Nature of          Percent of
 Beneficial Owner                      Beneficial Ownership          Class (3)
 ----------------                      --------------------          ---------

Mrs. Ruth Davee                        4,992,500 shares                37.79%
180 East Pearson                       4,992,500 of record
Chicago, IL 60611

David H. Sanders                       5,222,498 shares                39.53%
BCI International                      4,636,566 of record
N7 W22025 Johnson Road                 585,932 beneficially (1)(2)
Waukesha, WI  53186


(1) Includes 355,932 shares owned indirectly by Mr. Sanders through family members. Therefore, for the purposes of Rule 13d-3 of the Securities and Exchange Commission, he may be deemed to beneficially own the BCI stock. Such beneficial ownership is disclaimed.

(2)      230,000 shares are held of record by the Sanders Family Benefit Trust.

(3) The percent of class calculations above are based on a total of 13,212,782 shares consisting of 13,050,282 shares outstanding, and 162,500 shares issuable upon exercise of options granted under the Company's Incentive Stock Option Plans. See ITEM 8. Financial Statements and Supplementary Data, Note 6, Common Stock and Stock Options.

The following table shows the ownership of common stock of the Company held beneficially by each director and officer holding shares, and by all directors and officers of the Company as a group, as of August 31, 1998:


Name of                             Amount and Nature of                        Percent of
Beneficial Owner                    Beneficial Ownership                        Class (3)
----------------                    --------------------                        ---------

David H. Sanders                    5,222,498 shares-                            39.38%
                                    4,636,566 of record
                                    585,932 beneficially (1)(2)

Frank A. Katarow                    30,700 shares-5,700 of                         .23%
                                    record and beneficially,
                                    and 25,000 beneficially as
                                    options

Keith R. Harper                     25,000 shares-25,000                           .19%
                                    beneficially as options

Ann M. Johnson                      34,500 shares-34,500                           .26%
                                    beneficially as options

Robert H. Wesel                     16,000 shares-2,000 of                         .12%
                                    record and beneficially,
                                    and 14,000 beneficially
                                    as options

Mark S. Geisler                     14,000 shares-14,000                           .11%
                                    beneficially as options

Donald Alexander                    28,360 shares-21,860 of                        .21%
                                    record and beneficially
                                    and 6,500 beneficially
                                    as options

Paul F. Pujanauski                  1,000 shares-1,000                             .01%
                                    beneficially as options

All directors and                   5,372,058 shares-4,666,126                   40.50%
officers as a group                 of record and beneficially,
(8 persons)                         585,932 beneficially, and
                                    120,000 as options (1)(3)



(1)   See footnote 1 to the preceding table.

(2)   See footnote 2 to the preceding table.

(3)   See footnote 3 to the preceding table.


The above beneficial ownership information is based on the information furnished by the specified persons and has been determined in accordance with Rule 13d-3. It is not intended to be an admission of beneficial ownership for any other purpose and includes shares as to which beneficial ownership has been disclaimed. BCI has not received any
Schedule 13D or Schedule 13G statements indicating that any person is a beneficial owner of more than 5% of its common stock except as disclosed above.



ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously discussed, in July, 1984, D.S. Medical Products Company ("DS Medical"), was formed for the exclusive purpose of acquiring up to an 80% interest in BCI for investment purposes. On March 2, 1998, DS Medical was merged with and into BCI, thus dissolving DS Medical. Ken M. Davee and David H. Sanders, the principal shareholders of DS Medical, then directly owned their shares in BCI. Mr. Sanders and Mr. Davee are also directors and executive officers of the Company. On August 13, 1998, Mr. Davee passed away, his spouse, Mrs. Ruth Davee, is now a principal shareholder of the Company. At this time, the Company has not filled this open Director and Officer position. (see ITEM
10. Directors and Executive Officers of the Registrant).

Prior to June 30, 1995, Mr. Davee owned the building which the company occupied prior to moving into its new facility in July, 1998. BCI purchased the previous building from Mr. Davee on that date, based upon an Option to Purchase (the "Option") agreement relating to the property sold. Under the terms of the Option, BCI had the right to purchase the leased property at any time after the initial term of the Lease for $670,000 plus increases in the consumer price index as defined in the agreement. The purchase price plus filing fee costs was $812,899. The Company closed on the sale of this property on July 24, 1998 for a selling price of $785,000, which constitutes a small gain over book value.

The former president of the Company had an interest in the common stock of the Company which was held by DS Medical Products Co. On August 1, 1993, the Company paid $101,828 to the former president on behalf of DS Medical Products Co. in exchange for those securities. As a result, the Company has recorded these transactions as a reduction of stockholders' equity in the same amount at June 30, 1997 and 1996.

The Company paid approximately $40,000 in state taxes in March 1996 on behalf of DS Medical Products Co., a related party. The Company has recorded this payment as a reduction of stockholders' equity at June 30, 1996.

The Company paid approximately $8,000 in legal bills in January 1998 on behalf of DS Medical Products Co., a related party. The Company has added this payment to the reduction in stockholders' equity at June 30, 1998.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULE, AND REPORTS ON
          FORM 8-K


(a)      FINANCIAL STATEMENTS:
                                                                       Page
1.       Included in Part II of this report:
         Report of Independent Accountants..............................20

         Consolidated Balance Sheets at June 30, 1998 and 1997..........21

         Consolidated Statements of Income for the years
         ended June 30, 1998, 1997 and 1996.............................22

         Consolidated Statements of Changes in Stockholders'
         Equity for the years ended June 30, 1998, 1997 and 1996........23

         Consolidated Statements of Cash Flows for the years
         ended June 30, 1998, 1997 and 1996.............................24

         Notes to Consolidated Financial Statements.....................25

2.       Included in Part IV of this report:

         Independent Accountants' Report on Financial Statement
         Schedule for the years ended June 30, 1998, 1997
         and 1996.......................................................54

         Schedule II - Valuation and Qualifying Accounts................55


Other schedules are omitted because of the absence of conditions under which they are required or because the required information is given in ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations, or in ITEM 8. Financial Statements and Supplementary Data.

(b)  REPORTS ON FORM 8-K
The following Forms 8-K were filed with the Commission during the quarter ended June 30, 1998 and the period following up to the date of this report:

(1) Form 8-K dated July 8, 1998:

Item 2. Acquisition of Assets: The Company's wholly-owned subsidiary, SurgiVet, Inc., acquired substantially all of the assets of Anesco, Inc., pursuant to an Asset Purchase Agreement effective July 1, 1998.

(2) Form 8-K dated September 9, 1998:

Item 5. Other Events: The company announced it has entered into discussions with Smiths Industries plc, for the acquisition of the Company .


(C) EXHIBITS FILED WITH THIS FORM 10-K:                                     Page
                                                                            ----
     3(i)(a)  Certificate of Incorporation of registrant
          filed April 27, 1976.............................................. (1)

     3(i)(b)  Amendment to Certificate of Incorporation
          filed June 8, 1976................................................ (1)

     3(i)(c)  Amendment to Certificate of Incorporation
          filed June 30, 1977............................................... (1)

     3(i)(d)  Amendment to Certificate of Incorporation
          filed July 31, 1979............................................... (1)

     3(i)(e)  Amendment to Certificate of Incorporation
          filed October 22, 1980............................................ (2)

     3(i)(f)  Amendment to Certificate of Incorporation
          filed September 13, 1984.......................................... (3)

     3(ii)    By-Laws of Registrant as amended through
          December 19, 1988.................................................(12)

     4.1  BCI Stock Purchase Warrant to purchase 8,000,000 shares of common stock exercisable after 5:00 p.m., Chicago Time,
          December 31, 1986, through December 31, 1992...................... (4)

     10.1 Mortgage Loan and Security Agreement dated as
          of December 1, 1980, between Registrant and
          Town of Pewaukee, Wisconsin....................................... (5)

     10.2 1981 Stock Program as amended through June 30,
          1989..............................................................(13)

     10.3 Loan Agreement dated July 18, 1984, by and
          between Biochem International Inc. and
          DS Medical Products Co............................................ (6)

     10.4 Amended 10% Debenture due April 1, 1990........................... (3)

     10.5 Biochem 10% Debenture, face amount $1,500,000 dated September
          14, 1984, and due December 31, 1992............................... (4)


                                                                            Page
                                                                            ----
     10.6 Security Agreement by and between DS Medical and
          Biochem dated September 14, 1984, assigning
          DS Medical a security interest in Biochem's
          accounts, chattel paper, contracts, contract
          rights, documents, equipment, fixtures, general
          intangibles, goods, instruments, inventory,
          trademarks, trade names, trade secrets and good-
          will products thereof and certain other assets
          described therein................................................. (4)
          .........
     10.7 Second Mortgage to BCI's principal offices and
          manufacturing facility commonly known as W238
          N1650 Rockwood Drive, Waukesha, Wisconsin......................... (4)

     10.8 Assignment of Rents to BCI's principal offices and
          manufacturing facility commonly known as W238 N1650
          Rockwood Drive, Waukesha, Wisconsin, 53188-1199................... (4)

     10.9 Patent Collateral Assignment dated September 18, 1984 between
          BCI and DS Medical with respect to all of BCI's
          patent applications and patents................................... (4)

    10.10 Trademark Collateral Assignment dated September 14, 1984 between BCI and DS Medical with respect to all of BCI's
          trademark applications and trademarks............................. (4)

    10.11 First Amendment to Mortgage, Loan and Security
          Agreement, Biochem International Inc. and Town of
          Pewaukee (or Pewaukee City), Wisconsin, dated as of
          March 1, 1985..................................................... (7)

    10.12 First Supplemental Indenture of Trust, Town of Pewaukee
          (or Pewaukee City), Wisconsin, and The Marine Trust
          Company N.A., as Trustee, dated as of March 1, 1985............... (7)

    10.13 Confirmation of Real Estate Mortgage Subordination
          by DS Medical Products Company dated as of
          March 1, 1985..................................................... (7)

    10.14 BCI 10% Debenture, Face Amount $500,000, dated
          September 13, 1985, and due December 31, 1992..................... (8)

                                                                            Page
                                                                            ----
    10.15 Waiver of Defaults by IDRB Bondholder............................. (8)

    10.16 January 1986 Waiver of Default by IDRB Bondholder................. (9)

    10.17.Promissory Notes, dated July 17, 1986, between
          Ken M. Davee and David H. Sanders, and BCI........................(10)

    10.18 Commercial Offer to Purchase, dated July 21, 1987.................(11)

    10.19 Lease, dated August 7, 1987.......................................(11)

    10.20 Option to Purchase, dated August 7, 1987..........................(11)

    10.22 1992 Stock Option Program, dated October 1, 1992..................(14)

    10.23 Compensation Agreement between Frank A. Katarow
          and Biochem International Inc.....................................(15)


    10.24 Compensation Agreement between Frank A. Katarow
          and DS Medical Products Co........................................(15)

    10.25 Trust Agreement for Katarow Employment Trust......................(15)

    24.0  Consent of Independent Accountants with
          respect to Company's Form S-8.......................................55

                              Footnotes to ITEM 14
                              --------------------
(1) Previously filed as Exhibits 3(a) through 3(d) respectively to Registrant's Registration Statement on Form S-1 No. 2-65273, and incorporated herein by reference.

(2) Previously filed as Exhibit 20(a) to Registrant's Form 10-Q for the quarter ended September 30, 1980, and incorporated herein by reference.

(3) Previously filed as Exhibits 3(f) and 10.34 respectively to Registrant's Form 10-K for the period ended June 30, 1984, and incorporated herein by reference.

(4)      Previously filed as Exhibits 28.2, 28.1, 28.3, 28.4, 28.5, 28.7 and
         28.8 respectively to Registrant's Form 8-K dated September 13, 1984, and incorporated herein by reference.

(5) Previously filed as Exhibit 10(g) to Registrant's Registration Statement on Form S-1 No. 2-70811, and incorporated herein by reference.

(6) Previously filed as Exhibit 28.1 to Registrant's Form 8-K dated July 18, 1984, and incorporated herein by reference.

(7) Previously filed as Exhibits 10.51, 10.52 and 10.53 respectively to Registrant's Form 10-Q for the quarter ended March 31, 1985, and incorporated herein by reference.

(8) Previously filed as Exhibits 10.45 and 10.47 respectively to Registrant's Form 10-K for the period ended June 30, 1985, and incorporated herein by reference.

(9) Previously filed as Exhibit 10.48 to Registrant's Form 10-Q for the quarter ended December 31, 1985, and incorporated herein by reference.

(10) Previously filed as Exhibit 10.50 to Registrant's Form 10-K for the period ended June 30, 1986, and incorporated herein by reference.

(11) Previously filed as Exhibits 10.1, 10.2 and 10.3 respectively to Registrant's Form 8-K dated August 7, 1987, and incorporated herein by reference.

(12) Previously filed as Exhibit 3(g) to Registrant's Form 10-Q for the period ended December 31, 1988, and incorporated herein by reference.

(13) Previously filed as Exhibit 10.2 to Registrant's Form 10-K for the period ended June 30, 1989, and incorporated herein by reference.

(14) Previously filed as Exhibit 10.22 to Registrant's Form 10-K for the period ended June 30, 1993, and incorporated herein by reference.

(15) Previously filed as Exhibit 10.23 through 10.25 to Registrant's Form 10-Q for the period ended December 31, 1995, and incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             BIOCHEM INTERNATIONAL INC.

Dated:  September 28, 1998.         By:     /s/ David H. Sanders
                                            ---------------------------
                                             David H. Sanders, Chairman
                                             of the Board of Directors and
                                             Chief Executive Officer




Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 28th day of September, 1998.

By:  /s/ David H. Sanders               By:   /s/ Frank A. Katarow
     ------------------------------           ---------------------------
     David H. Sanders, Chairman               Frank A. Katarow,
     of the Board of Directors                President and Chief
     and Chief Executive Officer              Operating Officer


By:  /s/ Lee J. Knirko.                 By:   /s/ Mary K. Hamkins
     ------------------------------           ---------------------------
     Lee J. Knirko, Director                  Mary K. Hamkins,
                                              Director of Finance
                                              (Chief Accounting Officer)

INDEPENDENT ACCOUNTANT'S REPORT ON FINANCIAL STATEMENT SCHEDULE


To the Stockholders and Directors of
Biochem International Inc. and Subsidiaries
Our report on the consolidated financial statements of Biochem International Inc. and Subsidiaries is included on page 19 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedule listed in the index on page 47 of this Form 10-K.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.





                                PricewaterhouseCoopers LLP




August 7, 1998

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Biochem International Inc. on Form S-8 (File No. O-10005) of our report dated August 7, 1998 on our audits of the consolidated financial statements and financial statement schedule of Biochem International Inc. and Subsidiaries as of June 30, 1998 and 1997, and for each of the three years in the period ended June 30, 1998, which report is included in this Annual Report on Form 10-K.



                                            PricewaterhouseCoopers LLP







September 21, 1998

BIOCHEM INTERNATIONAL INC. AND SUBSIDIARY


SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
FOR THE YEARS ENDED JUNE 30, 1998, 1997 AND 1996



                      Column A             Column B         Column C         Column D        Column E
                      --------             --------         --------         --------        --------
                                                            Additions
                                           Balance at      Charged to                        Balance
                                           Beginning       Costs and          (a)           at End of
                     Description           of Period        Expenses        Deductions        Period
                     -----------           ---------        --------        ----------        ------

                        1998
                        ----
Allowance for doubtful accounts           $ 125,000        $205,650         $ 230,650        $ 100,000
Allowance for inventory obsolescence        175,000         139,885           199,885          115,000
                                          ---------        --------         ---------        ---------
    Total                                 $ 300,000        $345,535         $ 430,535        $ 215,000
                                          =========        ========         =========        =========

                        1997
                        ----
Allowance for doubtful accounts           $ 140,000        $  (1,506)       $  13,494        $ 125,000
Allowance for inventory obsolescence        175,000           55,308           55,308          175,000
                                          ---------        ---------        ---------        ---------
    Total                                 $ 315,000        $  53,802        $  68,802        $ 300,000
                                          =========        =========        =========        =========

                        1996
                        ----
Allowance for doubtful accounts           $ 110,000        $  48,491        $   8,491        $ 140,000
Allowance for inventory obsolescence        150,000           74,568           49,568          175,000
                                          ---------        ---------        ---------        ---------
    Total                                 $ 250,000        $ 123,059        $  58,059        $ 315,000
                                          =========        ==========       =========        =========








(a)   Deductions consist solely of doubtful accounts and inventory written off.

                                    ANNEX V


                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     July 1, 1998
                                                -------------------------------

                         Biochem International Inc.
-------------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



            Delaware                     0-10005               39-1272816
        ---------------            -------------            --------------
        (State or other            (Commission              (IRS Employer
        jurisdiction of            File Number)             Identification
        incorporation)                                      Number)




N7 W22025 Johnson Road, Waukesha, Wisconsin                     53186
-----------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code       (414) 542-3100
-----------------------------------------------------------------------------



W238 N1650 Rockwood Drive, Waukesha, Wisconsin                  53188
-----------------------------------------------------------------------------
(Former name or former address, if changed since last report)



Exhibit Index on Page 4

ITEM 2. ACQUISITION OF ASSETS.

     On July 1, 1998, the registrant's wholly-owned subsidiary, SurgiVet, Inc., a Delaware corporation (the "Company"), acquired substantially all of the assets of Anesco, Inc., a Kentucky corporation ("Anesco"), pursuant to an Asset Purchase Agreement effective as of July 1, 1998. The purchase price for the assets, which is subject to possible adjustment based on a closing balance sheet prepared on a post-closing basis, was $4,000,000. The purchase price was determined by negotiation between the Company and Anesco. On the closing date, the Company paid 90% of the estimated purchase price to Anesco, and the balance to an escrow account that is to be disbursed to Anesco in the absence of post-closing liabilities to the Company. The purchase price was funded from the Company's available working capital.

     Prior to the acquisition, there were no material relationships between the Company and Anesco, or any of their respective affiliates, directors, or officers or, to the knowledge of the Company, any associate of any such director or officer. The two principals of Anesco have been engaged as employees of the Company.

     Anesco, based in Georgetown, Kentucky, was a privately held company engaged in the development, production and sale of veterinary anesthesia equipment. The assets of Anesco included cash and cash equivalents, accounts receivable, inventory, machinery, equipment and intangibles. The Company intends to utilize the assets of Anesco in the same line of business in which they were used prior to the acquisition, to complement the Company's line of monitoring equipment used by veterinarians.




ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Neither the Company nor Anesco is required to provide financial statements pursuant to Regulation 210.3-05(b)(2)(i).

     (b) The following exhibit is filed as a part of this report:

         2.1 Asset Purchase Agreement dated as of July 1, 1998.





                            [signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    BIOCHEM INTERNATIONAL INC.
                                    (Registrant)



DATE:  July 1, 1998                 By:     /s/ David H. Sanders
                                            --------------------

                                    Name:   David H. Sanders
                                    Title:  Chairman

                                 EXHIBIT INDEX


Exhibit Number     Description

  2.1              Asset Purchase Agreement dated as of July 1, 1998

                                 EXHIBIT 2.1

ALL EXHIBITS AND SCHEDULES IN THIS EXHIBIT 2.1 HAVE BEEN OMITTED. BIOCHEM INTERNATIONAL INC. WILL FURNISH A COPY OF ANY EXHIBITS OR SCHEDULES TO THE COMMISSION UPON REQUEST.

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of the 1st day of July, 1998, by and between Anesco, Inc., a Kentucky corporation ("Seller"), and SurgiVet, Inc., a Delaware corporation ("Purchaser").

                                    RECITALS

     A. Seller is engaged in the development, production and sale of veterinary anesthesia equipment (the "Business"); and

     B. Purchaser desires to purchase from Seller, and Seller desire to sell, transfer and assign to Purchaser, substantially all of the assets of the Business except Excluded Assets (as hereinafter defined), and Purchaser has agreed to assume certain specified liabilities related to the Business, for the Final Purchase Price (as hereinafter defined) and upon the terms and subject to the conditions hereinafter set forth.

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I.
                    PURCHASE AND SALE OF BUSINESS AND ASSETS

     1.1 Assets Transferred. Seller will sell, assign and deliver to Purchaser and Purchaser will acquire from Seller, at the Closing (as hereinafter defined), substantially all of Seller's assets relating to and used in connection with the Business (except for the Excluded Assets), and including, without limitation, those assets described on Schedule 1.1 attached hereto (collectively, the "Purchased Assets").

     1.2 Excluded Assets. Seller will retain and not transfer the assets described on Schedule 1.2 attached hereto (collectively, the "Excluded Assets").

     1.3 Transfer at Closing. At the Closing, Seller shall assign, transfer or otherwise convey the Purchased Assets to Purchaser free and clear of all liabilities, obligations, liens and encumbrances whatsoever.

     1.4 Assumed Liabilities. At the Closing, the Purchaser shall assume, and thereafter perform and fully satisfy, only the following described specific liabilities and obligations of the Seller:

           (a) Seller's obligation to manufacture and deliver to Abbott Laboratories, Inc. [QUANTITY] [PRODUCT DESCRIPTION] pursuant to [CONTRACT/PURCHASE ORDER] dated _________________, 199__, for which Seller has been pre-paid and for which Purchaser will not seek reimbursement from Seller.

             (b) the incremental amount of accounts payable in excess of historical ordinary course levels (defined as the simple average of the prior twelve (12) months' ending accounts payable balances) that are incurred by Seller in obtaining the inventory necessary to permit Purchaser to have available for shipment sufficient Products (as hereinafter defined) during the period between the Closing Date (as hereinafter defined) and the time when Purchaser begins production at its Waukesha, Wisconsin facility (provided that such inventory shall not be considered as Seller's property for purposes of computing any portion of the Final Purchase Price due hereunder).

             (c) Seller's liability for purchase of used Ohmeda vaporizers at prices not exceeding Two Hundred Dollars ($200) per unit.

             (d) Seller's royalty and other obligations owed to Dr. David S. Hodgson under the terms of that certain Consulting Contract, dated December 1, 1993.

             (e) Seller's warranty service obligations for all Products manufactured and sold by the Business.

                                 ARTICLE II
                                   CLOSING

      2.1 Time and Place of Closing. The closing of the sale of the Purchased Assets (the "Closing") shall take place at 10:00 a.m., local time, on the 1st day of July, 1998, at ____________________________, or at such other time and place as the parties may agree (the "Closing Date").

                                  ARTICLE III
                                 PURCHASE PRICE

      3.1 Calculation and Payment of Preliminary Purchase Price.

           (a) Preliminary Purchase Price. At Closing, in consideration of the sale, assignment and delivery of the Purchased Assets by Seller to Purchaser, Purchaser shall (i) pay to Seller an amount equal to Four Million Dollars ($4,000,000) (the "Preliminary Purchase Price") less the Escrow Funds (as defined below), and (ii) deposit the sum of Four Hundred Thousand Dollars ($400,000) (the "Escrow Funds") with American National Bank and Trust Company of Chicago to be held pursuant to the terms of an Escrow Agreement in the form attached as Exhibit A hereto. The Escrow Funds shall be used for (i) settlement of the Final Purchase Price as set forth in Section 3.1(c), and (ii) payment of any amounts due under
      Article XIV.

           (b) Preparation of Balance Sheets. Seller and Purchaser acknowledge that the Preliminary Purchase Price has been established with reference to that certain unaudited balance sheet of Seller as of April 30, 1998 (the "Initial Balance Sheet"), a copy of which is attached hereto as Schedule 3.1(b). Immediately after the Closing Date, Purchaser and Seller will jointly prepare a balance sheet that reflects Seller's balance sheet as of the opening of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be completed no later than thirty (30) days following the Closing Date. The Closing Balance Sheet will be prepared in accordance with the same accounting procedures used in preparing the Initial Balance Sheet. The amounts set forth on the Closing Balance Sheet will be the basis for determination of the Final Purchase Price (as hereinafter defined) with no further right of either party to object to the Final Purchase Price. If Seller and Purchaser are unable to agree upon completion of the Closing Balance Sheet, Seller and Purchaser will submit such dispute to binding resolution before a nationally recognized firm of independent auditors mutually acceptable to Seller and Purchaser whose decision will be final and binding on the parties. The parties will split equally the cost of any third party auditing firm as used hereunder.

           (c) Calculation of Final Purchase Price. Immediately after the Closing Balance Sheet is finalized pursuant to Section 3.1(b) above, the parties shall calculate the "Final Purchase Price." Such Final Purchase Price shall be equal to the Preliminary Purchase Price diminished, on a dollar-for-dollar basis, by the amount, if any, that the carrying amount of the Purchased Assets reflected on the Closing Balance Sheet decreases from the carrying amount of the Purchased Assets reflected on the Initial Balance Sheet, by more than the sum of (x) One Hundred Thousand Dollars ($100,000) plus (y) five percent (5%) of the carrying amount of the Purchased Assets reflected on the Initial Balance Sheet.

           (d) Settlement Payments. In the event the Preliminary Purchase Price exceeds the Final Purchase Price, the Purchaser and Seller shall direct the Escrow Agent to pay the difference to the Purchaser, in immediately available funds from the Escrow Funds, together with interest at the rate earned on those Escrow Funds.

           (e) Payment and Settlement Not Remedy for Breach. The provisions provided in this Section 3.1 are intended to derive, and provide for payment and settlement of, the Final Purchase Price assuming compliance by both parties with the representations, warranties, covenants and agreements contained in this Agreement. Any breach of a representation, warranty, covenant or agreement shall be remedied by application of the indemnification provisions set forth in Article XIV of this Agreement.

                                   ARTICLE IV
                          ALLOCATION OF PURCHASE PRICE

      4.1 Allocation of Purchase Price. The Final Purchase Price shall be allocated by Purchaser, in accordance with generally accepted accounting principles and applicable Internal Revenue Service guidelines, among the Purchased Assets for all purposes, including the filing of all tax returns and Internal Revenue Service Form 8594, which shall be prepared by Purchaser upon final determination of the Final Purchase Price and delivered to Seller and thereupon incorporated into this Agreement as Schedule 4.1 hereto. The amount allocated to assets that result in ordinary income tax treatment to the Seller, in excess of the carrying amount of those assets on the Closing Balance Sheet, shall not exceed One Million Dollars ($1,000,000). Seller and Purchaser covenant and agree that each will prepare its tax returns employing the allocation made pursuant to Schedule 4.1 and will not take a position in any tax proceeding or audit inconsistent with such allocation.
Each party will promptly notify the other if the Internal Revenue Service or any other taxing authority proposes to challenge or revise such allocation.

                                   ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Purchaser that:

      5.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kentucky. Seller has all requisite power and authority to own, lease, license and operate its properties and assets, including the Purchased Assets, and to conduct the Business now owned, leased, licensed and operated by it. Seller is duly qualified, licensed and in good standing in each jurisdiction where the nature of its activities conducted in connection with the Business, or the character of the properties owned, leased or operated by it in connection with the Business, require such qualification or licensing.

      5.2 Corporate Authorization, Certain Corporate Actions, No Conflicts. Seller has all requisite power and authority to execute and deliver this Agreement and all necessary corporate proceedings have been taken to authorize the execution, delivery and performance by Seller of this Agreement and the transactions described herein. This Agreement has been duly authorized, executed and delivered by Seller, is the legal, valid and binding obligation of Seller, and is enforceable as to Seller in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. Neither the execution, delivery nor performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Seller's certificate of incorporation, bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment, or decree to which the Seller is a party or by which the Seller may be bound or affected.

      5.3 Financial Information. The unaudited financial statements of Seller for the fiscal years ended December 31, 1997 and December 31, 1996, respectively, and the unaudited financial statements of Seller for the four (4) month period ending April 30, 1998, complete copies of which have been provided to Purchaser: (a) are true and correct in all respects, and (b) fairly present in accordance with Generally Accepted Accounting Principles ("GAAP"), consistently applied, (i) the consolidated financial position of Seller as of said dates, and (ii) changes in financial position, stockholders' equity and cash flows, and the results of operations for such fiscal years. The foregoing financial statements are hereinafter referred to collectively as the "Historical Financial Statements."

      5.4 Operations of the Business; Adequacy of Purchased Assets. The Business is operated and conducted only through Seller by its officers and employees, and not through any direct or indirect subsidiary, affiliate, agent or representative of Seller. The Purchased Assets and the Excluded Assets comprise all the assets, properties and rights of every type and description used in or necessary to the operation of the Business in the ordinary course. No assets of Seller, other than Purchased Assets and Excluded Assets, are used by the Business. All machinery and equipment constituting part of the Purchased Assets are in good repair and working order, normal wear and tear excepted.

      5.5 Absence of Certain Changes or Events. Since April 30, 1998, there has not been any Material Adverse Change in the Condition of the Business (as defined in Section 5.29), or event or development likely to give rise to a Material Adverse Change in the Condition of the Business, and Seller has not, in any amount or manner: (a) sold, transferred, leased to others or otherwise disposed of any of the assets used in the Business, except for inventory sold in the ordinary course of business; (b) canceled or compromised any debt or claim, or waived or released any right of value relating to the Business; (c) received any notice of termination of any contract, lease or other agreement relating to the Business; (d) had any actual or threatened employee strikes, work stoppages, slow-downs or lockouts affecting the Business, or had any change in its relations with its key employees, agents, customers, or suppliers relating to the Business; (e) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, invention or similar right relating to the Business, or modified any existing right with respect thereto;
(f) made any change in the rate of compensation, commission, or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension, severance or vacation pay, to any officer, employee, salesman, distributor or agent of Seller relating to the operation of the Business, other than in the ordinary course of business; (g) made any capital expenditures or capital additions or betterments in respect of the Business in excess of an aggregate amount of Five Hundred Dollars ($500); (h) failed to replenish Seller's inventories and supplies in a normal and customary manner consistent with prudent business practices, or made any purchase commitment in excess of the normal, ordinary and usual requirements of the Business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice and prudent business practices; (i) made any loans or advances to any Person (as defined in Section 5.29) or assumed, guaranteed or otherwise become responsible for the obligations of any Person; (j) made any change in accounting methods;
or (k) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (j) above.

      5.6 Undisclosed Liabilities. Seller has no debts, liabilities or obligations, contingent, accrued or absolute, of a nature required by GAAP to be reflected on a consolidated balance sheet, other than those debts, liabilities or obligations reflected or reserved against in the balance sheets of the Seller included as part of the Historical Financial Statements, except for the matter identified on Schedule 5.7 hereto. Since December 31, 1997, Seller has incurred no debts, liabilities or obligations, contingent, accrued or absolute, of a nature required by GAAP to be reflected on a balance sheet of Seller, other than those in the ordinary course of the Business. A complete and accurate list of the employees of the Business as of the Closing Date, together with all amounts each such employee is now or will by the passage of time hereafter become entitled to receive on account of accrued vacation time, vacation pay or severance pay, attributable to the time prior to and through the Closing Date, including amounts that each such employee becomes entitled to receive as a result of the consummation of the transactions contemplated hereby, is provided on Schedule 5.6 attached hereto. All such amounts will be paid by Seller.

      5.7 Litigation; Orders. Except for the matter identified on Schedule 5.7 hereto, there is no claim, legal action, administrative proceeding, governmental investigation, arbitration or other proceeding pending, nor to Seller's Knowledge (as defined in Section 5.29), threatened, against Seller arising from or otherwise relating to the Business, and Seller has no reason to be aware of any basis for the same. There is no judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration) against Seller relating to the Business or that would prohibit the consummation of the transaction contemplated by this Agreement. No citations, fines or penalties have been asserted against Seller with respect to the Business since April 30, 1998, under any foreign, federal, state or local law.

      5.8 Intellectual Property. Schedule 5.8 contains a complete and correct list of all patents, trade names, trademarks, trademark registrations, service marks, registered user names and copyright, and applications for registration of the foregoing, both domestic and foreign, presently owned, possessed, used or held by Seller relating to the Business. All of the Intellectual Property (as defined in Schedule 1.1) is valid or in full force and effect and Seller has not received any notice or claim that any of the Intellectual Property is invalid or unenforceable by it. The Intellectual Property and Know-How (as defined in Schedule 1.1) are owned by Seller free and clear of any license, sublicense, agreement, right, understanding, judgment, order, decree, stipulation, lien, charge or encumbrance. The rights being transferred to Purchaser pursuant to this Agreement, including rights to the Intellectual Property, constitute all such rights necessary to produce, market and sell the products of the Business and to conduct the Business as currently conducted by the Seller. None of the Intellectual Property, the technology covered thereby or the Know-How has been misappropriated from any Person. Seller is not, in connection with the Business, infringing upon or otherwise acting adversely to any intellectual property owned by any other Person, and there is no claim or action by any Person pending, or to Seller's Knowledge threatened, with respect thereto. There is no infringement or improper use by any third party of the Intellectual Property or the Know-How relating to the Business, and there is no action or proceeding instituted by Seller pending in which an act constituting an infringement of any of the rights to such Intellectual Property or Know-How was alleged to have been committed by a third party. Seller has not taken or omitted to take any action that would have the effect of waiving any rights to any Intellectual Property or Know-How related to the Business. Schedule 5.8 lists all licenses, sublicenses or agreements relating to the use by third parties of the Intellectual Property and Know-How, or the use by the Business of the Intellectual Property of another Person, and there is no default under any such license, sublicense or agreement.

      5.9 Labor Matters. As of the date hereof, there is no collective bargaining agreement or any labor dispute, arbitration, lawsuit or administrative proceeding relating to labor matters involving employees of the Business. There is no labor strike or work stoppage pending or threatened, and none has occurred during the last five (5) years. The Business is in compliance with all applicable federal, state and local laws and regulations respecting employment and employment practices.

      5.10 Compliance with Laws. The conduct of the Business complies in all respects with all applicable statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. To Seller's Knowledge, there are no proposed laws, rules, regulations (including zoning regulations), ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings that would be applicable to the Business and that could have a Material Adverse Effect on the Condition of the Business.

      5.11 Insurance. Seller presently maintains liability insurance, including product liability, casualty, property loss and other insurance coverage upon its properties and related to the conduct of the Business, in such amounts, of such kinds and with such insurance carriers as are generally deemed appropriate and sufficient for companies of a similar size engaged in similar types of business and operations, and which will be sufficient to fully indemnify Purchaser from and against any claims, losses or expenses attributable to any actions or inactions of Seller prior to the Closing Date. Seller has provided Purchaser with: (i) a true and complete list of all policies of fire, liability, indemnity and other forms of insurance relating to Seller or the Business, whether currently in force or otherwise applicable to any current or future liabilities, setting forth the type and amount of coverage, policy number, policy periods and the status of premiums paid thereon; and (ii) a true and complete description of all product liability claims pertaining to Seller or the Business that have been brought against Seller during the immediately preceding five (5) years, detailing for each such claim, the claimant thereof, the basis therefor, and the status or ultimate resolution thereof, as applicable.

      5.12 Taxes. Seller has timely filed all federal, state, local and foreign income tax returns and other tax reports relating to the operations of the Business and required under applicable law to be filed on or prior to the date hereof. All taxes, assessments and other governmental charges relating to the income, receipts, payrolls, transactions, or capital of the Business reflected on such tax returns and reports that are due and payable have been or will prior to Closing be paid, other than those currently payable without penalty or interest. Without limiting the foregoing, Seller has paid all sales and use taxes due on account of operations of the Business or has obtained exemption certificates where applicable. Seller has filed all federal, foreign, state, local and other returns and reports with respect to employee income tax withholding and social security and unemployment taxes in compliance with applicable tax withholding provisions applicable to the Business. There are no existing deficiencies (or proposed deficiencies or adjustments) for any taxes, or interest or penalties thereon that have been asserted or proposed in writing or assessed against Seller relating to the Business by any governmental unit.

      5.13 Contracts.

           (a) There is no contract, agreement, commitment or arrangement ("Contract"), or any outstanding unaccepted offer ("Offer"), whether written or oral, express or implied, fixed or contingent, that affects any of the Purchased Assets or to which Seller is bound and which relates to the Business:

                     (i) that is or relates to a mortgage, indenture, security
                agreement or other agreement or instrument relating to the borrowing of money by, or any extension of credit either by or to, Seller;

                     (ii) that is or relates to a collective bargaining
                agreement or other union contract;

                     (iii) that contains or relates to covenants or other
                provisions limiting Seller's right to compete in any line of business or with any person or in any area;

                     (iv) that is or relates to a license agreement, either as
                licensor or licensee;

                     (v) that provides for or relates to any sharing of profits with others or any joint venture or similar enterprise;

                     (vi) that is or relates to a revocable or irrevocable
                power of attorney or proxy granted to any person for any purpose whatsoever;

                     (vii) that involves any remaining or unsatisfied
                obligation (A) to make capital expenditures (whether through the purchase of real or personal property or otherwise) involving Twenty-Five Thousand Dollars ($25,000) or more in the case of any one item or group of items, (B) to purchase goods involving Twenty-Five Thousand Dollars ($25,000) or more in the case of any one item or group of items, or (C) other than the contract referred to in Section 1.4(a) above, to supply products or provide services involving Twenty-Five Thousand Dollars ($25,000) or more in the case of any one item or group of items;

                     (viii) that involves any sales agency, manufacturer's
                representative, distributorship or marketing agreement that is not cancelable without cost or payment on not more than thirty
                (30) days' notice;

                     (ix) that relates to a lease or other arrangement relating to the Business to which Seller is a lessee of personal property or equipment other than as described on Schedule 5.13(a)(ix); or

                     (x) that is any other agreement, contract or commitment
                that in any case involves payment or receipts of more than Twenty-Five Thousand Dollars ($25,000) or that is in any way material to the Business.

             (b) Seller is not a party to: (a) any agreements with any executive officer or other key employee of the Business, (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Business of the nature of the transaction contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee, (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment; or (b) any other employee agreement or plan including, without limitation, any incentive or bonus plan, stock option plan, stock appreciation right plan or stock purchase plan.

             (c) Neither Seller nor any other party to a Contract is in breach thereof or default thereunder, and there does not exist any event, including the execution, delivery and performance of this Agreement and the transactions contemplated hereby, that, with the giving of notice or the lapse of time, would constitute such a breach or default, and all Contracts to which the Seller is a party that relate to the Business are in full force and effect. To the extent any Contract or Offer can be transferred only with the consent or approval of or notice to another party, such necessary consent, notice or approval has been obtained, or will be obtained, without cost to Purchaser prior to Closing.

      5.14 Receivables. All receivables relating to the Business (including accounts receivable, loans receivable and advances) that are reflected on the Seller's balance sheet as of December 31, 1997 have, and all receivables resulting from operations of the Business between December 31, 1997 and the Closing Date will have, arisen only from bona fide transactions in the ordinary course of the Business and (to the extent not already collected) are fully collectible when due, or in the case of each account receivable, within ninety
(90) days after it arose, without resort to litigation and without offset or counterclaim, except to the extent of the allowance for doubtful accounts with respect to accounts receivable as set forth or reflected on the Closing Balance Sheet.

      5.15 Inventories. The inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts that are reflected on the Seller's balance sheet as of December 31, 1997 (and not subsequently disposed of in the ordinary course of business) are, and all such inventories resulting from operations of the Business between December 31, 1997 and the Closing Date (and not subsequently disposed of in the ordinary course of business) will be, in all respects merchantable, or suitable and useable for the production or completion of merchantable products, for sale in the ordinary course of business, are valued at the lower of cost or market in accordance with GAAP and are sufficient but not excessive in order to meet the normal requirements of the Business (as well as the requirements referred to in Section 1.4(b) above), in each case subject to applicable reserves as required by GAAP for valuation, excess and obsolete inventory.

      5.16 Backlog. Schedule 5.16 lists all of Seller's Contracts to supply goods or services involving Five Thousand Dollars ($5,000) or more in the case of any one item or group of items that are not substantially complete on the
date of this Agreement.   Schedule 5.16 also sets forth, by Contract, the
current estimate of Seller of the total revenues remaining to be earned with respect to each such Contract and Seller's current estimate of the cost of completion and gross profit remaining. The list of Contracts described in this
Section 5.16 has been prepared by management of Seller on a reasonable basis consistent with past practices, and there is no fact or circumstance that casts doubt in any material respect on the accuracy or completeness thereof.

      5.17 Consents, Approvals, etc. To Seller's Knowledge, there are no filings required to be made by Seller with, and there are no consents, approvals, permits or authorizations required to be obtained by Seller from, governmental and regulatory authorities of the United States, the several states or any other jurisdiction in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

      5.18 Certain Payments; Absence of Certain Business Practices.   Neither
Seller nor any of its representatives or agents has made or will cause to be made by or on behalf of the Business, any payments, loans or gifts or promises or offers of payments, loans or gifts of any money or anything of value, directly or indirectly, (i) to or for the use or benefit of any official or employee of any government, (ii) to any political party or official or candidate thereof, (iii) to any other person either in advance or as a reimbursement if he or it knows or has reason to suspect that any part of such payment, loan or gift will be directly or indirectly given or paid by such other person, or will reimburse such other person for payments, gifts or loans previously made, to any governmental official or political party or candidate or official thereof, or (iv) to any other person or entity, the payment of which would violate the laws, or regulations having the force of law, of the United States or the country of domicile and/or residence of such party. Neither the Internal Revenue Service nor any other federal, state, local or foreign government agency or entity has notified Seller of any pending or threatened investigation of any payment made by or on behalf of the Business of, or alleged to be of, the type described in this Section 5.18.

      5.19 Licenses and Permits. To Seller's Knowledge, Seller has obtained and maintains all governmental licenses and permits necessary to conduct the Business. Such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated by this Agreement, and each of such licenses and permits can be transferred to Purchaser without consent or payment.

      5.20 Employee Benefit Plans and Employee Matters.

           (a) Schedule 5.20 lists each pension, retirement, profit sharing, deferred compensation, bonus and other incentive plan, other employee benefit programs, arrangements, agreements and understandings, medical, vision, dental and other health plans, life insurance and disability plans, and any other employee benefit plans, employment contracts and severance agreements including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") to which Seller contributes or is a party or is bound or under which it may have liability and under which employees or former employees of the Business (or their beneficiaries) are eligible to participate or derive a benefit ("Employee Benefit Plans"). Seller has delivered to Purchaser true, correct and complete copies of all Employee Benefit Plans. There are no claims, pending or threatened, based on asbestosis, carpal tunnel syndrome, hearing loss or impairment, extensive back injury or any other exposure or alleged exposure to cumulative trauma injuries or exposures, and there is no basis for the same.

           (b) All contributions required by law or collective bargaining agreement to have been made under any of the Employee Benefit Plans (without regard to any funding waivers granted under applicable law) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension). Neither the Seller nor any of the Purchased Assets is subject to any liability for or any lien with respect to any of the following: (i) excise taxes imposed under Chapter 43 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) liability to the PBGC under Title IV of ERISA; (iii) liability under ERISA Section 502 (other than claims for benefits in the ordinary course) or Section 4071; (iv) liability imposed under Title IV, Subtitle E of ERISA with respect to any "multiemployer plan" as defined in Section 3(37)(A) of ERISA; or (v) liability arising as the result of a failure to make required contributions under Section 412 of the Code or Section 302 of ERISA. No Employee Benefit Plan is a "welfare benefit plan" within the meaning of Section 3(l) of ERISA that provides for continuing benefits or coverage for any participant or any beneficiary of a participant after the participant's retirement or other termination of employment, except as may be required under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and proposed regulations thereunder and at the sole expense of the participant or the participant's beneficiary.

      5.21 Transactions with Interested Persons. No officer, director or affiliate of Seller owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any organization that has a contract, agreement, arrangement or commitment with Seller relating to the Business. Seller is not indebted to any director, officer, employee or agent of Seller, except for amounts due as normal salaries, commissions, wages, bonuses and in reimbursement of ordinary expenses on a current basis. Except as set forth on Schedule 5.21, no employee or agent of Seller is indebted to Seller except for advances for ordinary business expenses in a normal amount.

      5.22 Environmental Matters.

           (a) Without in any manner limiting the scope of the representations set forth elsewhere in this Agreement, the operations of the Business are in compliance in all material respects with, and Seller has not received oral or written, direct or indirect, notice of violations under, any federal, state or local environmental laws as enacted, re-authorized or amended, including by way of illustration, but not limited to (i) the Clean Air Act, 42 U.S.C. 7401 et seq., its implementing regulations and state analogues or equivalents to such act and regulations provided thereunder; (ii) the Clean Water Act, 33 U.S.C. 1251 et seq., its implementing regulations and state analogues or equivalents to such act and regulations provided thereunder; (iii) the Rivers and Harbors Act of 1899, 33 U.S.C. 401 et seq. and its implementing regulations; (iv) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., its implementing regulations and state analogues or equivalents to such act and the regulations provided thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. 2601-2629, and the regulations promulgated thereunder; (vi) the Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. 9601 et seq., as amended by the Superfund Amendment and Reauthorization Act of 1986 ("SARA" and "SARA, Title III"), subsequent amendments, revisions and regulations in effect on the date hereof, implementing regulations and state analogues or equivalents to CERCLA, SARA and SARA, Title III and regulations provided thereunder; (vii) all federal, state, and local statutes and regulations governing underground storage tanks; and (viii) all common law decisions restricting or regulating noise, air, or water emissions or discharge;

           (b) Schedule 5.22 identifies (i) all environmental audits or assessments or occupational health studies relating to property or facilities of the Business undertaken by governmental agencies or by employees, agents, or independent contractors working at the request of a federal, state or local government agency, (ii) properties and facilities of the Business with respect to which Seller or the Business has received oral or written communication from a federal, state or local environmental agency (or their designees) in the last five (5) years or concerning which a violation has at any time in the past been brought, but which has not been formally resolved, and (iii) all claims made or attributions, warnings or reports relating to or arising under the Occupational Safety and Health Act during the past five (5) years;

           (c) There has not been, and is not occurring, any "release" of any "hazardous substance" on real estate presently occupied by the Business, nor has Seller any reason to believe such a "release" either is occurring or has occurred in the past at any such facility. For purposes of this provision the terms "release" and "hazardous substance" shall have the same meaning as those terms are given in CERCLA at 42 U.S.C. 9601 (22) and (14), respectively, except that the terms shall include petroleum, gasoline (leaded or unleaded), oil, fuel, diesel fuel, petroleum solvents, or crude oil or, any fraction thereof, whether or not it is specifically listed or designated as a hazardous substance under Sections A through F of 42 U.S.C. 6901 (14) or any state equivalent of that exclusion;

           (d) The Business has not sent wastes to a site that, pursuant to CERCLA or any similar state or federal law (i) has been placed on the "National Priorities List" (the "NPL") of hazardous waste sites or state equivalent of the NPL or (ii) is subject to a claim, administrative order, or other request to take "removal" or "remedial" action as those terms are defined under CERCLA at 42 U.S.C. 9601 (23) and (24), regardless of whether such claim, order or request is made pursuant to a validly enacted federal, state or local statute or regulation;

           (e) Schedule 5.22 sets forth all environmental licenses, permits, approvals, authorizations, exemptions, classifications, certificates and registrations (collectively the "Permits") in existence with respect to and necessary to continue to operate the Business consistent with past practice and at historical levels, together with a description of any compliance schedules relating thereto. All such Permits are in full force and effect and there does not exist under any of them or under any compliance schedule, any default, event of default, or event which, with notice or lapse of time or both, would constitute an event of default; and

           (f) Schedule 5.22 identifies (i) all on-site and off-site locations where the Business has stored, disposed or arranged for the disposal of hazardous substances or wastes, (ii) all underground storage tanks, and the capacity and contents of such tanks, located on the real property owned by the Seller or any leased property, (iii) all asbestos contained in or forming part of any building, building component, structure or office space owned or leased by Seller pertaining to the Business, and
      (iv) all polychlorinated biphenyls used or stored at any property owned or leased by Seller pertaining to the Business.

     5.23 Defects in Products or Designs. There are no defects in the design or manufacture of any of the products of the Business ("Products"), designed, manufactured or sold by the Business that would adversely affect the performance or quality of the Products to any third parties (excluding normal-course warranty obligations).

      5.24 Products. Schedule 5.24 sets forth the warranty experience of Seller since December 31, 1996. The Products manufactured and sold by Seller have been designed and manufactured in compliance with all regulatory, engineering, industrial and other codes generally recognized as being applicable thereto. There have been no product recalls or material defects in the design or manufacture of any Products sold by Seller (excluding normal-course warranty obligations) that would materially and adversely affect the performance or quality of such Products.

      5.25 Properties. Seller has good, marketable and legal title, or holds by valid and existing leases or licenses, free and clear of all mortgages, pledges, liens, or security interests, to each piece of its real and personal property, except for such imperfections of title, mortgages, pledges, liens, or security interests that are not material to Seller's ability to perform its obligations hereunder. All such leases and other agreements are legal, valid, and effective in accordance with their terms, and there does not exist thereunder any default or event or condition which, after notice, lapse of time or both, would constitute a default thereunder by any party thereto.

      5.26 Letters of Credit, Surety Bonds, Guarantees. There are no letters of credit, performance or payment bonds, guaranty arrangements and surety bonds of any nature, issued by or on behalf of the Seller, relating to the Business.

      5.27 All Material Information; Disclosure. All material facts concerning the Business have been disclosed to Purchaser, and no representation or warranty made herein by Seller, and no statement contained in any certificate or other instrument furnished or to be furnished to Purchaser in connection with the transaction contemplated by this Agreement (all of which statements shall be deemed to have been made by Seller for all purposes of this Agreement), contains or will contain any untrue statement of a material fact or omits or will omit to state any material facts necessary to make the information contained therein not misleading or necessary in order to provide a prospective purchaser of the Business with adequate information as to the condition, properties, assets, liabilities, business and prospects of the Business, and Seller has disclosed to Purchaser in writing all material facts known to it relating to the same.

      5.28 Brokers. The Seller has not entered into any arrangement for the provision of services in connection with this Agreement or the transactions contemplated hereby that may give rise to an obligation to pay any brokers' or finders' fees or other commissions.

      5.29 Certain Defined Items. References in Article V and elsewhere in this Agreement to (i) "Seller's Knowledge" shall mean the facts and circumstances that Seller knew or should have known after appropriate inquiry; (ii) "Material Adverse Change in the Condition of the Business" or "Material Adverse Effect on the Condition of the Business" shall mean a change or effect that likely would, independently or in combination with other changes or events, have a material adverse change or effect on the business, assets, properties, financial condition, results of operations or prospects of the Business; and (iii) "Person" shall mean any individual, corporation, partnership, proprietorship or other entity of any kind.


                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller that:

      6.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and operate its properties and assets and to conduct the businesses now conducted by it.

      6.2 Corporate Authorization, Certain Corporate Actions, No Conflicts. Purchaser has all requisite power and authority to execute and deliver this Agreement and all necessary corporate proceedings have been taken to authorize the execution, delivery and performance by Purchaser of this Agreement and the transaction described herein. This Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable as to Purchaser in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. Neither the execution, delivery or performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Purchaser's certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment, or decree to which Purchaser is a party or by which Purchaser may be bound or affected.

      6.3 Litigation; Orders. As of the date hereof, there is no judgment or outstanding order, injunction, decree, stipulation or award against Purchaser that would prohibit the consummation of the transaction contemplated by this Agreement.

      6.4 Consents, Approvals, etc. No filings are required to be made by Purchaser with, and no consents, approvals, permits or authorizations are required to be obtained by Purchaser from, governmental and regulatory authorities of the United States, the several states or any other jurisdiction in connection with the execution and delivery of this

Agreement by Purchaser and the consummation by Purchaser of the transaction contemplated hereby.

      6.5 Brokers. Purchaser has not entered into any arrangement for the provision of any services in connection with this Agreement or the transactions contemplated thereby that may give rise to an obligation to pay brokers' or finders' fees or other commissions.


                                  ARTICLE VII
                      CONDUCT OF BUSINESS PRIOR TO CLOSING

       7.1 Conduct of the Business. Prior to the Closing, Seller shall conduct the business and affairs of the Business only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve the assets and properties of the Business in good condition and repair and maintain insurance thereon in accordance with present practices, and, except as otherwise agreed by Purchaser and Seller, will use its best efforts to: (i) preserve the Business intact, (ii) keep available to Purchaser the services of the present employees, agents, and independent contractors of the Business,
(iii) preserve for the benefit of Purchaser the goodwill of the suppliers, customers, landlords and others having business relations with the Business, and (iv) obtain, with the assistance and cooperation of Purchaser, the consent of any lessor or other party to any lease or contract with Seller where the consent of such lessor or other party may be required by reason of the transaction contemplated hereby. Without limiting the generality of the foregoing, prior to the Closing, Seller will not, without Purchaser's prior written approval: (i) enter into or modify any contract, agreement, commitment or any other understanding or arrangement relating to the Business; or (ii) perform, take any action or incur or permit to exist any act, transaction, event, or occurrence of any type that would have been inconsistent with the representations and warranties of Seller set forth in Section 5 hereof had the same occurred prior to the date hereof. THE FOREGOING NOTWITHSTANDING, Seller's increase in accounts payable, and a resulting increase in inventory levels, for the purpose contemplated by Section 1.4(b) above shall not be deemed to violate this provision.

      7.2 Changes in Information. Seller shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Article V, elsewhere in this Agreement or the schedules or exhibits referred to herein that occurs prior to the Closing.

      7.3 Contracts and Policies. Seller shall consult with Purchaser with respect to (i) the cancellation of contracts, agreements, commitments or other understandings or arrangements to which Seller is a party relating to the Business including, without limitation, purchase orders for items of inventory and commitments for capital expenditures or improvements, and (ii) Seller's purchasing, pricing or selling policies (including, without limitation, selling merchandise at discounts); provided, however, that nothing contained in this Section shall require Seller to take or fail to take any action that, in Seller's reasonable judgment, is likely to give rise to a penalty or claim for damages by any third party against Seller, or is likely to result in losses to Seller, or is otherwise likely to prejudice in any material respect, or unduly interfere with the conduct of, Seller's business operations in the ordinary course consistent with prior practice, or is likely to result in a breach by Seller of any of its representations, warranties, or covenants contained in this Agreement (unless any such breach is first waived in writing by Purchaser).


                                  ARTICLE VIII
                      ACCESS TO INFORMATION AND DOCUMENTS

      8.1 Access Prior to Closing. Upon reasonable notice and during regular business hours, Seller will give Purchaser and Purchaser's attorneys, accountants and other representatives full access to the personnel and all properties, documents, contracts, books and records of Seller relating to the Business or the Purchased Assets and will furnish Purchaser with copies of such documents (certified by Seller's officers if so requested) and with such information with respect to the affairs of the Business as Purchaser may from time to time request. Any such furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representation or warranty made in this Agreement or in connection herewith or pursuant hereto. Seller shall keep Purchaser informed as to the affairs of the Business and to consult with the representatives of Purchaser on important matters pertaining to the Business and the Purchased Assets.

      8.2 Access After Closing.

           (a) After the Closing Date, upon reasonable notice and during regular business hours, Seller will give Purchaser and its attorneys, accountants and other representatives full access to all properties, documents, contracts, books and records of Seller relating to the Business or the Purchased Assets. In connection herewith, Seller hereby agrees to retain all such books and records for a period of not less than five (5) years after the Closing Date in order to afford Purchaser such access, and Purchaser shall have the right at any time to make copies thereof. If Seller wishes to destroy any such books or records at any time during such period, Seller shall give Purchaser not less than sixty
      (60) days' prior written notice thereof, whereupon Purchaser may elect to take possession of such books and records. In addition, Seller shall provide Purchaser with access to any officers, employees and agents of Seller as may be necessary in connection with the prosecution or defense of any tax audits or third party claims, suits or actions by or against Purchaser.

           (b) After the Closing Date, upon reasonable notice and during regular business hours, Purchaser will give Seller reasonable access to any records and files of the Business transferred pursuant to this Agreement, relating to a period prior to the Closing Date, and to any employees of Purchaser formerly employed by Seller as may be necessary in connection with the prosecution or defense of any tax audits or third party claims, suits or actions by or against Seller relating to the Business.


                                   ARTICLE IX
                                   EMPLOYEES

      9.1 Employee-Related Liabilities. Purchaser will assume no employee-related liabilities or expenses based on events or pursuant to service by employees of Seller prior to the Closing Date, nor will Purchaser be liable, directly or by way of reimbursement, for any accrued vacation pay due Seller's employees for any time prior to July 6, 1998. Seller will not file Form UI-21 or any similar notice with the Kentucky Department of Employment Services nor discontinue any worker's or unemployment compensation insurance coverage or other existing employee-related benefit programs until such time as all of Seller's post-closing services for Purchaser hereunder have been completed.


                                   ARTICLE X
                              ADDITIONAL COVENANTS

      10.1 Name Change. As soon as possible after Closing, Seller shall change its name to a name which is not similar to "Anesco, Inc." or any derivation thereof, and shall discontinue use thereof.

      10.2 Post-Closing Services. From and after the Closing Date, pending Purchaser's removal of the Purchased Assets from Seller's premises in Georgetown, Kentucky to Purchaser's facility in Waukesha, Wisconsin, Seller will continue the conduct of the Business on a sub-contract basis in the name and for the benefit of Purchaser. For such services, Purchaser will reimburse Seller, on a dollar-for-dollar basis, for Seller's expenses for rent, utilities, maintenance and upkeep, insurance (including worker's and unemployment compensation insurance), payroll costs and taxes (including benefits and claims costs relating to the post-Closing period) and any other direct, out-of-pocket expenses incurred by Seller (but none of the foregoing in excess of current rates, other than as agreed in advance by the parties). In addition, upon withdrawal from Seller's premises, Purchaser will pay Seller an additional amount equal to the aggregate weekly straight-time salary of each of Seller's employees who is not becoming an employee of Purchaser and who has remained in the employ of the Seller from the Closing Date to such date of withdrawal. In such undertaking, Seller shall retain all liability and responsibility for its employees and any employment-related claims. Purchaser shall reimburse Seller only for the actual time during which Purchaser makes use of such facilities. Subject to Purchaser's performance of its obligations hereunder, Seller will protect Purchaser and hold it harmless from any lien or assertion of lien or adverse interest on property or assets of Purchaser on Seller's premises, whether asserted by the owner of such property or any other party. Purchaser agrees to indemnify Seller for any liability exceeding Seller's CGL insurance coverage.

                                   ARTICLE XI
                               FURTHER ASSURANCES

      11.1 Further Assurances. After the Closing and for no further consideration, Seller shall (a) perform all acts (including, without limitation, the use of Seller's commercially reasonable efforts to enable Purchaser to accomplish transfer of registration, permits, approvals, and the like as contemplated by this Agreement), and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as Purchaser or its counsel may reasonably request, in each case, to vest in Purchaser or protect Purchaser's right, title and interest in, and enjoyment of, the Purchased Assets.


                                  ARTICLE XII
                             BULK SALES COMPLIANCE

      12.1 Bulk Sales Compliance. Purchaser hereby waives compliance by Seller with the provisions of the bulk sales laws of any state, and Seller warrants and agrees to give prompt notice immediately following the Closing to, and pay and discharge when due all claims of, creditors (including any governmental agencies and taxing authorities) that could be asserted against Purchaser by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Purchaser. Seller hereby agrees to indemnify and hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any loss, liability, cost or expense including, without limitation, reasonable attorneys' fees, suffered or incurred by Purchaser by reason of the failure of Seller to pay or discharge any such claim. Seller shall furnish to Purchaser such evidence as Purchaser may reasonably request in order to confirm that Seller has complied with the provisions of this Article.


                                  ARTICLE XIII
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

      13.1 Conditions to Obligations of Each Party. The respective obligations of Seller and Purchaser to consummate the transactions contemplated by this Agreement are subject to the conditions that: (a) there shall be no decision by any court or administrative body restraining, enjoining or otherwise preventing the consummation of the transactions contemplated hereby; and (b) the parties will have received all necessary approvals and clearances.

      13.2 Conditions Precedent to Purchaser's Obligations. All obligations of Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Seller shall exert its reasonable commercial effort to cause each such condition to be so fulfilled:

           (a) All representations and warranties of Seller contained herein or in any document delivered pursuant hereto shall be true and correct in all respects as of the date hereof, and shall then be true and correct in all respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein;

           (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Seller at or before the Closing Date shall have been duly and properly performed in all respects;

           (c) There shall not have occurred any Material Adverse Change in the Condition of the Business;

           (d) Purchaser shall have received an opinion of Kinkead, Stilz & Alford, legal counsel to Seller, dated the Closing Date, substantially in the form of Exhibit B;

           (e) Seller shall have delivered to Purchaser at the Closing the Bill of Sale and Assignment in the form of Exhibit C, and all other documents, certificates and agreements necessary to transfer to Purchaser good, marketable and legal title to the Purchased Assets, free and clear of any and all liens thereon including, without limitation:

                 (i) assignments of all Intellectual Property, Contracts and other agreements of Seller dated the Closing Date, assigning to Purchaser all of Seller's right, title and interest in and to all such Intellectual Property, Contracts and agreements, with any required consent endorsed thereon;

                 (ii) certificates of title to all motor vehicles to be
            transferred to Purchaser hereunder, duly endorsed for transfer to Purchaser as of the Closing Date; and

                 (iii) assignments of all leases with any required consents of the lessors endorsed thereon;

             (f) All corporate and other proceedings of Seller in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments, or copies thereof (certified if requested) as may be reasonably requested;

             (g) This Agreement and the transactions contemplated hereby shall have been approved by Purchaser's Board of Directors;

             (h) The results of Purchaser's due diligence review shall be satisfactory to Purchaser;

             (i) All permits and licenses necessary for the conduct of the Business shall have been transferred to Purchaser; and

             (j) Purchaser shall have entered into Employment Agreements with certain key employees of the Business for their continued employment as Purchaser shall require, in the form of Exhibit D as attached hereto.

      13.3 Conditions Precedent to Seller's Obligations. All obligations of Seller at the Closing are subject, at the option of Seller, to the fulfillment of each of the following conditions at or prior to the Closing Date, and Purchaser shall exert its reasonable commercial efforts to cause each such condition to be so fulfilled:

           (a) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all respects when made and as of the Closing;

           (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all respects; and

           (c) All corporate and other proceedings by Purchaser in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received all such documents and instruments, or copies thereof (certified if requested) as may reasonably be requested.


                                  ARTICLE XIV
                                INDEMNIFICATION

     The indemnification provisions set forth in this Article XIV are independent of and in addition to any purchase price adjustment contained in
Article III of this Agreement and any other provision of this Agreement.

      14.1 Seller's Indemnification. Seller hereby agrees to indemnify and hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for):

           (a) any and all loss, liability, or damage, including reasonable attorneys' fees and expenses (collectively "Damages") suffered or incurred by Purchaser by reason of any untrue representation, breach of warranty or non-fulfillment or non-performance of any covenant or agreement of Seller contained herein or in any certificate, document or instrument delivered to Purchaser pursuant hereto or in connection herewith;

           (b) any and all Damages suffered or incurred by Purchaser in respect of or in connection with any liabilities of Seller not expressly assumed by Purchaser including, without limitation, any Damages arising out of or relating to the conduct of the Business prior to the Closing Date, and claims of, or relating to, Seller's employees, including those engaged in providing Seller's services pursuant to Section 10.2 hereof; and

           (c) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

      14.2 Purchaser's Indemnification. Purchaser hereby agrees to indemnify and hold Seller harmless from, against, and in respect of (and shall on demand reimburse Seller for):

           (a) any and all Damages suffered or incurred by Seller by reason of any untrue representation, breach of warranty or non-fulfillment or nonperformance of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Seller pursuant hereto or in connection herewith;

           (b) any and all Damages suffered or incurred by Seller in respect of or in connection with liabilities or obligations expressly assumed by Purchaser;

           (c) any and all Damages suffered or incurred by Seller by reason of or in connection with any claim for finders' or brokers' fees or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby; and

           (d) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses including, without limitation, reasonable attorneys' fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or oppose the imposition thereof, or in enforcing this indemnity.

      14.3 Limitations on Indemnification.

           (a) Notwithstanding the other provisions of this Article XIV, Seller shall not be liable to indemnify Purchaser for Purchaser's Damages and Purchaser shall not be liable to indemnify Seller for Seller's Damages, arising from or relating to a breach of representation or warranty set forth in this Agreement unless the Indemnified Party (as hereinafter defined) notifies the Indemnifying Party (as hereinafter defined) in writing of its claim or potential claim for indemnification not later than the day that is thirty-six (36) months after the Closing Date, and except as set forth in subsection (b) below or Article XV.

           (b) The limitations in Section 14.3(a) shall not apply to any claim by a party for indemnification based on Purchaser's failure to receive good title to any personal property included in the Purchased Assets or to any other breach of the representation contained in Section 5.25, nor to any breach of a representation relating to compliance with laws, taxes or environmental matters as set forth in Sections 5.10, 5.12 and 5.22.

      14.4 Procedure.

           (a) In order for a party (the "Indemnified Party"), to be entitled to any indemnification provided under this Agreement in respect of, arising out of or involving a claim made by any third party against the Indemnified Party (a "Third Party Claim"), such Indemnified Party shall notify the other party (the "Indemnifying Party") in writing of the Third Party Claim within twenty (20) business days after receipt by such Indemnified Party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual monetary prejudice as a direct or indirect result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

           (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it acknowledges in writing its obligations to indemnify the party seeking indemnification and so chooses to assume the defense thereof, it may do so with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than after the 20-day period described in Section 14.4(a) if the Indemnified Party shall have failed to give notice of the Third Party Claim). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will consent to any settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend and that by its terms involves the payment of money only and which the Indemnifying Party will pay in full in connection with such Third Party Claim. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld.


                                   ARTICLE XV
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

      15.1 Survival. All statements, representations and warranties made by each of the parties hereto shall survive the Closing for a period of twenty-four (24) months, except the representations contained in Sections 5.25, 5.10, 5.12 and 5.22, which shall survive indefinitely thereafter. All indemnities, covenants and agreements made herein shall survive for the period expressly indicated herein, or, if not so indicated, indefinitely.


                                  ARTICLE XVI
                                 MISCELLANEOUS

      16.1 Entire Agreement; Modification. This writing constitutes the entire agreement of the parties with respect to the subject matter and supersedes any prior agreements, oral or written, with respect thereto and may not be modified, amended or terminated except by written agreement specifically referring to this Agreement and signed by each party hereto.

      16.2 Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, sent by express mail, or overnight courier service or first class registered mail, return receipt requested, or telefaxed (with a copy also sent by express mail or overnight courier services) addressed to parties at the addresses set forth below or at such other address as any party may specify by notice to the other parties, or, in the case of a telefax, to the telefax number indicated:

             If to Purchaser:  SurgiVet, Inc.
                               N7 W22025 Johnson Drive
                               Waukesha, Wisconsin  53186
                               Attention:  Ann M. Johnson
                               Telefax:  414-513-9069

             with a copy to:   Holleb & Coff
                               55 East Monroe Street, Suite 4100
                               Chicago, Illinois  60603
                               Attention:  Stephen A. Marcus, Esq.
                               Telefax:  312-807-3900

             If to Seller:     Anesco, Inc.
                               115 Etter Lane
                               Georgetown, Kentucky  40324
                               Attention:  John Engle
                               Telefax:  502-867-0390

             with a copy to:   Kinkead, Stilz & Alford
                               PNC Bank Plaza, Suite 300
                               200 W. Vine Street
                               Lexington, Kentucky 40507
                               Attention:  D. Barry Stilz
                               Telefax:  606-255-1965

      16.3 Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      16.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of each party hereto, its successors and assigns.

      16.5 Numbers and Headings. The section and paragraph numbers and headings contained herein are for the purposes of reference and convenience only and are not intended to define or limit the contents of said paragraphs or sections.

      16.6 Exhibits and Schedules. The exhibits and schedules referred to herein are hereby incorporated by reference as if set out in full and form an integral part of this Agreement.

      16.7 Further Actions. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

      16.8 Transaction Taxes. Seller will pay all sales, transfer and documentary taxes, if any, and any and all further taxes arising by virtue of the sale, transfers and deliveries to be made to Purchaser as contemplated hereby. Gains, income and similar taxes shall be paid by the entity or person on which such tax is imposed.

      16.9 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

      16.10 Expenses. Subject to any express provisions of this Agreement to the contrary, each party shall bear the expenses, costs and fees incurred by it in connection with the transactions contemplated hereby, whether or not the transaction shall be consummated. Any such payments by Seller shall be made out of Seller's assets other than the Purchased Assets and shall not reduce the Purchased Assets being transferred hereunder.

      16.11 Validity of Provisions. If any provision of this Agreement or any agreement referenced herein shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections, or, subsections of this Agreement or any other agreements referenced herein shall not affect the remaining portions thereof.

      16.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein.

      16.13 Consent to Jurisdiction and Waiver of Jury Trial. The parties hereto hereby consent to the exclusive jurisdiction of any federal or state court situated in Waukesha County, Wisconsin, and waive any objection based on lack of personal jurisdiction, improper venue or forum non convenience with regard to any actions, claims, disputes or proceedings related to this Agreement or any other document delivered pursuant thereto. In addition, the parties hereto waive their rights to a jury trial in any judicial proceedings involving, directly or indirectly, in any matter in any way arising out of, related to or connected with this Agreement whether sounding in contract, tort or otherwise.

     16.14 Risk of Loss. The risk of any loss, damage, impairment, confiscation or condemnation of the Purchased Assets, or any part thereof, shall be upon the Seller at all times prior to the Closing Date. In any such event, the proceeds of, or any claims or any loss payable under, Seller's insurance policy, judgment or award with respect thereto shall be payable to Seller, which shall repair, replace or restore any such property to Purchaser's reasonable satisfaction as soon as possible after its loss, impairment, confiscation or condemnation, or make such other provision as the parties may agree.

     IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

                                    PURCHASER:

                                    SURGIVET, INC.


                                    By:  /s/ Frank Katarow
                                         -------------------------

                                    Its: President
                                         -------------------------


                                    SELLER:

                                    ANESCO, INC.


                                    By:  /s/ John Engle
                                         -------------------------

                                    Its: President
                                         -------------------------


                                    By:  /s/ Jeff Baker
                                         -------------------------

                                    Its: Vice President
                                         -------------------------

                                    ANNEX VI


                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report(Date of earliest event reported)   September 8, 1998
                                               --------------------------------


                           Biochem International Inc.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-10005                        39-1272816
-------------------------------------------------------------------------------
(State or other                 (Commission                       (IRS Employer
jurisdiction of                 File Number)                      Identification
incorporation)                                                    Number)


N7 W22025 Johnson Road, Waukesha, Wisconsin                       53186
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code    (414) 542-3100
                                                  -----------------------------

N/A
-------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     The registrant issued the following press release on September 8, 1998:


"FOR IMMEDIATE RELEASE                           Contact: Mary Hamkins
                                                          414-542-3100


Waukesha, Wisconsin
September 8, 1998

BIOCHEM INTERNATIONAL INC. (BCI) of Waukesha, Wisconsin, has entered into acquisition discussions with Smiths Industries plc, a United Kingdom based avionics, medical systems and specialized industrial products manufacturer, for the acquisition of the Company at an indicated value of $83 million. Based on the Company's current outstanding capitalization, this would provide a price of approximately $6.30 per share to the Company's shareholders.

Following preliminary discussions with the Company and its principal shareholders (together holding three-quarters of BCI's outstanding common stock) the parties are negotiating an agreement to merge BCI into a Smiths Industries US subsidiary. The negotiations are based on 100% of the share capital, payable in cash and subject to the outcome of due diligence inquiries currently in progress. BCI has net assets of $22 million, including $10 million of cash. For the year ended June 30, 1998, the Company earned operating profits of $7.3 million.

"While there are a number of legal qualifications and conditions for completion of the acquisition, such as the approval by BCI shareholders following normal SEC procedure and US regulatory approval under the Hart-Scott-Rodino Act, we wanted our shareholders, customers and suppliers to be fully aware of the current interest being focused on the Company," noted David H. Sanders, Chairman and CEO of BCI. "We look forward to assisting Smiths and its representatives with these matters to conclude the transaction as soon as possible."

BCI designs, manufactures and distributes, on a world-wide basis, a broad range of patient monitoring equipment used in the monitoring of respiration, blood gases, exhaled gases, anesthetic agent gases and related cardiovascular/ pulmonary functions, primarily through non-invasive real time monitoring. Through its SurgiVet subsidiary, the Company has recently extended its product line for use in the rapidly growing veterinary markets, including gas anesthesia machines, ventilator products and related accessories.

Smiths Industries, through its Smiths Industries Medical Systems Group, is one of the world's leading suppliers of medical devices and equipment targeted mainly for use in operating rooms, intensive care units and critical care departments in hospitals, but also has significant shares of a number of specialist niche markets in home health care, dentistry and veterinary supplies.

BCI employs around 120 people and has an experienced senior management team who will remain with the Company at its present location as part of Smiths Industries.

Biochem International is traded on the over the counter Bulletin Board as BCHM."



                            [signature page follows]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                       BIOCHEM INTERNATIONAL INC.
                                       (Registrant)

DATE: September 8, 1998                By: /s/ David H. Sanders
                                           -------------------------------

                                       Name: David H. Sanders
                                       Title: Chairman

                                   ANNEX VII


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       October 9, 1998
                                                --------------------------------

                           Biochem International Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                        0-10005                39-1272816
--------------------------------------------------------------------------------
(State or other                     (Commission                   (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                    Number)


N7 W22025 Johnson Road, Waukesha, Wisconsin                       53186
--------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code       (414) 542-3100
                                                  ------------------------------

N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

        On October 9, 1998, the registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement") by and among the registrant, Smiths Industries, Inc., a Florida corporation ("Buyer"), BCI Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer, Smiths Industries plc, a corporation organized under the laws of England and Wales, David H. Sanders, individually, David H. Sanders, as Trustee of the David H. Sanders Revocable Trust U/A dated April 9, 1982, and Ruth Dunbar Davee, as Successor Trustee of the Ken M. Davee Trust U/A dated August 16, 1990.

        The aggregate consideration to be received by the stockholders of the registrant in connection with the merger will be $83,000,000. Based on the registrant's current outstanding capitalization, the merger consideration will provide a price of approximately $6.28 per share to the registrant's stockholders. The merger consideration will be paid by Buyer entirely in cash.

         The registrant is preparing to take the actions necessary to consummate the merger in accordance with applicable laws and its governing documents, including, without limitation, to call, give notice of, convene and hold a meeting of its stockholders to consider and vote upon the approval and adoption of the Merger Agreement and the transactions contemplated thereby and to make all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The registrant is currently preparing to file an Information Statement and Notice of Appraisal Rights relating to the merger transaction with the United States Securities and Exchange Commission (the "SEC").

         Provided that various conditions to the obligations of all of the parties to the Merger Agreement to close the merger transaction will be satisfied or waived, the meeting of the registrant's stockholders and the closing of the merger transaction is currently expected to take place in late November or early December of this year.

         Additional detail relating to the terms and conditions of the Merger Agreement will be provided to the registrant's stockholders in the Information Statement and Notice of Appraisal Rights, which the registrant anticipates will be filed with the SEC in preliminary form shortly.

                            [signature page follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        BIOCHEM INTERNATIONAL INC.
                                        (Registrant)


DATE:  October 14, 1998                 By: /s/ David H.Sanders
                                           -------------------------------------

                                        Name:  David H. Sanders
                                        Title: Chairman

                                  ANNEX VIII

                                                                      CONFORMED

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 10-Q

            X Quarterly Report Pursuant to Section 13 or 15(d) of the
           --
                        Securities Exchange Act of 1934

                For the quarterly period ended September 30, 1998

           _ Transition Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           Commission File No. 0-10005


                           BIOCHEM INTERNATIONAL INC.

A DELAWARE CORPORATION                               IRS EMPLOYER IDENTIFICATION
                                                           NO. 39-1272816



Address                                                         Telephone Number
-------                                                         ----------------
N7 W22025 Johnson Road                                          (414) 542-3100
Waukesha, WI  53186-1856


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                       -


The number of shares outstanding of the Company's Common Stock, par value $.02, on September 30, 1998 was 13,050,282.

                         PART I. FINANCIAL INFORMATION
                                 ---------------------

ITEM 1.  FINANCIAL STATEMENTS
         --------------------

                           BIOCHEM INTERNATIONAL INC.
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)

                                                                                    September 30              June 30
                                                                                        1998                    1998
                                                                                --------------------         ----------
                  ASSETS
Current Assets:
         Cash and cash equivalents                                                       $11,148,825       $ 13,323,922
         Accounts receivable, less $137,359 and $100,000 allowance
                  for doubtful accounts, respectively                                      3,954,616          3,656,363
         Inventories                                                                       4,845,707          3,856,206
         Deferred income taxes                                                               295,000            295,000
         Income taxes recoverable                                                             -                 327,382
         Prepaid expenses                                                                     85,311             71,632
                                                                                        ------------       ------------
         Total Current Assets                                                             20,329,459         21,530,505

Investment, held for trust                                                                 1,845,000          1,845,000
Property, plant and equipment, net                                                         3,786,630          4,552,103
Intangible Asset                                                                           3,258,830             22,916
Other                                                                                          9,168              8,104
                                                                                        ------------       ------------

         Total Assets                                                                   $ 29,229,087       $ 27,958,628
                                                                                        ============       ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
         Accounts payable, trade                                                         $ 2,483,329         $2,147,765
         Accrued liabilities:
              Salaries, wages and commissions                                                629,349            775,060
              Other                                                                          208,253            203,279
              Income taxes                                                                   146,618            -
                                                                                       -------------       ------------

         Total Current Liabilities                                                         3,467,549          3,126,104

Stockholders' Equity:
         Common Stock, $.02 par value                                                        262,006            262,006
         Additional Paid-in Capital                                                       11,744,179         11,744,179
         Retained Earnings                                                                14,095,778         13,166,764
         Less:  Treasury Stock                                                              (187,500)          (187,500)
         Less:  Receivable from shareholders                                                (152,925)          (152,925)
                                                                                       --------------      -------------

         Total Stockholders' Equity                                                       25,761,538         24,832,524
                                                                                       -------------       ------------


         Total Liabilities and Stockholders' Equity                                    $  29,229,087       $ 27,958,628
                                                                                       =============       =============


The accompanying notes are an integral part of these financial statements.

                           BIOCHEM INTERNATIONAL INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)


                                                                                              Three Months Ended
                                                                                                  September 30
                                                                                             1998              1997
                                                                                      ------------------------------------
Revenues:
      Net sales                                                                          $  6,925,174      $  7,420,457
      Other income                                                                            220,301           178,390
                                                                                           ----------      ------------
            Total Revenues                                                                  7,145,475         7,598,847

Costs and Expenses:
      Cost of goods sold                                                                    3,012,949         3,221,349
      Selling, general and administrative                                                   2,123,954         1,701,624
      Engineering, regulatory and development                                                 577,558           481,484
                                                                                           ----------      ------------
             Total Costs and Expenses                                                       5,714,461         5,404,457
                                                                                           ----------      ------------

Income before income tax expense                                                            1,431,014         2,194,390

Income tax expense:
      Current                                                                                 502,000           868,898
      Deferred                                                                                  -               -
                                                                                           ----------      ------------

Net Income                                                                                 $  929,014      $  1,325,492
                                                                                           ==========      ============

Basic earnings per share                                                                       $  .07           $   .10
Diluted earnings per share                                                                     $  .07           $   .10

Weighted average shares
      outstanding - basic                                                                  13,100,282        13,091,284
Effect of dilutive securities                                                                  67,402            73,865
                                                                                           ----------      ------------
Weighted average shares
      outstanding - dilutive                                                               13,167,684        13,165,149
                                                                                           ==========      ============

The accompanying notes are an integral part of these financial statements.

                           BIOCHEM INTERNATIONAL INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)


                                                                                              Three Months Ended
                                                                                                  September 30
                                                                                               1998              1997
                                                                                               ----              ----
Cash flows from operating activities:
       Net income                                                                       $     929,014      $  1,325,492
       Adjustments to reconcile net cash provided
           by operating activities:
              Depreciation                                                                    121,564            85,250
              Amortization                                                                     40,724            -
              Change in assets and liabilities:
                     Accounts  and notes receivable                                          (107,176)         (387,351)
                     Inventories                                                             (570,938)           38,595
                     Prepaid expenses                                                         (12,009)           (1,896)
                     Accounts payable and accrued liabilities                                 668,826           705,629
                                                                                        -------------     -------------
       Net cash provided by operating activities                                            1,070,005         1,765,719
                                                                                        -------------     -------------
Cash flows from investing activities:
       Business acquisition                                                                (3,907,712)           -
       Property, plant and equipment additions                                               (321,723)         (188,236)
       Disposal of property and equipment at net book value                                   984,333            24,223
                                                                                        -------------     -------------
       Net cash used for investing activities                                              (3,245,102)         (164,013)
                                                                                        -------------     --------------

Cash flows from financing activities:
       Issuance of common stock                                                                   --                --
                                                                                        -------------     -------------

Net increase (decrease) in cash and equivalents                                            (2,175,097)        1,601,706
Cash and equivalents:
       Beginning of period                                                                 13,323,922        10,892,915
                                                                                        -------------     -------------
       End of period                                                                    $  11,148,825     $  12,494,621
                                                                                        =============     =============

Supplemental disclosures of cash flow information:
       Cash paid during the period for interest                                         $        --       $         --
                                                                                        =============     =============

       Cash paid during the period for income taxes                                           $28,000     $     126,778
                                                                                        =============     =============

The accompanying notes are an integral part of these financial statements.

                           BIOCHEM INTERNATIONAL INC.

                          NOTES TO FINANCIAL STATEMENTS


1. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company's 1998 Annual Report on Form 10-K. In the opinion of management, all adjustments necessary to a fair statement of operations and financial position of the Company have been included in the accompanying statements of operations and balance sheets. All adjustments made to the interim financial statements were of a normal, recurring nature.

         The year-end condensed balance sheet data was derived from audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles.




2. Inventories are comprised of:

                                                                                               September 30        June 30
                                                                                                   1998              1998
                                                                                                   ----              ----
         Finished goods                                                                        $    369,543     $     561,440
         Loaner and demonstration                                                                 1,006,646           935,367
         Work in process                                                                          1,303,116         1,043,103
         Purchased material                                                                       2,166,402         1,316,296
                                                                                               ------------     -------------

                                                                                               $  4,845,707     $   3,856,206
                                                                                               ============     =============



3. Property, plant and equipment consists of the following:
                                                                                               September 30         June 30
                                                                                                   1998              1998
                                                                                                   ----              ----
         Land                                                                                $      241,681  $       583,943
         Building                                                                                 2,631,033          724,699
         Leasehold improvements                                                                       3,933          126,841
         Machinery and equipment                                                                  2,224,035        2,121,650
         Office furniture and equipment                                                             332,787          227,024
         Construction in progress                                                                   -              2,502,390
                                                                                               ------------     ------------
                                                                                                  5,433,469        6,286,547
         Less accumulated depreciation                                                           (1,646,839)      (1,734,444)
                                                                                               ------------     ------------
                                                                                               $  3,786,630     $  4,552,103
                                                                                               ============     ============

4.       Anesco acquisition

Effective July 1, 1998, SurgiVet, Inc., a wholly owned subsidiary of the Company, purchased the assets of Anesco, Inc. for $4,000,000 cash. Upon completion of the purchase, the Company recorded $3,277,887 of goodwill. Anesco, Inc. was a manufacturer of veterinary ventilator and anesthesia equipment.


5.       Sale of the Company

On October 9, 1998, the Company entered into an agreement for sale of the Company to Smiths Industries plc, a United Kingdom-based avionics, medical systems and specialized industrial products manufacturer. The purchase price is approximately $6.28 per share to the Company's shareholders. The transaction is expected to close in December, 1998, or January, 1999.

                           BIOCHEM INTERNATIONAL INC.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Financial Condition

Working capital at September 30, 1998 was $16,861,912 as compared to $18,404,401 at June 30, 1998. The decrease in working capital is primarily due to the purchase of the assets of Anesco, Inc. as discussed below. Current cash and cash equivalents were used for this purchase.

The Company's executive offices and production facilities are located at N7 W22025 Johnson Road, Waukesha, Wisconsin. This facility was completed and ready for occupancy in early July 1998. During the move, manufacturing was not operational for 2 days early in July, and administration was down for less than a day; accordingly, the impact on operations was minimal. The Company used current cash and cash equivalent balances to fund the purchase and build-out. This new facility will allow the Company the space needed for growth and efficient operations.

The Company closed on the sale of its previous facility located at W238 N1650 Rockwood Drive, Waukesha, Wisconsin on July 24, 1998. The land and building were sold for $785,000, which constitutes a small gain over net book value. BCI had purchased this facility on June 30, 1995. The Company has also closed on the sale of the land adjacent to its previous facility on September 24, 1998 for $255,000, an amount approximately equal to net book value.

As disclosed on Form 8-K, dated October 14, 1998, the Company has entered into an agreement for sale of the Company to Smiths Industries plc, a United Kingdom-based avionics, medical systems and specialized industrial products manufacturer. The purchase price is approximately $6.28 per share to the Company's shareholders. The transaction is expected to close in December, 1998, or January, 1999.

The Company has reviewed its computer and other systems to identify those areas that could be adversely affected by Year 2000 software failures. It has been determined that the Company's products are fully Year 2000 compliant. All software except for the Company's integrated computer based business system is Year 2000 compliant. As a result, we have begun the research and analysis needed to replace the current business system expected to have an estimated cost of $300,000. Many of the off-the-shelf variety of software programs the Company uses are already compliant, the few that are not will be upgraded to compliant versions or replaced at minimal cost. The Company is currently verifying the Year 2000 compliance of our computer hardware and operating systems and is approximately fifty percent completed with this project. This review is expected to be completed by the end of the calendar year. Additionally, the Company has assessed the compliance of its office equipment (fax machines, copiers, telephone system, etc.) and determined that these systems are fully compliant. In 1999, the Company will review the Year 2000 compliance of its customers and vendors.

Beyond the above review procedures, the Company is continuing to develop a Year 2000 contingency plan, should a Year 2000 compliance issue arise. However, there can be no assurance that customers, suppliers and service providers on which the Company relies will resolve their Year 2000 issues. Failure to complete the Year 2000 project in a timely manner could have a material adverse effect on future operating results or financial condition.

Effective July 1, 1998, SurgiVet, Inc., a wholly owned subsidiary of the Company, purchased the assets of Anesco, Inc. for $4,000,000 cash. Upon completion of the purchase, the Company recorded $3,277,887 of goodwill. Anesco, Inc. was a manufacturer of veterinary ventilator and anesthesia equipment.

Results of Operations

Net sales for the three-month period ended September 30, 1998 decreased 6.7% from the corresponding prior year period. This decrease results from a decrease in sales to both our direct domestic customers and to our international dealers, primarily of our handheld pulse oximeters and handheld capnometers, but also in sales of higher end products. Also in the first quarter, the Company discontinued several old product lines in anticipation of introducing new products. These new products are being introduced in the second quarter. The decrease in sales of the BCI products is partially offset by approximately $800,000 in sales of SurgiVet products.

Other income for the three- month period ended September 30, 1998 consists primarily of interest income.

Cost of goods sold as a percentage of net sales was approximately 43.5% during the three-month period ended September 30, 1998 compared to 43.4% for the corresponding period ended September 30, 1997. This fluctuation is attributable to a change in the product mix sold among periods.

Selling, general and administrative expenses were 30.7% of net sales in the three-month period ending September 30, 1998 compared to 22.9% during the same period of the prior year. This percentage increase is due in part to the decrease in sales mentioned above. Actual expenses increased by $422,000 or 25% over the prior period. This is primarily due to additional expenses for domestic sales territory expansion, and additional operating expenses for the Company's veterinary division, SurgiVet, and also costs for the acquisition of Anesco.

The increase in engineering, research and development expenditures during the three-month period ended September 30, 1998 of 20.5% compared to prior year reflects development and regulatory cost related to new products. Overall, BCI has committed to spending more in this area to continue its new product introduction cycle.

All other costs and expenses of the Company remained relatively constant when comparing the first three months of fiscal 1999 to that of fiscal 1998.



                           PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

None


ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

The following Form 8-K was filed with the Commission during the quarter ended September 30, 1998:

(1) Form 8-K dated July 8, 1998:

Item 2 Acquisition of Assets: The Company's wholly-owned subsidiary, SurgiVet, Inc., acquired substantially all of the assets of Anesco, Inc., pursuant to an Asset Purchase Agreement effective July 1, 1998.

(2) Form 8-K dated September 9, 1998:

Item 5 Other Events: The Company announced it has entered into discussions with Smiths Industries plc, for the acquisition of the Company.

(3) Form 8-K dates October 14, 1998:

Item 5 Other Events: The Company entered into an agreement with Smiths Industries plc, for the acquisition of the Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  November 13, 1998             By   /s/ David H. Sanders
                                          ---------------------
                                          David H. Sanders
                                          Chairman of the Board and
                                          Chief Executive Officer

Dated:  November 13, 1998             By   /s/ Frank A. Katarow
                                          ---------------------
                                          Frank A. Katarow
                                          President and Chief
                                          Operating Officer

Dated:  November 13, 1998             By  /s/ Mary K. Hamkins
                                          -------------------
                                          Mary K. Hamkins
                                          Director of Finance
                                          (Chief Accounting Officer)

[ARTICLE] 5
[MULTIPLIER] 1,000

[PERIOD-TYPE]                   3-MOS
[FISCAL-YEAR-END]                          JUN-30-1999
[PERIOD-START]                             JUL-01-1998
[PERIOD-END]                               SEP-30-1998
[CASH]                                          11,149
[SECURITIES]                                         0
[RECEIVABLES]                                    3,955
[ALLOWANCES]                                         0
[INVENTORY]                                      4,846
[CURRENT-ASSETS]                                20,329
[PP&E]                                           5,433
[DEPRECIATION]                                   1,646
[TOTAL-ASSETS]                                  29,229
[CURRENT-LIABILITIES]                            3,468
[BONDS]                                              0
[PREFERRED-MANDATORY]                                0
[PREFERRED]                                          0
[COMMON]                                           262
[OTHER-SE]                                      25,499
[TOTAL-LIABILITY-AND-EQUITY]                    29,229
[SALES]                                          6,925
[TOTAL-REVENUES]                                 7,145
[CGS]                                            3,013
[TOTAL-COSTS]                                    3,013
[OTHER-EXPENSES]                                 2,701
[LOSS-PROVISION]                                     0
[INTEREST-EXPENSE]                                   0
[INCOME-PRETAX]                                  1,431
[INCOME-TAX]                                       502
[INCOME-CONTINUING]                                929
[DISCONTINUED]                                       0
[EXTRAORDINARY]                                      0
[CHANGES]                                            0
[NET-INCOME]                                       929
[EPS-PRIMARY]                                      .07
[EPS-DILUTED]                                      .07